UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

ALTERYX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

To the Stockholders of Alteryx, Inc.:

You are cordially invited to attend a special meeting of stockholders (which we refer to, together with any adjournment, postponement, or other delay thereof, as the “special meeting”) of Alteryx, Inc. (which we refer to as “Alteryx”). The special meeting will be held on Wednesday, March 13, 2024, at 10:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/AYX2024SM. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated December 18, 2023 (which we refer to as the “merger agreement”), by and among Azurite Intermediate Holdings, Inc, a Delaware corporation (which we refer to as “Parent”), Azurite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and Alteryx. Funds managed by affiliates of Clearlake Capital Group, L.P. (which we refer to as “Clearlake”) and Insight Venture Management, LLC (which we refer to as “Insight”) have committed to capitalize Parent on the closing date of the merger.

We refer to the merger of Merger Sub with and into Alteryx as the “merger.” At the special meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and a proposal for the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Clearlake is an investment firm operating integrated businesses across private equity, credit and other related strategies. The firm’s core target sectors are technology, industrials, and consumer. Insight is a global software investor partnering with high-growth technology, software, and Internet startup and ScaleUp companies that are driving transformative change in their industries.

If the merger is completed, you will be entitled to receive $48.25 in cash, without interest and less any applicable withholding taxes, for each share of our Class A common stock and Class B common stock that you own immediately prior to the merger (unless you have properly exercised your appraisal rights). This amount constitutes a premium of approximately 59 percent to Alteryx’s unaffected closing stock price on September 5, 2023, the last full trading day prior to media reports regarding a possible sale of Alteryx.

The accompanying proxy statement describes the actions and determinations of Alteryx’s Board of Directors (which we refer to as the “Alteryx Board”) and the Special Committee of the Alteryx Board (which we refer to as the “Special Committee”) in connection with their consideration of the merger agreement, the merger and related matters.

The Special Committee, after considering the factors more fully described in the enclosed proxy statement: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement. In addition, the Alteryx Board, after considering the factors more fully described in the enclosed proxy statement: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Alteryx and its stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

The Alteryx Board recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement and the merger, and the other proposals to be considered at the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement.

The accompanying proxy statement also describes the actions and determinations of the Alteryx Board in connection with its evaluation of the merger agreement and the merger. Please read the accompanying proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares that you own.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-7574

Banks and Brokers Call: (212) 596-7578

Email: AYX@dfking.com

On behalf of the Alteryx Board, thank you for your support.

Very truly yours,

Dean A. Stoecker
Executive Chairman

The accompanying proxy statement is dated February 9, 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on or about February 9, 2024.

YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE). You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety, as they contain important information. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-7574

Banks and Brokers Call: (212) 596-7578

Email: AYX@dfking.com

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON WEDNESDAY, MARCH 13, 2024

Notice is given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Alteryx, Inc., a Delaware corporation (which we refer to as “Alteryx”), will be held on Wednesday, March 13, 2024, at 10:00 a.m., Pacific time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated December 18, 2023, by and among Azurite Intermediate Holdings, Inc, a Delaware corporation, Azurite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and Alteryx (which we refer to as the “merger agreement”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger of Merger Sub with and into Alteryx (which we refer to as the “merger”);

3.

To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

4.	To transact any other business that may properly come before the special meeting.

The special meeting will be held by means of a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/AYX2024SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at 10:00 a.m., Pacific time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Only Alteryx stockholders as of the close of business on January 31, 2024, are entitled to notice of, and to vote at, the special meeting.

Alteryx’s Board of Directors recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Alteryx stockholders of record or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our Class A common stock and Class B common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $48.25 per share in cash if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”). To do so, an Alteryx stockholder of record or beneficial owner must properly demand appraisal before the vote is taken to adopt the merger agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. A copy of Section 262 of the DGCL is available as a publicly available electronic resource, which may be accessed without subscription or cost, at the following hyperlink, which is incorporated in this notice by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

By Order of the Board of Directors,

Christopher M. Lal
Chief Legal Officer and Corporate Secretary

Dated: February 9, 2024

Irvine, California

ALTERYX, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON WEDNESDAY, MARCH 13, 2024

This proxy statement is dated February 9, 2024, and, together with the enclosed form of proxy card,

is first being sent to stockholders on or about February 9, 2024.

i

ii

TRANSACTION SUMMARY

Except as otherwise specifically noted in this proxy statement, “Alteryx,” “we,” “our,” “us” and similar words refer to Alteryx, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, the “Alteryx Board” refers to Alteryx’s Board of Directors. Throughout this proxy statement, we refer to Azurite Intermediate Holdings, Inc., as “Parent,” and Azurite Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated December 18, 2023, by and among Parent, Merger Sub and Alteryx as the “merger agreement.”

This summary highlights selected information from this proxy statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Parent) with and into Alteryx with Alteryx surviving and continuing as a wholly owned subsidiary of Parent. We refer to that transaction as the “merger.”

This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Introduction

On December 18, 2023, Alteryx agreed to be acquired by affiliates of funds managed by Clearlake Capital Group, L.P. (which we refer to as “Clearlake”) and Insight Venture Management, LLC (which we refer to as “Insight”). If the merger is completed, each outstanding share of our Class A common stock and Class B common stock will be converted into the right to receive $48.25 per share in cash (subject to certain exceptions), without interest and less any applicable withholding taxes. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Parties Involved in the Merger

Alteryx

We are a leader in analytics automation. The Alteryx Analytics Automation Platform empowers “analytics for all” by delivering easy, end-to-end automation of data engineering, analytics, reporting, machine learning, and data science processes. With embedded artificial intelligence capabilities that accelerate the discovery and sharing of analytics insights, our platform enables enterprises to democratize data analytics across their organizations for a broad range of use cases. Whether working in the cloud or on-premise, data workers, regardless of technical acumen, are empowered to discover insights and solve problems. With the Alteryx Analytics Automation Platform, users can automate the full range of analytics and data science processes, embed intelligent decision making and actions, and drive both top and bottom-line impact, efficiency gains, and competitive advantage.

Our Class A common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “AYX.” Alteryx’s corporate offices are located at 17200 Laguna Canyon Road, Irvine, CA 92618, and its telephone number is (888) 836-4274.

Azurite Intermediate Holdings, Inc.

Parent was formed on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Parent’s address is c/o Clearlake Capital Group, L.P., 233 Wilshire Blvd., Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

Azurite Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was formed on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Alteryx will continue as the surviving corporation of the merger.

Merger Sub’s address is c/o Clearlake Capital Group, L.P., 233 Wilshire Blvd., Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

Clearlake

Clearlake is an investment firm operating integrated businesses across private equity, credit, and other related strategies. The firm’s core target sectors are technology, industrials, and consumer.

Clearlake’s address is 233 Wilshire Blvd., Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.

Insight

Insight is a global software investor partnering with high-growth technology, software, and Internet startup and ScaleUp companies that are driving transformative change in their industries.

Insight’s address is 1114 Avenue of the Americas, 36th Floor, New York, NY 10036, and its telephone number is (212) 230-9200.

Relationship of Parent and Merger Sub with Clearlake and Insight

In connection with the transactions contemplated by the merger agreement, funds managed by affiliates of Clearlake and Insight (which we refer to as the “Buyer Funds”) have committed to capitalize Parent on the closing date of the merger (which we refer to as the “closing date”) on the terms and subject to the conditions set forth in the equity commitment letters (as defined below). This amount will be sufficient to fund the aggregate purchase price and the other payments contemplated by the merger agreement (in each case, on the terms and subject to the conditions as described further in this proxy statement under the caption “The Merger—Financing of the Merger”).

Effect of the Merger

On the terms and subject to the conditions of the merger agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), at the effective time of the merger: (1) Merger Sub will merge with and into Alteryx; (2) the separate corporate existence of Merger Sub will cease; and (3) Alteryx will continue as the surviving corporation of the merger and as a wholly owned subsidiary of Parent. Throughout this proxy statement, we use the term “surviving corporation” to refer to Alteryx as the surviving corporation following the merger.

As a result of the merger, Alteryx will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The time at which the merger becomes effective (which we refer to as the “effective time of the merger”) will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as Alteryx, Parent and Merger Sub may agree and specify in the certificate of merger).

Per Share Price

On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than as specified in the merger agreement) will be automatically converted into the right to receive an amount in cash equal to $48.25, without interest and less any applicable withholding taxes. We refer to this amount as the “per share price.”

At or prior to the closing of the merger (which we refer to as the “closing”), a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate per share price in exchange for the shares of our common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share price for each share of our common stock that you own, but you will no longer have any rights as a stockholder (except that our stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of our stockholders will be held on Wednesday, March 13, 2024, at 10:00 a.m., Pacific time. You may attend the special meeting solely via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/AYX2024SM. We refer to the special meeting, together with any adjournment, postponement or other delay thereof, as the “special meeting.” You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

Purpose

At the special meeting, we will ask stockholders to vote on the following proposals:

•	Proposal 1: to adopt the merger agreement;

•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and

•

Proposal 3: to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our Class A common stock or Class B common stock as of the close of business on January 31, 2024 (which we refer to as the “record date”).

As of the close of business on the record date, there were 64,386,678 shares of our Class A common outstanding and entitled to vote at the special meeting. For each share of our Class A common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting. As of the close of business on the record date, there were 7,884,450 shares of our Class B common outstanding and entitled to vote at the special meeting. For each share of our Class B common stock that you owned as of the close of business on the record date, you will have ten votes on each matter submitted for a vote at the special meeting.

In the aggregate, 72,271,128 shares of our common stock are outstanding and entitled to vote at the special meeting, representing 143,231,178 total votes.

Quorum

The holders of a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum. A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL.

Required Vote

The proposals to be voted on at the special meeting require the following votes:

•

Proposal 1: Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all issued and outstanding shares of our common stock (voting together as a single class) as of the record date.

•

Proposal 2: Approval of the proposal to approve the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal. This vote will be on a non-binding, advisory basis.

•

Proposal 3: Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal.

Voting and Proxies

Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:

•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);

•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or

•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the special meeting and voting at the special meeting.

If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ARE ALL NON-ROUTINE MATTERS, AND BANKS, BROKERS AND OTHER NOMINEES CANNOT VOTE ON THESE PROPOSALS WITHOUT YOUR INSTRUCTIONS. THEREFORE, IT IS IMPORTANT THAT YOU CAST YOUR VOTE OR INSTRUCT YOUR BANK, BROKER OR OTHER NOMINEE ON HOW YOU WISH TO VOTE YOUR SHARES.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Recommendation of the Alteryx Board and Reasons for the Merger

As described in this proxy statement, the Alteryx Board established a Special Committee of the Alteryx Board (which we refer to as the “Special Committee”) and resolved that Alteryx would not effectuate any strategic transaction involving Alteryx, including the merger, if such transaction had not first been approved or recommended by the Special Committee. For more information on the actions and determinations of the Alteryx Board and the Special Committee in connection with their consideration of the merger agreement and the merger, please see the section of this proxy statement captioned “The Merger—Background of the Merger.”

The Special Committee, after considering the various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement. In addition, the Alteryx Board, after considering the various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Alteryx and its stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

The Alteryx Board recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Qatalyst Partners LP

Qatalyst Partners LP (which we refer to as “Qatalyst Partners”) delivered its oral opinion to the Alteryx Board on December 18, 2023, subsequently confirmed in writing, to the effect that, as of December 18, 2023, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners, dated December 18, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion, is attached to this proxy statement as Annex B. The summary of Qatalyst Partners’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Qatalyst Partners’ written opinion. Qatalyst Partners provided Alteryx with financial advisory services and its opinion in connection with the merger. Qatalyst Partners’ opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter and does not in any manner address the price at which our common stock will trade at any time.

For additional information, see the section of this proxy statement captioned “The Merger—Opinion of Qatalyst Partners LP” and the full text of the written opinion of Qatalyst Partners attached as Annex B to this proxy statement.

Treatment of Equity Awards in the Merger

The merger agreement provides that Alteryx’s equity awards that are outstanding immediately prior to the effective time of the merger will be treated in the following manner in connection with the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares—Treatment of Equity Awards; ESPP.”

Treatment of Alteryx Restricted Stock Units

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At the effective time of the merger, each outstanding Alteryx restricted stock unit (including each performance-based restricted stock unit) (which we refer to as an “Alteryx RSU”) that is vested (but not yet settled) at the effective time of the merger or that vests as a result of the closing of the merger will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of Alteryx Class A common stock subject to such vested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. We refer to each of these Alteryx RSUs as a “vested Alteryx RSU.”

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Except as described in the next bullet, at the effective time of the merger, each outstanding Alteryx RSU that is not a vested Alteryx RSU and that is not a performance-based Alteryx RSU that has not become eligible for vesting as of the effective time of the merger based on the actual or deemed achievement of the applicable performance-based metrics will be automatically cancelled and converted into the contingent right to receive an amount in cash (which we refer to as a “converted cash award”) equal to (1) the total number of shares of Alteryx Class A common stock subject to such unvested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx RSU immediately prior to the effective time of the merger. We refer to each of these Alteryx RSUs, including those performance-based RSUs that become eligible for vesting as of the effective time of the merger based on the actual or deemed achievement of the applicable performance-based metrics, as an “unvested Alteryx RSU.”

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At the effective time of the merger, each outstanding performance-based Alteryx RSU that has not become eligible for vesting as of the effective time of the merger based on the actual or deemed achievement of the applicable performance-based metrics will be automatically cancelled for no consideration or payment.

Treatment of Alteryx Options

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At the effective time of the merger, each outstanding Alteryx stock option (which we refer to as an “Alteryx option”) that is vested will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of Alteryx Class A common stock or Class B common stock subject to the vested Alteryx option, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such vested Alteryx option, without interest and less any applicable withholding taxes. We refer to each of these Alteryx options as a “vested Alteryx option.”

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At the effective time of the merger, each outstanding Alteryx option that is not a vested Alteryx option and has a per share exercise price that is less than the per share price will be automatically cancelled and converted into a converted cash award equal to (1) the total number of shares of Alteryx Class A common stock or Class B common stock subject to such unvested Alteryx option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such unvested Alteryx option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx option immediately prior to the effective time of the merger. We refer to each of these Alteryx options as an “unvested Alteryx option.”

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Any Alteryx option (whether vested or unvested) that has a per share exercise price that is greater than or equal to the per share price (which we refer to as an “out-of-the-money Alteryx option”) will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of the ESPP

With respect to our 2017 Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”), we have taken, or will take, all actions necessary to provide that, from the date of the merger agreement:

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no employee participating in the ESPP offering period in effect on the date of the merger agreement may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP offering period in effect on the date of the merger agreement;

•	no new offering period will commence under the ESPP; and

•	the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.

Prior to the effective time of the merger, we will take all action that may be reasonably necessary to, effective upon the consummation of the merger:

•	terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than two business days prior to the closing;

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make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and

•	cause the exercise of each outstanding purchase right pursuant to the ESPP as of no later than one business day prior to the closing.

Employee Benefits

From and after the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) honor all of our plans, practices or policies or other arrangements providing for compensation or benefits for our service providers (which we refer to as “Alteryx benefit plans”) in accordance with their terms as in effect immediately prior to the effective time of the merger (excluding our equity plans and certain bonus and commission plans), except that the surviving corporation is permitted to amend or terminate any Alteryx benefit plans in accordance with their terms or if otherwise required by applicable law.

We refer to each individual who is an employee of Alteryx or any of our subsidiaries immediately prior to the effective time of the merger and continues to be an employee of Parent or one of its subsidiaries (including the surviving corporation) immediately following the effective time of the merger as a “continuing employee.”

For the 12-month period beginning at the effective time of the merger (which we refer to as the “benefits period”), the surviving corporation and its subsidiaries will, generally speaking:

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maintain the Alteryx benefit plans for the benefit of each continuing employee (other than the opportunity to participate in equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree health or welfare benefits, and any bonus, retention or change in control plans, other than our annual cash bonus plan and commission plan (which we refer to as the “excluded benefits”)) on terms and conditions that are no less favorable in the aggregate than those in effect on December 18, 2023 (except that for continuing employees outside of the United States, changes may be made to terms of employment and benefits to the extent required by applicable law); and

•	not decrease base compensation or the target annual cash incentive compensation opportunity for any continuing employee employed during that period.

Interests of Alteryx’s Directors and Executive Officers in the Merger

When considering the recommendation of the Alteryx Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, the Alteryx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests included the following:

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For our executive officers, the treatment of their outstanding Alteryx RSUs and Alteryx options, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

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For our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of their Alteryx RSUs, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

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The entitlement of each of our executive officers (other than Mark Anderson following his resignation as our chief executive officer effective January 26, 2024 which resignation did not entitle Mr. Anderson to receive any severance benefits) to receive payments and benefits pursuant to severance and change in control agreements previously entered into with Alteryx (which we refer to as the “severance agreements”). For our named executive officers, if, during the period beginning three months before our change in control through 12 months after our change in control, we terminate their employment for any reason other than “cause,” death or “disability” or they resign for “good reason,”

in each case as set forth in their respective severance agreement, these payments and benefits would include:

•	a lump sum payment equal to 12 months’ base salary;

•	a lump sum equal to 100 percent of the executive’s target annual bonus for the year of termination;

•	payment of COBRA continuation coverage premiums for the executive officer and the executive officer’s dependents for up to 12 months; and

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100 percent acceleration of then-outstanding but unvested equity awards, except that awards subject to performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement.

•	The continued indemnification and insurance coverage for our directors and executive officers from the surviving corporation and Parent under the terms of the merger agreement.

•	Jeff Horing, one of the members of the Alteryx Board (but not a member of the Special Committee), is a senior executive at Insight.

Appraisal Rights

If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold their applicable shares of our common stock through the effective time of the merger; (3) properly demand appraisal of their applicable shares; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of our common stock in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective time of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner may submit a demand for appraisal. To exercise appraisal rights, such person must (1) submit a written demand for appraisal to Alteryx before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continue to hold of record or own beneficially the subject shares of our common stock through the effective time of the merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Alteryx unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(1) of Section 262 of the DGCL, this proxy statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement, or any of the documents incorporated herein or therein by reference, and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, unless otherwise expressly noted herein. All references in Section 262 and in this summary to a “beneficial owner” means a person who is the beneficial owner of shares of stock held either in a voting trust or by a nominee on behalf of such person, unless otherwise expressly noted.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”) has expired or otherwise been terminated, and all consents pursuant to certain antitrust laws (which we refer to as the “specified antitrust laws”) have been obtained or any waiting period thereunder (including any extensions thereof) has expired or been terminated.

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United States. Alteryx and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the Federal Trade Commission (which we refer to as the “FTC”) and the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) on December 29, 2023. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on January 29, 2024.

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European Union. Under the Council Regulation (EC) No. 139/2004 of January 2004, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “EU Merger Regulation”), the merger cannot be completed until the merger is notified to the European Commission and receives clearance. The parties must wait to implement the merger until after the European Commission has issued a decision declaring the merger compatible with the internal market. Parent, in coordination and consultation with Alteryx, also filed a draft Short Form CO notification to the European Commission on January 15, 2024.

Financing of the Merger

The transactions contemplated by the merger agreement, including the payment of consideration due to our stockholders and the holders of our equity awards under the merger agreement, and the payment of all related fees and expenses, will be funded with the proceeds of committed equity financing, as further described below.

Pursuant to equity commitment letters (which we refer to as the “equity commitment letters”), the Buyer Funds have committed to capitalize Parent on the closing date on the terms and subject to the conditions set forth in the equity commitment letters.

For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Voting Agreement

In connection with entering into the merger agreement, on December 18, 2023, following approval by the Alteryx Board, Dean Stoecker, as well as certain of his affiliated entities, in each case solely in their capacities as stockholders of Alteryx, entered into a voting agreement (which we refer to as the “voting agreement”) with Parent and Alteryx. The voting agreement obligates the applicable stockholders to, among other things, vote their respective shares of our Class A common stock and Class B common stock in favor of the proposal to adopt the merger agreement. However, if the Alteryx Board withdraws its recommendation to Alteryx’s stockholders to vote in favor of the proposal to adopt the merger agreement, then the applicable stockholders have agreed to instead vote their shares of our Class A common stock and Class B common stock in the same proportion (for, against or abstain) as the votes that are collectively cast by all of the other holders of our Class A common stock and Class B common stock with respect to, among other matters described in the voting agreement, the proposal to adopt the merger agreement. The voting agreement terminates in certain circumstances, including upon termination of the merger agreement in accordance with its terms. The voting agreement also contains restrictions on the transfer and conversion of shares of our common stock held by the applicable stockholders, subject to certain exceptions.

The voting agreement covers approximately 49.7 percent of the voting power of the shares of our common stock outstanding and entitled to vote at the special meeting as of the record date. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreement.”

No Solicitation of Other Acquisition Offers

From the date of the merger agreement until the earlier to occur of the effective time of the merger and the termination of the merger agreement (which we refer to as the “no-shop period”), Alteryx agreed to cease, and agreed to (1) cause its subsidiaries and its executive officers and directors to cease; (2) use reasonable best efforts to cause its legal and financial advisors to cease; and (3) not authorize or direct any of its or its subsidiaries’ other representatives to engage in or continue, any discussions or negotiations with, and terminate any data room access (or other access to diligence) of any third person and its representatives relating to, or that would reasonably be expected to lead to, an acquisition transaction.

In particular, on the terms and subject to the conditions of the merger agreement, during the no-shop period, Alteryx, its subsidiaries, and Alteryx’s directors and executive officers will not authorize or direct any of its or its subsidiaries’ other representatives to, directly or indirectly:

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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

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furnish to any third person or group (other than Parent, Merger Sub or any of their respective representatives) any non-public information relating to Alteryx or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Alteryx or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to solicit or induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

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participate in, engage in or knowingly facilitate discussions or negotiations with any third person or group with respect to an acquisition proposal or with respect to any inquiries from third persons or groups relating to the making of an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement (we refer to any of these as an “alternative acquisition agreement”); or

•	authorize or commit to do any of the foregoing.

However, prior to the adoption of the merger agreement by our stockholders, Alteryx and the Alteryx Board (or a committee thereof) may, directly or indirectly through one or more of their representatives, and subject to entry into an appropriate confidentiality agreement (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Alteryx or any of its subsidiaries to; (3) afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of Alteryx or any of its subsidiaries to; or (4) otherwise facilitate the making of a superior proposal by, in each case, any person or group or their respective representatives and financing sources that has made, renewed or delivered to Alteryx an acquisition proposal after the date of the merger agreement that was not solicited in material breach of the applicable restrictions. Alteryx and the Alteryx Board (or a committee thereof) may only take the foregoing actions if the Alteryx Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

Alteryx is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Alteryx terminates the merger agreement in order to accept a superior proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers.”

Change in the Alteryx Board’s Recommendation

The Alteryx Board may not withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it (or a committee of the Alteryx Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the Alteryx Board’s fiduciary duties pursuant to applicable law and the Alteryx Board (or a committee thereof) complies in all material respects with the terms of the merger agreement.

Moreover, the Alteryx Board cannot withdraw its recommendation that our stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent during a specified period. If Alteryx or Parent terminates the merger agreement under certain circumstances, including because the Alteryx Board withdraws its recommendation that our stockholders adopt the merger agreement, then Alteryx must pay to Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—The Alteryx Board’s Recommendation; Board Recommendation Change.”

Conditions to the Closing of the Merger

The respective obligations of Parent, Merger Sub and Alteryx, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of our stockholders;

•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act;

•	the receipt of all consents pursuant to the specified antitrust laws or the expiration or termination of any waiting period thereunder; and

•	the absence of any of the following (each of which we refer to as a “restraint”), that in each case, would prevent, materially restrain or materially impair the consummation of the merger:

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any temporary restraining order, injunction or other judgment or order issued by any court of competent jurisdiction, or other legal or regulatory restraint or prohibition issued by a governmental authority of competent jurisdiction;

•	any action taken by any governmental authority of competent jurisdiction; and

•	any law enforced or deemed applicable to the merger by any governmental authority of competent jurisdiction.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:

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the accuracy of the representations and warranties of Alteryx set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing or the date in respect of which such representation or warranty was specifically made;

•	Alteryx having performed in all material respects all covenants in the merger agreement required to be performed by it at or prior to the closing;

•	receipt by Parent and Merger Sub of a customary closing certificate of Alteryx; and

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no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the merger agreement that is continuing.

In addition, the obligations of Alteryx to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Alteryx:

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the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

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Parent and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing; and

•	the receipt by Alteryx of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following circumstances:

•	by mutual written agreement of Alteryx and Parent;

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by either Alteryx or Parent if a restraint, which would, in each case, prevent, materially restrain or materially impair the consummation of the merger, becomes final and non-appealable, except that such right to terminate will not be available to any party that has failed to comply in all material respects with certain covenants set forth in the merger agreement;

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the merger has not been consummated by 11:59 p.m., Pacific time, on June 18, 2024 (which we refer to as the “termination date”), except that if as of the termination date, (a) the relevant waiting periods or required consents or clearance required under the HSR Act or certain specified antitrust laws have not been obtained or (b) there is a restraint in place that is related to antitrust laws or foreign direct investment laws, then, in each case, the termination date will automatically be extended up to two times for three months each, except that neither Alteryx or Parent may terminate the merger agreement pursuant to this provision if (1) the other party has the right to terminate the merger agreement pursuant to certain termination provisions of the merger agreement; (2) the other party is seeking specific performance in accordance with the terms of the merger agreement; or (3) such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, either the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date or the failure of the effective time of the merger to have occurred prior to the termination date; or

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our stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of our stockholders at the special meeting;

•	by Alteryx if:

•	subject to a 30-day cure period, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, unless Alteryx is in material breach of the terms of the merger agreement such that a condition to Parent’s and Merger Sub’s obligation to consummate the merger is not satisfied;

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prior to the adoption of the merger agreement by our stockholders: (1) Alteryx has received a superior proposal as defined in the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Other Acquisition Offers;” (2) the Alteryx Board (or a committee thereof) has authorized Alteryx to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal in connection with the termination of the merger agreement; (3) Alteryx has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Alteryx pays, or causes to be paid, to Parent or its designee the applicable termination fee prior to or concurrently with such termination; or

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(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; (2) Parent and Merger Sub fail to consummate the closing as required under the terms of the merger agreement; (3) Alteryx has notified Parent in writing that if Parent performs its obligations under the merger agreement and the equity financing contemplated by the equity commitment letters is funded, then Alteryx stands ready, willing and able to consummate, and irrevocably commits (unless the merger agreement is validly terminated pursuant to the terms of the merger agreement) to consummate, the closing; (4) Alteryx gives Parent written notice at least three business days prior to such termination stating Alteryx’s intention to terminate the merger agreement; and (5) the closing has not been consummated by the end of such three business day period; and

•	by Parent if:

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subject to a 30-day cure period, Alteryx has breached or failed to perform any of its representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, unless Parent or Merger Sub is in material breach of the terms of the merger agreement such that a condition to Alteryx’s obligation to consummate the merger is not satisfied; or

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the Alteryx Board (or a committee thereof) has effected an Alteryx Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Alteryx Board’s Recommendation; Board Recommendation Change”) or if there has been a willful breach by Alteryx of its obligations under the merger agreement not to solicit an alternative transaction in a manner that is material.

Termination Fees and Remedies

The merger agreement contains certain termination rights for Alteryx and Parent. Upon valid termination of the merger agreement under specified circumstances, Alteryx must pay Parent (or its designee) a termination fee of $135.0 million. Specifically, this termination fee will be payable by Alteryx to Parent if the merger agreement is terminated:

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by Alteryx, prior to the adoption of the merger agreement by the requisite affirmative vote of our stockholders, if (1) Alteryx has received a superior proposal; (2) the Alteryx Board (or a committee thereof) authorizes the acceptance of that superior proposal; and (3) Alteryx has complied in all material respects with its obligations under the alternative solicitation provisions in the merger agreement;

•

by Parent if the Alteryx Board (or a committee thereof) changes its recommendation with respect to the merger or there has been a willful breach of Alteryx’s obligations under the merger agreement not to solicit an alternative transaction in a manner that is material; or

•

by Alteryx due to our failure to obtain the required approval of our stockholders or if the merger is not completed by the termination date and, at the same time in each case, Parent also had the right to terminate the merger agreement because the Alteryx Board (or a committee thereof) changed its recommendation with respect to the merger.

The termination fee will also be payable by Alteryx if:

•

the merger agreement is terminated (1) because the merger is not completed by the termination date (and certain of the closing conditions set forth in the merger agreement have been or are capable of being satisfied); (2) because of Alteryx’s failure to obtain the required approval of our stockholders; or (3) subject to a 30-day cure period, because Alteryx breaches or fails to perform any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied, unless Parent or Merger Sub is in material breach of the terms of the merger agreement such that a condition to Alteryx’s obligation to consummate the merger is not satisfied;

•

Parent or Merger Sub have not breached any of their respective representations, warranties or covenants in the merger agreement, which breach or failure to perform would result in a failure of certain closing conditions to be satisfied, or any such breach or failure to perform was cured prior to, or is otherwise not continuing as of, the termination of the merger agreement;

•

following the execution and delivery of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed, generally speaking, or, in certain circumstances, otherwise provided to the Alteryx Board, and not withdrawn or otherwise abandoned; and

•

Alteryx subsequently consummates, or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination.

The merger agreement also provides that Alteryx, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Alteryx may only cause (1) Parent and Merger Sub to consummate the merger; and (2) Parent to cause the equity financing to be funded pursuant to the equity commitment letters, if certain conditions are satisfied.

Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the merger agreement are capped at $230.0 million, plus certain reimbursement obligations, and Alteryx’s liability for monetary damages for breaches of the merger agreement is capped at $135.0 million, plus certain enforcement expenses up to $20.0 million.

Limited Guarantees

Pursuant to the limited guarantees delivered by the Buyer Funds in favor of Alteryx, dated as of December 18, 2023 (which we refer to as the “limited guarantees”), the Buyer Funds agreed to guaranty the due, punctual and complete payment of certain of the liabilities and obligations of Parent and Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Alteryx, as specified in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger—Limited Guarantees.”

Delisting and Deregistration of Our Class A Common Stock

If the merger is completed, our Class A common stock will no longer be publicly traded on the NYSE. In addition, our Class A common stock will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”), and we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of our Class A common stock.

Effect on Alteryx if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Alteryx will remain an independent public company; (2) our Class A common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

Litigation Relating to the Merger

On February 8, 2024, a purported stockholder of Alteryx filed a complaint in the U.S. District Court for the Southern District of New York against Alteryx and the members of the Alteryx Board, captioned Tuls v. Alteryx, Inc., et al., Case No. 1:24-cv-00936 (which we refer to as the “Complaint”).The Complaint asserts claims against the defendants under Section 14(a) of the Exchange Act, and SEC Rule 14a-9, for issuing Alteryx’s proxy statement with allegedly false and misleading statements of material fact and alleged omissions of material fact, and against the individual defendants under Section 20(a) of the Exchange Act for alleged control person liability. The Complaint seeks, among other relief, to enjoin the closing of the merger unless and until defendants cure certain of the alleged disclosure deficiencies in the proxy statement and also seeks an award of attorneys’ fees and costs.

Defendants believe that the disclosures in the proxy statement comply fully with all applicable laws. Additional lawsuits arising out of the merger may be filed. No assurances can be made as to the outcome of the Complaint or other such lawsuits.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On December 18, 2023, we announced that Alteryx entered into the merger agreement. Under the merger agreement, Parent will acquire Alteryx for $48.25 in cash per share of our common stock, without interest and less any applicable withholding taxes. In order to complete the merger, our stockholders must vote to approve the proposal to adopt the merger agreement at the special meeting. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Alteryx Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed merger and what effects will it have on Alteryx?

A:

The proposed merger will result in the acquisition of Alteryx by Parent. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, then Merger Sub will merge with and into Alteryx, with Alteryx continuing as the surviving corporation. As a result of the merger, Alteryx will become a wholly owned subsidiary of Parent, and our Class A common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, holders of our Class A common stock will not own any shares of capital stock of the surviving corporation.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive $48.25 in cash (subject to certain exceptions), without interest and less any applicable withholding taxes, for each share of our common stock that you own immediately prior to the merger, unless you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock, you will receive $4,825.00 in cash in exchange for such shares of our common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the market price of Alteryx’s Class A common stock?

A:

This amount constitutes a premium of approximately 59 percent to Alteryx’s unaffected closing stock price on September 5, 2023, the last full trading day prior to media reports regarding a possible sale of Alteryx.

Q:	What will happen to Alteryx RSUs and Alteryx options?

A:	Generally speaking, Alteryx RSUs and Alteryx options will be treated as follows:

•

At the effective time of the merger, each vested Alteryx RSU will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of Alteryx Class A common stock subject to such vested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.

•

Except as described in the next bullet, at the effective time of the merger, each unvested Alteryx RSU will be automatically cancelled and converted into a converted cash award equal to (1) the total number of shares of our Class A common stock subject to such unvested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx RSU immediately prior to the effective time of the merger.

•

At the effective time of the merger, each outstanding performance-based Alteryx RSU that has not become eligible for vesting as of the effective time of the merger based on the actual or deemed achievement of the applicable performance-based metrics will be automatically cancelled for no consideration or payment.

•

At the effective time of the merger, each vested Alteryx option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to the vested Alteryx option, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such vested Alteryx option, without interest and less any applicable withholding taxes.

•

At the effective time of the merger, each unvested Alteryx option with a per share exercise price that is less than the per share price will be automatically cancelled and converted into a converted cash award equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to such unvested Alteryx option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such unvested Alteryx option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx option immediately prior to the effective time of the merger.

•	Any out-of-the-money Alteryx option (whether vested or unvested) will be cancelled at the effective time of the merger for no consideration or payment.

Q:	What will happen to the ESPP?

A:	With respect to our ESPP, we have taken, or will take, all actions necessary to provide that, from the date of the merger agreement:

•

no employee participating in the ESPP offering period in effect on the date of the merger agreement may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP offering period in effect on the date of the merger agreement;

•	no new offering period will commence under the ESPP; and

•	the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.

Prior to the effective time of the merger, we will take all action that may be reasonably necessary to, effective upon the consummation of the merger:

•	terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger to no later than two business days prior to the closing;

•

make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and

•	cause the exercise of each outstanding purchase right pursuant to the ESPP as of no later than one business day prior to the closing.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	Proposal 1: to adopt the merger agreement;

•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and

•

Proposal 3: to approve the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?

A:

The special meeting will take place on Wednesday, March 13, 2024, at 10:00 a.m., Pacific time. You may attend the special meeting solely via a live interactive webcast on the Internet at https://www.virtualshareholdermeeting.com/AYX2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).

Q:	Who is entitled to vote at the special meeting?

A:

All of our stockholders as of the close of business on January 31, 2024, which is the record date for the special meeting, are entitled to vote their shares of our Class A common stock and Class B common stock at the special meeting. As of the close of business on the record date, there were 64,386,678 shares of our Class A common stock and 7,884,450 shares of our Class B common stock outstanding and entitled to vote at the special meeting. Each share of our Class A common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting and each share of our Class B common stock outstanding as of the record date is entitled to 10 votes per share on each matter properly brought before the special meeting.

Q:	What is a quorum?

A:

A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	What vote is required to approve the proposal to adopt the merger agreement?

A:

The affirmative vote of the holders of a majority of the voting power of all issued and outstanding shares of common stock of Alteryx as of the record date (voting together as a single class) is required to adopt the merger agreement.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting, will have the same effect as a vote

“AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:

What vote is required to approve (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (2) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting?

A:

Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger, or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting. In all cases, abstentions will not have any effect on these proposals.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement carefully and in their entirety and consider how the merger affects you. Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

Q:	How does the Alteryx Board recommend that I vote?

A:

The Alteryx Board recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What is the Special Committee?

A:

In connection with its consideration of the matters described in this proxy statement, the Alteryx Board established the Special Committee. Upon formation, the Special Committee was composed of Daniel J. Warmenhoven, as chair of the Special Committee, Charles R. Cory and Timothy I. Maudlin. The Alteryx Board also approved the delegation to the Special Committee, to the fullest extent permitted under Delaware law, of the power and authority of the Alteryx Board to (1) oversee and provide assistance to Alteryx management and Alteryx’s advisors with respect to the exploration, consideration, evaluation, review and negotiation of the terms and conditions of any potential strategic transaction, including a possible sale of Alteryx; (2) take such other actions with respect to any strategic transaction as the Special Committee deemed necessary, appropriate or advisable; and (3) recommend to the Alteryx Board the actions, if any, that should be taken by Alteryx with respect to any strategic transaction. The Alteryx Board further resolved that Alteryx would not effectuate any strategic transaction involving Alteryx, including the merger, if it had not first been approved or recommended by the Special Committee. For more information on the actions and determinations of the Alteryx Board and the Special Committee in connection with their consideration of the merger agreement and the merger, see the section of this proxy statement captioned “The Merger—Background of the Merger.”

After considering various factors described in this proxy statement under the caption, “The Merger—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” the Special Committee (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) Alteryx will remain an independent public company; (2) our Class A common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Alteryx has agreed to pay Parent (or its designee) a termination fee.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Q:	What is the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger?

A:

The compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Alteryx’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the merger, the surviving corporation) to our named executive officers in connection with or following the merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: Approval, on a Non-Binding, Advisory Basis, of Certain Merger-Related Executive Compensation.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger?

A:

Alteryx is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger. Approval of the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger is not required to consummate the merger.

Q:	What will happen if Alteryx’s stockholders do not approve the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger?

A:

Approval of the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Alteryx or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger will or may be paid to Alteryx’s named executive officers even if our stockholders do not approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Alteryx. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If my broker holds my shares in “street name,” will my bank, broker or other nominee automatically vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without your instructions, your shares will not be counted for the purpose of obtaining a quorum or voted on the proposals, which will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger or the adjournment proposal.

Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and to allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	May I attend the special meeting and vote at the special meeting?

A:

Yes. You may attend the special meeting via a live interactive webcast on the internet at https://www.virtualshareholdermeeting.com/AYX2024SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at 10:00 a.m., Pacific time, on Wednesday, March 13, 2024. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). As the special meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.

If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Q:	Why did Alteryx choose to hold a virtual special meeting?

A:

The Alteryx Board decided to hold the special meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. We believe this is the right choice for a company with a global footprint. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving us and our stockholders time and money. We also believe that the online tools that we have selected will increase stockholder communication. We remain very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability.

Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Please have the control number found on your proxy card or voting instruction form ready in order to participate in the special meeting (including voting your shares).

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. Kevin Rubin and Christopher M. Lal, each with full powers of substitution, are the proxy holders for the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record entitled to vote at the special meeting, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Alteryx Board with respect to each proposal. This means that they will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the appropriate portion of the merger consideration upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the expected closing date. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Alteryx in writing of such special arrangements, you will transfer the right to receive the per share price with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:

If available, Alteryx may announce preliminary voting results at the conclusion of the special meeting. Alteryx intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Alteryx files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:

If you are a U.S. Holder, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

You should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal or tax advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

We currently expect to complete the merger in the first half of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated. In addition, the merger cannot be completed until all consents pursuant to the specified antitrust laws have been obtained or any waiting period thereunder (including any extensions thereof) has expired or been terminated.

Alteryx and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on December 29, 2023. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on January 29, 2024.

Under the EU Merger Regulation, the merger cannot be completed until the merger is notified to the European Commission and receives clearance. The parties must wait to implement the merger until after the European Commission has issued a decision declaring the merger compatible with the internal market. Parent, in coordination and consultation with Alteryx, also filed a draft Short Form CO notification to the European Commission on January 15, 2024.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold their shares of our common stock through the effective time of the merger; (3) properly perfect appraisal of their shares; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Q:	Do any of Alteryx’s directors or officers have interests in the merger that may differ from those of Alteryx stockholders generally?

A:

Yes. In considering the recommendation of the Alteryx Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders, each of the Special Committee and the Alteryx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-7574

Banks and Brokers Call: (212) 596-7578

Email: AYX@dfking.com

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Alteryx’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to the merger, including the expected timing of the closing of the merger; considerations taken into account by the Special Committee and the Alteryx Board in approving the merger; the value of the merger to our stockholders; and expectations for us following the closing of the merger or termination of the merger agreement. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “might,” “ongoing” or similar expressions and the negatives of those terms. These forward-looking statements are based on Alteryx’s management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.

These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of Alteryx’s assumptions prove incorrect, Alteryx’s actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:

•

the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•	the occurrence of any event, change or other circumstance that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee;

•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;

•	the nature, cost and outcome of any legal proceeding that may be instituted against us and others relating to the merger;

•

global economic volatility, macroeconomic political, legislative, and regulatory developments, geopolitical conflict or competitive pressures, or changes in such conditions, negatively affecting our markets, customers, business, operations and financial performance;

•

the effect of the announcement or pendency of the merger on our business partners or other business relationships, customers, operating results and business generally, and the response of competitors to the merger;

•

possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the loss of customers and the diversion of the time and attention of Alteryx management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;

•	the fact that under the terms of the merger agreement, we are restrained from soliciting other acquisition proposals during the pendency of the merger;

•

the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Alteryx’s current strategy as an independent company; and

•	other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on February 6, 2024.

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING

Date, Time and Place

We will hold the special meeting on Wednesday, March 13, 2024 at 10:00 a.m., Pacific time. You may attend the special meeting via a live interactive webcast on the Internet at https://www.virtualshareholdermeeting.com/AYX2024SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Purpose of the Special Meeting

At the special meeting, we will ask stockholders to vote on the following proposals:

•	Proposal 1: to adopt the merger agreement;

•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and

•

Proposal 3: to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of our Class A common stock or Class B common stock as of the close of business on the record date.

As of the close of business on the record date, there were 64,386,678 shares of our Class A common outstanding and entitled to vote at the special meeting. For each share of our Class A common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting. As of the close of business on the record date, there were 7,884,450 shares of our Class B common outstanding and entitled to vote at the special meeting. For each share of our Class B common stock that you owned as of the close of business on the record date, you will have ten votes on each matter submitted for a vote at the special meeting.

In the aggregate, 72,271,128 shares of our common stock are outstanding and entitled to vote at the special meeting, representing 143,231,178 total votes.

Quorum

A quorum is the minimum number of shares required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.

Attending the Special Meeting

The special meeting will begin at 10:00 a.m., Pacific time. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the special meeting prior to the start time.

As the special meeting is virtual, there will be no physical meeting location. To attend the special meeting, log in at https://www.virtualshareholdermeeting.com/AYX2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.

Once online access to the special meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the special meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.

Vote Required; Abstentions and Broker Non-Votes

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all issued and outstanding shares of our common stock (voting together as a single class) as of the record date. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal.

Approval of the proposal to adjourn the special meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock (voting together as a single class) present in person or represented by proxy at the special meeting and entitled to vote on the proposal and are voted for or against the proposal.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. We do not expect any “broker non-votes” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present. If there are broker non-votes, each broker non-vote will count as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on: (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; or (2) the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Shares Held by Alteryx’s Directors and Executive Officers

As of the record date, Alteryx’s directors and executive officers and certain of their affiliates that hold shares of our common stock beneficially owned and were entitled to vote, in the aggregate, 1,658,087 shares of our Class A common stock and 7,109,304 shares of our Class B common stock, representing approximately 50.8 percent of the voting power of all of the shares of our common stock outstanding and entitled to vote at the special meeting.

As of the date of this proxy statement, Alteryx has not been informed that any of our directors or such affiliates intend to vote all of their shares of our common stock other than: (1) “FOR” the proposal to adopt the merger; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Subject to certain exceptions, Dean Stoecker, as well as certain of his affiliated funds, is contractually obligated to vote in favor of the adoption of the merger agreement pursuant to the terms and conditions of the voting agreement entered into as of the date of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreement.”

Voting of Proxies

If your shares are directly registered in your name with our transfer agent, Equiniti Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.

If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” will also need to present proof of ownership of shares of common stock (such as a bank or brokerage account statement) and must also provide a “legal proxy” from their bank, broker or other nominee in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the proposals (A) to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; or (B) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of our common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies in accordance with the merger agreement, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

Recommendation of the Alteryx Board

The Special Committee, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement. In addition, the Alteryx Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Alteryx and its stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

The Alteryx Board recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes.

Adjournment

In addition to (1) the proposal to adopt the merger agreement and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger, our stockholders are also being asked to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present, the chairperson of the special meeting or, if directed to be voted on by the chairperson of the special meeting, the holders of a majority of the voting power of the shares of common stock entitled to vote who are present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another time, date and place, if any, even if a quorum is present. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Alteryx. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $20,000, plus reasonable out-of-pocket expenses. Generally, we will indemnify this firm against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger in the first half of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Appraisal Rights

If the merger is consummated, our stockholders (including beneficial owners of shares of capital stock) who (1) do not vote in favor of the proposal to adopt the merger agreement; (2) continuously hold their shares through the effective time of the merger; (3) properly perfect appraisal of their applicable shares; (4) meet certain other conditions and statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that such persons will be entitled to seek appraisal of their shares by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

For information on exercising appraisal rights, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Wednesday, March 13, 2024

This proxy statement is available on the “SEC Filings” section of our website located at https://investor.alteryx.com/financials/sec-filings. The information included on Alteryx’s website is not incorporated by reference into this proxy statement.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of our disclosure documents at this time, please notify us by sending a written request to Investor Relations, 17200 Laguna Canyon Road, Irvine, California 92618, or by telephone at (888) 836-4274.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact our Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-7574

Banks and Brokers Call: (212) 596-7578

Email: AYX@dfking.com

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

(888) 836-4274

We are a leader in analytics automation. The Alteryx Analytics Automation Platform empowers “analytics for all” by delivering easy, end-to-end automation of data engineering, analytics, reporting, machine learning, and data science processes. With embedded artificial intelligence capabilities that accelerate the discovery and sharing of analytics insights, our platform enables enterprises to democratize data analytics across their organizations for a broad range of use cases. Whether working in the cloud or on-premise, data workers, regardless of technical acumen, are empowered to discover insights and solve problems. With the Alteryx Analytics Automation Platform, users can automate the full range of analytics and data science processes, embed intelligent decision making and actions, and drive both top and bottom-line impact, efficiency gains, and competitive advantage.

Our Class A common stock is listed on the NYSE under the symbol “AYX.”

Azurite Intermediate Holdings, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Blvd., Suite 800

Santa Monica, CA 90401

(310) 400-8800

Parent was formed on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Azurite Merger Sub, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Blvd., Suite 800

Santa Monica, CA 90401

(310) 400-8800

Merger Sub is a wholly owned subsidiary of Parent and was formed on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist and Alteryx will continue as the surviving corporation.

Effects of the Merger

On the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Merger Sub will merge with and into Alteryx; (2) the separate corporate existence of Merger Sub will cease; and (3) Alteryx will continue as the surviving corporation of the merger and a wholly owned subsidiary of Parent.

As a result of the merger, Alteryx will cease to be a publicly traded company, our Class A common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as we, Parent and Merger Sub may agree and specify in such certificate of merger).

Effect on Alteryx if the Merger is Not Completed

If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, (1) Alteryx will remain an independent public company; (2) our Class A common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that: (A) our management will continue to operate the business as it is currently being operated; and (B) our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Alteryx operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, the price of our Class A common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price would return to the price at which it trades as of the date of this proxy statement.

Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the Alteryx Board will continue to evaluate and review, among other things, Alteryx’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, Alteryx’s business, prospects or results of operation may be adversely impacted.

In specified circumstances in which the merger agreement is terminated, Alteryx has agreed to pay Parent (or its designee) a termination fee.

Effect of the Merger on Our Outstanding Common Stock

On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger:

•

each outstanding share of our common stock that is (1) held by Alteryx as treasury stock; (2) owned by Parent or Merger Sub; or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor;

•

each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than the shares identified in the prior bullet and shares of our common stock held by our stockholders who have (1) neither voted in favor of the adoption of the merger nor consented thereto in writing; and (2) properly demanded appraisal of such shares of our common stock pursuant to, and in accordance with Section 262 of the DGCL, if any) will be automatically converted into the right to receive cash in an amount equal to the per share price without interest thereon and less any applicable withholding taxes; and

•

each certificate formerly representing any shares of our common stock or any book-entry shares that represented shares of our common stock immediately prior to the effective time of the merger will automatically be cancelled and retired and all such shares will cease to exist and will thereafter only represent the right to receive the per share price.

At or prior to the closing, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate per share price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) and an appropriate letter of transmittal, or received a customary agent’s message with respect to book-entry shares, and provided any other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate per share price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

After the merger is completed, each of our stockholders will have the right to receive the per share price for each share of our common stock that such stockholder owned, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but will no longer have any rights as a Alteryx stockholder (except that our stockholders holding shares with respect to which an appropriate person has properly and validly exercised and perfected, and has not validly withdrawn or otherwise lost, their appraisal rights will have the right to receive payment for the “fair value” of their shares, determined pursuant to an appraisal proceeding contemplated by the DGCL as described below in the section of this proxy statement captioned “—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the Alteryx Board, the Special Committee (as defined below), our representatives, and other parties.

The Alteryx Board regularly evaluates Alteryx’s strategic direction and ongoing business plans with a view toward strengthening Alteryx’s business and enhancing stockholder value. As part of this evaluation, the Alteryx Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, Alteryx’s current business plan, with Alteryx remaining an independent entity; (2) the investment in, and development of, new products and services; (3) capital raising activities; (4) potential expansion opportunities through investments, acquisitions, partnerships or other commercial relationships; and (5) business combinations, acquisitions and other financial and strategic alternatives, including the sale of Alteryx. From time to time, the Alteryx Board has also received market perspectives from Qatalyst Partners on Alteryx, our competitive and strategic positioning, and potential strategic alternatives available to us. Qatalyst Partners is a financial advisor familiar with Alteryx’s business, strategy and industry. In addition, Alteryx management regularly holds introductory and informational meetings with financial advisors, actual and potential investors in Alteryx, and other industry participants, including financial sponsors and strategic counterparties that may have an interest in engaging in a potential strategic transaction with Alteryx, for the purpose of discussing, in general terms and based on publicly available information, our business and industry. Alteryx management regularly updates the Alteryx Board with respect to these meetings.

Initial Discussions and Planning

During the first quarter of 2023, Mark Anderson, our then-chief executive officer and a member of the Alteryx Board, spoke at various points with Dan Warmenhoven, our lead independent director, concerning our business and prospects, as well as the opportunities and challenges facing Alteryx. During these conversations, Messrs. Anderson and Warmenhoven agreed that it would be useful for Mr. Anderson to gather additional perspectives on Alteryx from market participants and sophisticated investors, and in particular from representatives of select financial sponsors that had familiarity with Alteryx and our industry. As described above, in his capacity as our then-chief executive officer, Mr. Anderson had previously spoken, from time to time and in general terms, with representatives of various financial sponsors to discuss Alteryx and our industry.

In April 2023, further to such discussions with Mr. Warmenhoven, Mr. Anderson contacted representatives of Qatalyst Partners to discuss Alteryx’s business and industry and to request re-introductions to two financial sponsors that had particular familiarity with Alteryx and our industry. We refer to these financial sponsors as “Sponsor A” and “Sponsor B,” respectively. As requested, representatives of Qatalyst Partners facilitated these re-introductions.

On April 13, 2023, Mr. Anderson met with representatives of Sponsor A. During this meeting, the representatives of Sponsor A offered their perspectives on Alteryx based on publicly available information and expressed an interest in learning more about Alteryx and our business. No specific transaction or proposal was discussed during this meeting.

On April 14, 2023, Mr. Anderson met with representatives of Sponsor B. During this meeting, the representatives of Sponsor B offered their perspectives on Alteryx based on publicly available information and expressed an interest in learning more about Alteryx and our business. No specific transaction or proposal was discussed during this meeting.

Subsequently, at the request of Mr. Anderson, and for the same purpose as the discussions with Sponsor A and Sponsor B, representatives of Qatalyst Partners facilitated introductions of Mr. Anderson to four additional financial sponsors that had particular familiarity with Alteryx and our industry, one of which was Clearlake. We refer to the other three financial sponsors as “Sponsor C,” “Sponsor D” and “Sponsor E,” respectively. In response to these introductions, each of these financial sponsors (other than Sponsor E, who did not respond substantively until May 8, 2023, as described below) responded to these introductions by expressing an interest in further discussing about Alteryx and our business. No specific transaction or proposals were discussed in these communications.

On April 20, 2023, the Alteryx Board met. Mr. Anderson reviewed his recent discussions with, and re-introductions and introductions to, the financial sponsors described above. The Alteryx Board discussed the possibility (1) that, based on Mr. Anderson’s preliminary discussions, the financial sponsors described above and other financial sponsors, and potentially certain strategic counterparties, could be interested in pursuing a potential strategic transaction with Alteryx, including a potential acquisition of Alteryx; and (2) of commencing a process to explore potential strategic alternatives, including a potential sale of Alteryx, in light of this potential interest. Following discussion, the Alteryx Board determined that Charles R. Cory, Timothy Maudlin and Mr. Warmenhoven would meet separately as an ad hoc committee of directors to continue to discuss the possibility of commencing a process to explore potential strategic alternatives, including a potential sale of Alteryx, and provide a recommendation to the Alteryx Board with respect to such matters. Following the meeting of the Alteryx Board, Mr. Stoecker indicated to Mr. Warmenhoven, on an unprompted basis, that he could be interested in exploring, and did not want to rule out at that time, a potential “rollover” of his equity interests in connection with a sale of Alteryx, depending on the terms of the transaction, should the Alteryx Board determine to pursue a transaction.

On April 26, 2023, Messrs. Cory, Maudlin and Warmenhoven met, with Alteryx management and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation (which we refer to as “Wilson Sonsini”), as outside legal counsel, in attendance. Messrs. Cory, Maudlin and Warmenhoven discussed the possibility of commencing a phased process to explore potential strategic alternatives, including a potential sale of Alteryx. The representatives of Wilson Sonsini reviewed with Messrs. Cory, Maudlin and Warmenhoven their fiduciary duties under Delaware law. Messrs. Cory, Maudlin and Warmenhoven determined to recommend to the Alteryx Board that it form a committee of independent directors to oversee the potential exploration of strategic alternatives, including a potential sale of Alteryx, in light of the possibility that (1) Mr. Stoecker (in his capacity as a significant stockholder of Alteryx) could potentially participate in a “rollover” of his equity interests in Alteryx in connection with such a transaction; and (2) the potential or actual different interests that Mr. Stoecker could have from our stockholders generally as a result of such a “rollover.” Messrs. Cory, Maudlin and Warmenhoven also determined to recommend that (1) such committee retain a financial advisor to assist the committee with its work; (2) Alteryx management prepare a draft long-term operating and financial plan for Alteryx as an independent company for review by such committee and the Alteryx Board; and (3) further discussions with any potential acquirers (including with any of the aforementioned financial sponsors) be put on hold until further evaluated and, if appropriate, approved by such committee.

After the close of trading on April 27, 2023, Alteryx held its earnings call to report first quarter financial results for 2023 and provided financial guidance for the second quarter and full year of 2023. Our annualized recurring revenue for the first quarter finished $2 million below Wall Street consensus estimates. We also announced a substantial workforce reduction. Our Class A common stock closed trading at a price of $41.13 per share on April 28, 2023, the first full trading day following the earnings call.

On April 30, 2023, the Alteryx Board met, with Alteryx management and representatives of Wilson Sonsini in attendance. Mr. Warmenhoven reviewed the discussion by, and recommendation of, Messrs. Cory, Maudlin and Warmenhoven to form a committee of independent directors to explore potential strategic alternatives, including a potential sale of Alteryx. The representatives of Wilson Sonsini reviewed with the members of the Alteryx Board their fiduciary duties under Delaware law. The Alteryx Board concurred with the recommendation of Messrs. Cory, Maudlin and Warmenhoven and determined to establish such a committee of the Alteryx Board (which we refer to as the “Special Committee”). The Alteryx Board delegated to the Special Committee the full power and authority of the Alteryx Board, to the maximum extent permitted by applicable law, to (1) explore, consider, evaluate, review, negotiate, approve, and (if applicable) recommend to the Alteryx Board for approval or rejection any possible strategic transactions outside of the ordinary course of Alteryx’s business, including a potential sale of Alteryx, and to take any actions with respect to such transactions as the Special Committee may deem necessary, appropriate, or advisable; (2) determine whether any such transaction is in the best interests of Alteryx and its stockholders; and (3) if applicable, recommend to the Alteryx Board what action, if any, should be taken by the Alteryx Board with respect to any such transaction. In forming the Special Committee, the Alteryx Board determined that Alteryx would not effectuate any such strategic transaction if it had not first been (1) approved or recommended by the Special Committee; and (2) as appropriate and if the Special Committee so determined, approved by an affirmative majority vote of our stockholders that are disinterested with respect to such transaction. The Alteryx Board retained the power and authority to make any final determination to enter into such a strategic transaction, subject to those conditions. The Special Committee was also authorized by the Alteryx Board to direct and oversee the officers, employees and advisors of Alteryx and to retain, at Alteryx’s expense, additional advisors as the Special Committee deemed necessary, useful or advisable to assist the Special Committee in performing its duties and responsibilities. Upon formation, the Special Committee was composed of Messrs. Warmenhoven, as chair of the Special Committee, Cory, and Maudlin. The Alteryx Board did not provide for the payment of any new or additional compensation to the members of the Special Committee in connection with this delegation of authority.

Later on April 30, 2023, the Special Committee met, with Alteryx management in attendance. After discussing potential candidates to serve as financial advisor to the Special Committee and based on Qatalyst Partners’ familiarity with Alteryx’s business, strategy and industry, the Special Committee (1) determined to invite Qatalyst Partners to the next meeting of the Special Committee to present preliminary market perspectives on potential strategic alternatives, including a potential sale of Alteryx; and (2) instructed Alteryx management to obtain a proposal from Qatalyst Partners as to the terms of an engagement to act as financial advisor to the Special Committee. The Special Committee determined that Wilson Sonsini would serve as outside legal counsel to the Special Committee and Alteryx in connection with its exploration of a potential sale of Alteryx. The members of the Special Committee were well acquainted with the qualifications, expertise and experience of both firms.

On May 1, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided market perspectives on Alteryx, including considerations with respect to potential strategic alternatives, including a potential sale of Alteryx, and discussed potential financial sponsors and strategic counterparties with whom Alteryx might consider engaging based on those parties’ likelihood to express, or previously expressed, interest in a potential transaction, track record of transactions, ability to finance and consummate a transaction, and potential strategic rationale for a transaction. Mr. Anderson reviewed his recent discussions with, and introductions to, the financial sponsors described above. The Special Committee discussed with the representatives of Qatalyst Partners a potential phased process to solicit proposals for potential strategic alternatives, including the acquisition of Alteryx, with the first phase focusing on information gathering and initial price discovery. Various risks of such a process were identified, including potential public disclosure leaks, management and employee distraction, and adverse impacts on our business. It was noted that a wider public or private solicitation process was likely to magnify those risks relative to a more narrow, targeted process that focused on the potential counterparties most likely to be interested in, and capable of executing, a potential acquisition of Alteryx. As a result, the Special Committee determined to initiate the first phase of a targeted sales process, with a focus on financial sponsors. In making such determination, the Special Committee noted the historical and expected challenges to Alteryx’s execution of its business plan, the interest expressed by various financial sponsors in learning more about Alteryx, and the possibility that a sale of Alteryx could be, depending on its terms, in the best interests of Alteryx and its stockholders relative to the continued execution of our business plan as an independent company. It was further determined that in order to minimize the risk of public disclosure leaks and management and employee distraction, it was advisable to initially engage only with select financial sponsors with the deepest knowledge of Alteryx and its industry, a high likelihood of being capable of executing a potential acquisition of Alteryx and the ability to consider an acquisition quickly. On that basis, the Special Committee directed Qatalyst Partners and Alteryx management to engage with each of Clearlake, Sponsor A, Sponsor B, Sponsor C and Sponsor D, and provide each of them with publicly available information regarding Alteryx, in an effort to determine in the near term whether any had an interest in a possible acquisition of Alteryx and, if so, to obtain indicative acquisition proposals. Because Sponsor E had not yet substantively responded to the proposed introduction to Mr. Anderson, the Special Committee determined not to include Sponsor E in this phase of the strategic review process. The Special Committee determined that it would continue to regularly evaluate potential strategic alternatives and the sale process, including the possibility of further outreach to additional counterparties at a later time. The Special Committee did not approve any of such potential acquirers (1) working together on a joint acquisition of Alteryx at this time; or (2) contacting third-party debt or equity financing sources. The Special Committee instructed Qatalyst Partners to indicate to any potential counterparties, if asked about potential “rollovers” by any of our stockholders, that there would be an opportunity to discuss rollovers at a later time, if appropriate and approved by the Special Committee. The Special Committee directed Alteryx management to prepare a draft long-term operating and financial plan for Alteryx as an independent company for review by the Alteryx Board and the Special Committee. In executive session, without representatives of Qatalyst Partners in attendance, the Special Committee discussed Qatalyst Partners’ independence and qualifications to serve as financial advisor to the Special Committee, including Qatalyst Partners’ extensive expertise, international reputation, experience advising software companies in connection with potential strategic transactions, and its knowledge of Alteryx and the industry in which Alteryx operates. At subsequent meetings, the Special Committee maintained a regular practice of meeting in executive session, without representatives of Qatalyst and/or Alteryx management present, as appropriate. Following discussion, the Special Committee determined to retain Qatalyst Partners as financial advisor to the Special Committee, subject to negotiating the terms of an engagement letter. Subsequently, and consistent with the direction of the Special Committee, Qatalyst Partners separately contacted representatives of each of Clearlake, Sponsor A, Sponsor B, Sponsor C and Sponsor D to arrange meetings with Alteryx management. Sponsor B did not have any additional meetings with Alteryx or enter into a confidentiality agreement at this time because representatives of Sponsor B had met with Mr. Anderson on April 14, 2023 and Sponsor B did not require additional meetings with Alteryx management to develop its views on a potential acquisition of Alteryx.

Initial Phase of Strategic Review Process: Price Discovery

On May 2, 2023, Mr. Anderson met separately with representatives of each of Clearlake and Sponsor D to discuss Alteryx’s business on the basis of publicly available information. Representatives of Qatalyst Partners attended both meetings.

On May 5, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the status of the meetings with potential acquirers. The representatives of Qatalyst Partners then discussed a potential timeline to receive and review initial valuation perspectives from the initial group of possible acquirers, and Alteryx management provided an update on the preparation of the draft long-term operating and financial plan for Alteryx. In executive session, without representatives of Qatalyst Partners in attendance, the Special Committee discussed the proposed terms of Qatalyst Partners’ engagement and directed Mr. Cory to work with Wilson Sonsini and Alteryx management to continue negotiating such terms.

On May 8, 2023, representatives of Sponsor E, in response to Qatalyst Partners’ prior outreach, expressed an interest to Qatalyst Partners in learning more about Alteryx’s business, including by meeting with Mr. Anderson. Shortly thereafter, the members of the Special Committee were informed of Sponsor E’s request, and the members of the Special Committee concurred in authorizing Alteryx management and representatives of Qatalyst Partners to meet with Sponsor E to permit Sponsor E to develop its views on a potential acquisition of Alteryx in light of Sponsor E’s expressed interest.

On May 9, 2023, Alteryx entered into a confidentiality agreement with Clearlake, which contained customary “standstill” provisions restricting Clearlake from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Clearlake from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Clearlake from requesting that Alteryx release Clearlake from its “standstill” restrictions.

On May 10, 2023, representatives of a financial sponsor (which we refer to as “Sponsor F”) contacted representatives of Qatalyst Partners on an unsolicited basis to express Sponsor F’s interest in learning more about Alteryx’s business. The representatives of Sponsor F stated that they were aware of market rumors that Qatalyst Partners was working with Alteryx on a potential sale. Shortly thereafter, the members of the Special Committee were informed of Sponsor F’s inquiry, and the members of the Special Committee concurred in authorizing Alteryx management and representatives of Qatalyst Partners to meet with Sponsor F to permit it to develop its views on a potential acquisition of Alteryx. In making such authorization, the members of the Special Committee noted Sponsor F’s interest in, and ability to execute, a potential acquisition of Alteryx.

Also on May 10, 2023, representatives of a financial sponsor (which we refer to as “Sponsor G”) contacted Mr. Anderson on an unsolicited basis to express Sponsor G’s interest in learning more about Alteryx’s business. Mr. Anderson referred the representatives of Sponsor G to Qatalyst Partners. Shortly thereafter, the members of the Special Committee were informed of Sponsor G’s inquiry. The members of the Special Committee, taking into consideration their discussions with Qatalyst Partners, determined not to engage with Sponsor G at that time based on the perceived low likelihood that Sponsor G could execute a transaction due to not having previous experience leading an acquisition of a public software company and the size of its current investment fund.

On May 11, 2023, Alteryx entered into a confidentiality agreement with Sponsor A, which contained customary “standstill” provisions restricting Sponsor A from making public proposals with respect to the acquisition of

Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor A from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor A from requesting that Alteryx release Sponsor A from its “standstill” restrictions.

Also on May 11, 2023, representatives of Sponsor D verbally informed Qatalyst Partners that Sponsor D had preliminary interest, based on publicly available information and subject to continued due diligence, in acquiring Alteryx at a valuation between $55.00 and $60.00 in cash per share of our common stock.

On May 12, 2023, Mr. Anderson met with representatives of Sponsor A and representatives of Qatalyst Partners to discuss Alteryx’s business on the basis of publicly available information.

On May 17, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the status of discussions with Clearlake, Sponsor A, Sponsor B, Sponsor C, Sponsor D, Sponsor E and Sponsor F, including the preliminary interest expressed by Sponsor D in acquiring Alteryx at a valuation between $55.00 to $60.00 in cash per share. The Special Committee reviewed Sponsor G’s inquiry, including that Sponsor G likely would not have the capability to execute a potential acquisition of Alteryx on its own, but could potentially partner with, and serve as a source of capital to, another acquirer. Alteryx management discussed trends and expectations for Alteryx’s operational and financial results for the second quarter of 2023 and presented a draft long-term operating and financial plan for Alteryx for the second half of 2023 through 2026. The Special Committee discussed such draft plan, including the underlying growth and operating expense assumptions and requested that Alteryx management prepare additional sensitivity analyses to the assumptions for further review by the Alteryx Board and the Special Committee. In executive session, without Alteryx management in attendance, the Special Committee discussed the risks and challenges to achieving the operating and financial results implied by such draft plan, including the complexity and expense of incorporating a cloud-based business model into Alteryx’s operations and the uncertainty of forecasting future and recurring revenues. Also in executive session, without representatives of Qatalyst Partners in attendance, Mr. Cory and representatives of Wilson Sonsini provided an update on the negotiation of the terms of Qatalyst Partners’ engagement.

Also on May 17, 2023, Alteryx entered into a confidentiality agreement with Sponsor C, which contained customary “standstill” provisions restricting Sponsor C from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor C from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor C from requesting that Alteryx release Sponsor C from its “standstill” restrictions.

Later on May 17, 2023, Mr. Anderson met with representatives of Sponsor C and representatives of Qatalyst Partners to discuss Alteryx’s business on the basis of publicly available information.

On May 18, 2023, a representative of Sponsor G contacted a representative of Qatalyst Partners to discuss Sponsor G’s continued interest in Alteryx. Shortly thereafter, the members of the Special Committee were informed of Sponsor G’s outreach, and the members of the Special Committee concurred in authorizing Alteryx management and representatives of Qatalyst Partners to meet with Sponsor G to permit it to develop its views on a potential acquisition of Alteryx. In making such authorization, the members of the Special Committee noted Sponsor G’s continued interest in Alteryx and the possibility that Sponsor G could potentially partner with another potential acquirer to execute an acquisition of Alteryx.

Later on May 18, 2023, Mr. Anderson met with representatives of Sponsor E and representatives of Qatalyst Partners to discuss Alteryx’s business on the basis of publicly available information.

On May 19, 2023, Mr. Anderson met with representatives of Sponsor F and representatives of Qatalyst Partners to discuss Alteryx’s business on the basis of publicly available information.

On May 20, 2023, Sponsor A delivered to Alteryx a written, non-binding preliminary proposal, based on publicly available information and subject to continued due diligence, to acquire Alteryx at a valuation of between $57.50 and $60.00 in cash per share of our common stock.

On May 21, 2023, Alteryx entered into a confidentiality agreement with Sponsor E, which contained customary “standstill” provisions restricting Sponsor E from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor E from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor E from requesting that Alteryx release Sponsor E from its “standstill” restrictions.

On May 22, 2023, Alteryx entered into a confidentiality agreement with Sponsor D, which contained customary “standstill” provisions restricting Sponsor D from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor D from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor D from requesting that Alteryx release Sponsor D from its “standstill” restrictions.

Also on May 22, 2023, a representative of Clearlake verbally informed representatives of Qatalyst Partners of Clearlake’s preliminary interest, based on publicly available information and subject to continued due diligence, in an acquisition of Alteryx at a valuation range between the “mid-$60s” and the “low-$70s” in cash per share of our common stock.

Also on May 22, 2023, representatives of Sponsor E informed representatives of Qatalyst Partners that Sponsor E was no longer considering a potential acquisition of Alteryx because Sponsor E did not believe that it could pay a compelling premium to where our Class A common stock was then trading, given Sponsor E’s perception of the risks related to Alteryx’s efforts to develop a cloud-based business model and the potential impact that generative artificial intelligence could have on our business.

On May 23, 2023, Alteryx entered into a confidentiality agreement with Sponsor F, which contained customary “standstill” provisions restricting Sponsor F from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor F from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor F from requesting that Alteryx release Sponsor F from its “standstill” restrictions.

Also on May 23, 2023, representatives of Sponsor F informed representatives of Qatalyst Partners of Sponsor F’s preliminary interest, based on publicly available information and subject to continued due diligence, in an acquisition of Alteryx at a valuation in the “$60s” in cash per share of our common stock.

On May 24, 2023, Alteryx entered into a confidentiality agreement with Sponsor G, which contained customary “standstill” provisions restricting Sponsor G from making public proposals with respect to the acquisition of

Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor G from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor G from requesting that Alteryx release Sponsor G from its “standstill” restrictions.

On May 25, 2023, representatives of Sponsor B informed representatives of Qatalyst Partners that Sponsor B was no longer considering a potential acquisition of Alteryx given Sponsor B’s perceived risks that generative artificial intelligence could have on our business. There was no further contact or sharing of information with Sponsor B until representatives of Sponsor B re-engaged on August 11, 2023, as discussed below.

Also on May 25, 2023, representatives of Sponsor C informed representatives of Qatalyst Partners that Sponsor C had determined not to submit a preliminary proposal for the acquisition of Alteryx at such time, but could potentially be interested in partnering with Strategic 1 (as defined below) on an acquisition of Alteryx. The representatives of Sponsor C also proposed that a meeting be held between the chief executive officers of each of Alteryx and Strategic 1.

Also on May 25, 2023, the Alteryx Board met, with Alteryx management and representatives of Wilson Sonsini in attendance. Alteryx management presented a draft long-term operating and financial plan for Alteryx for the second half of 2023 through 2026, including the underlying growth and operating expense assumptions and related sensitivities, reflecting the feedback provided by the Special Committee at its prior meeting. Alteryx management discussed trends and expectations for Alteryx’s second quarter of 2023 operational and financial results. The Alteryx Board discussed such draft plan and underlying assumptions, including the achievability of the operating and financial results implied therein. In general terms, Mr. Warmenhoven provided an update on the status of the Special Committee’s phased approach to exploring potential strategic alternatives, including the status of discussions with financial sponsors with respect to a potential sale of Alteryx.

On May 26, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the status of discussions with potential acquirers, including (1) the proposals and indicative valuation ranges provided by potential acquirers and related requests for additional due diligence information concerning Alteryx, as described above; (2) Sponsor C’s request to partner with Strategic 1 in connection with a potential acquisition of Alteryx; and (3) the decisions by Sponsor B and Sponsor E to cease their respective consideration of an acquisition of Alteryx and the reasons provided for those decisions. The representatives of Qatalyst Partners reviewed the perspectives offered by certain potential acquirers, including as to (1) the significant risks and challenges associated with incorporating a cloud-based business model into Alteryx’s operations, particularly given that the addition of cloud-based products had recently commenced; (2) concerns regarding Alteryx’s declining growth trajectory and need to significantly improve operating margins (which margins were expected to continue to be negatively impacted by our efforts and investments to develop a cloud-based business model); and (3) the risks to, and potential impact on, our business related to generative artificial intelligence. The representatives of Qatalyst Partners noted that, at this stage, none of the potential acquirers had raised to Qatalyst Partners that they were interested in initiating discussions with any Alteryx stockholders regarding any potential “rollover” of equity interests in connection with a sale transaction. The Special Committee discussed (1) whether to continue the process of exploring strategic alternatives, including a potential sale of Alteryx; and (2) Alteryx continuing as an independent company, including the opportunities, risks and challenges to achieving the financial and operating results contemplated by the draft long-term operating and financial plan previously presented to the Alteryx Board. In light of the results of the initial phase of the strategic review process, and the Special Committee’s continued perception that a sale of Alteryx could, depending on its terms, be in the best interests of Alteryx and its stockholders relative to the continued execution of Alteryx’s business plan as an independent company, the Special Committee believed that it was appropriate to continue and advance the strategic review process. As such, the Special Committee directed Alteryx management and Qatalyst Partners to continue working with the remaining interested potential acquirers, including by providing them access to non-public due diligence information, but not to allow the remaining interested potential acquirers to contact third-party debt or equity financing sources at such time, with the objective of seeking improved and more specific acquisition proposals from those acquirers by early July 2023, following the closing of Alteryx’s second quarter of 2023. The Special Committee also discussed the possibility of expanding the outreach process to solicit interest from additional counterparties, including potential strategic counterparties, as well as the risks to Alteryx of a wider private or public solicitation process. Based on these considerations, the Special Committee determined not to contact additional potential counterparties at that time or to permit Sponsor C to partner with another party (including Strategic 1) in connection with a potential acquisition of Alteryx. In executive session, without representatives of Qatalyst Partners in attendance, Mr. Cory and representatives of Wilson Sonsini provided an update on the negotiation of the terms of Qatalyst Partners’ engagement. To ensure that the Special Committee had input from diverse perspectives, the Special Committee then directed Alteryx management to obtain additional market perspectives on the current and prospective trading performance of our Class A common stock from multiple independent financial advisors who were not aware of the ongoing exploration of strategic alternatives. In executive session, without Alteryx management in attendance, the Special Committee continued to discuss Alteryx’s prospects as an independent company, including various organizational and management compensation changes that might be appropriate in that context to position Alteryx to successfully execute its business plan.

Second Phase of Strategic Review: Price and Structure Refinement

Following the Special Committee meeting of May 26, 2023, as directed by the Special Committee, Alteryx management contacted representatives of two independent financial advisors to obtain their perspectives on the current and prospective trading performance of our Class A common stock. Both financial advisors were well known to Alteryx management given their qualifications, extensive expertise, international reputation and experience advising software companies in connection with potential strategic transactions. As instructed, Alteryx management did not disclose to these financial advisors the ongoing work of the Special Committee or the Alteryx Board related to a potential sale of Alteryx or any other strategic transaction.

On May 30, 2023, Mr. Anderson met with representatives of Sponsor G and representatives of Qatalyst Partners to discuss Alteryx’s business on the basis of publicly available information.

On May 31, 2023, the Special Committee met, with Alteryx management in attendance. The Special Committee discussed the due diligence information to be provided to the remaining interested potential acquirers. The Special Committee again discussed the possibility of expanding the outreach process to solicit interest from additional counterparties, including potential strategic counterparties, and confirmed its prior determination not to contact additional parties at that time.

On June 2, 2023, representatives of Sponsor G met with representatives of Qatalyst Partners. During the meeting, the representatives of Sponsor G verbally expressed Sponsor G’s preliminary interest, based on publicly available information and subject to continued due diligence, in acquiring Alteryx at a valuation in the “$50s” in cash per share of our common stock, but noted that Sponsor G would require an equity partner that was willing to lead the transaction. The representatives of Sponsor G stated that, with an experienced partner, Sponsor G might be able to offer a price per share in the “high $50s” or “low $60s,” but could not commit to a definitive price at that time.

On June 6, 2023, following the conclusion of the negotiation of the terms of Qatalyst Partners’ engagement, the form of engagement letter with Qatalyst Partners was provided to the members of the Special Committee for review and approval. Qatalyst Partners also provided the Special Committee with customary relationship disclosures, which included disclosures related to Qatalyst Partners’ relationships with Alteryx and the potential acquirers then currently engaged in discussions with Alteryx. The Special Committee did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities.

On June 7, 2023, the engagement letter with Qatalyst Partners was executed.

On June 8, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the due diligence review of the remaining interested potential acquirers. The representatives of Qatalyst Partners then reviewed an indicative timeline for a potential sale of Alteryx. The Special Committee concurred with the recommendation of Qatalyst Partners that revised acquisition proposals should be requested to be received by mid-July 2023 following the closing of Alteryx’s second quarter of 2023. In executive session, without representatives of Qatalyst Partners in attendance, Alteryx management presented the feedback received from the two independent financial advisors regarding current and prospective trading performance of our Class A common stock, including their respective views that Alteryx’s share price would only improve meaningfully above current trading levels if Alteryx demonstrated (1) multiple quarters or years of executing on its business plan and meeting or out-performing guidance and Wall Street expectations; and (2) progress toward incorporating a cloud-based business model into its operations. It was the consensus of the Special Committee that these additional perspectives provided helpful context for its evaluation of potential strategic alternatives. Alteryx management discussed trends and expectations for Alteryx’s second quarter of 2023 operational and financial results, including relative to Alteryx’s public guidance. In executive session, without Alteryx management in attendance, the Special Committee continued to discuss Alteryx’s prospects as an independent company, including various organizational and management compensation changes that might be appropriate in that context to position Alteryx to successfully execute its business plan.

Beginning on June 10, 2023, Clearlake, Sponsor A, Sponsor D, Sponsor F and Sponsor G and their respective authorized representatives were granted access to a virtual data room containing non-public operational and financial information regarding Alteryx’s business. From time to time thereafter, Alteryx management met with representatives of each of these potential acquirers and other potential acquirers described below, with the awareness and authorization of the Special Committee, to provide operational and financial due diligence information regarding Alteryx’s business.

On June 14, 2023, representatives of Clearlake contacted representatives of Qatalyst Partners to express an interest in partnering with Sponsor F on a potential joint acquisition of Alteryx.

Also on June 14, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Alteryx management reviewed then-current results and expectations for Alteryx’s second quarter of 2023 operational and financial results, including a slowdown in new bookings relative to the management’s expectations. The representatives of Qatalyst Partners provided an update on the due diligence review of the remaining interested potential acquirers. The Special Committee discussed the preparation of an updated draft long-term operating and financial plan. The Special Committee directed Alteryx management to prepare such a plan for review by the Special Committee and the Alteryx Board that reflected (1) Alteryx management’s then-current best estimates of the future operational and financial performance of Alteryx in light of the sensitivities reviewed with the Alteryx Board; (2) the feedback previously provided by members of the Special Committee and the Alteryx Board; and (3) updated trends and expectations for Alteryx’s operational and financial performance for full year 2023. The representatives of Qatalyst Partners described the request from Clearlake to partner with Sponsor F in connection with a potential joint acquisition of Alteryx. The Special Committee authorized Qatalyst Partners to discuss the potential partnership with Sponsor F; if Sponsor F expressed an interest in partnering with Clearlake, then the Special Committee authorized Clearlake and Sponsor F to work together in connection with a potential joint acquisition. The Special Committee authorized this potential partnership based on its view that (1) Clearlake would be better positioned to consummate an acquisition of Alteryx if it could work closely with another source of equity financing; and (2) the indicative proposals provided by each of Clearlake and Sponsor F were sufficiently close that a partnership would not likely impact the value of each party’s proposal or the competitive dynamic of the sale process. The representatives of Wilson Sonsini reviewed with the members of the Special Committee their fiduciary duties under Delaware law. In executive session, without Alteryx management or representatives of Qatalyst Partners in attendance, the

Special Committee discussed the appropriate time to discuss with Mr. Stoecker his interest, in his capacity as a significant stockholder of Alteryx, in a sale of Alteryx, including whether he had any potential interest in a “rollover” of his equity interests in connection with such a transaction. The Special Committee determined not to raise this matter with Mr. Stoecker until receipt of an acquisition proposal that the Special Committee believed was actionable.

On June 15, 2023 representatives of Qatalyst Partners spoke to representatives of Sponsor F regarding Sponsor F’s potential interest in a joint acquisition of Alteryx. In this discussion, Sponsor F did not express interest in working with a partner in connection with a potential joint acquisition. Qatalyst Partners then relayed to representatives of Clearlake that Alteryx was not permitting parties to partner at this time, but that such decision could be revisited at a later time.

On June 27, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Alteryx management reviewed then-current results and expectations for Alteryx’s second quarter of 2023 operational and financial results. The representatives of Qatalyst Partners provided an update on the due diligence review of the remaining interested potential acquirers, including the relative level of engagement being expressed by each potential acquirer. The representatives of Qatalyst Partners then reviewed an indicative timeline for a potential sale of Alteryx. Following discussion, the Special Committee concurred that Qatalyst Partners should distribute a bid process letter to the interested potential acquirers reflecting a bid date of July 20, 2023. Mr. Warmenhoven noted that Mr. Stoecker had previously indicated, following the meeting of the Alteryx Board on April 2023, that he could be interested in exploring a potential “rollover” of his equity interests in connection with a sale of Alteryx, depending on the terms of the transaction. The Special Committee determined to defer any further discussions with Mr. Stoecker regarding his preliminary interest in a sale of Alteryx, including in a potential “rollover,” until receipt of an acquisition proposal that the Special Committee believed was actionable. The Special Committee then discussed the possibility of expanding the outreach process to solicit interest from additional potential counterparties, including potential strategic counterparties, and confirmed its determination not to contact additional parties at that time based on the considerations previously discussed by the Special Committee.

On June 28, 2023, consistent with the direction of the Special Committee, Qatalyst Partners distributed a bid process letter to each of the potential acquirers that were still actively considering an acquisition of Alteryx: Clearlake, Sponsor A, Sponsor D, Sponsor F and Sponsor G. The bid process letter requested that non-binding, indicative acquisition proposals be submitted in writing no later than July 20, 2023.

On July 2, 2023, representatives of a financial sponsor (which we refer to as “Sponsor H”) contacted representatives of Qatalyst Partners, on an unsolicited basis, to express Sponsor H’s interest in learning more about Alteryx’s business. The representatives of Sponsor H stated that they were aware of market rumors that Qatalyst Partners was working with Alteryx on a potential sale. The members of the Special Committee were subsequently informed of Sponsor H’s inquiry.

On July 5, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the due diligence review of the remaining interested potential acquirers, including the relative level of engagement being expressed by each potential acquirer, as well as expectations with respect to acquisition proposals that would be submitted by the requested bid date of July 20, 2023. Alteryx management reviewed Alteryx’s preliminary operational and financial results for the second quarter of 2023, including that Alteryx’s (1) annualized recurring revenue was expected to be below Alteryx’s publicly disclosed guidance; and (2) customer pipeline conversion at the conclusion of the second quarter of 2023 had been less robust than expected. Alteryx management reviewed the impact of Alteryx’s second quarter results on their expectations for Alteryx’s performance for the remainder of 2023 and over the longer term, noting that, in light of recent operating results and trends, Alteryx’s management believed that (1) full year 2023 annualized recurring revenue public guidance would need to be lowered significantly; and (2) expectations for Alteryx’s future performance would need to be significantly revised. The Special Committee directed Alteryx management to present an updated draft long-term operating and financial plan for Alteryx at the meeting of the Alteryx Board scheduled for the next day.

On July 6, 2023, the Alteryx Board met, with Alteryx management and representatives of Wilson Sonsini in attendance. Mr. Warmenhoven provided an update on the current phase of the Special Committee’s exploration of potential strategic alternatives, including the request that potential acquirers submit acquisition proposals by July 20, 2023. Alteryx management reviewed Alteryx’s preliminary operational and financial results for the second quarter of 2023, including the challenges in customer pipeline conversion at the conclusion of the second quarter of 2023. As directed by the Special Committee, Alteryx management then presented an updated draft of Alteryx’s long-term operating and financial plan for the second half of 2023 through 2026, including updated assumptions and estimates for Alteryx’s future operational financial performance based on Alteryx’s results for the second quarter of 2023 and trends in Alteryx’s business and industry. The Alteryx Board provided feedback on the updated draft long-term operating and financial plan, including with respect to assumptions regarding Alteryx’s operations and additional expense reductions that could be implemented. The Alteryx Board requested that Alteryx management prepare a revised draft long-term operating and financial plan for further discussion.

Later on July 6, 2023, the Special Committee met, with Alteryx management and representatives of Wilson Sonsini in attendance. It was the consensus of the Special Committee that Alteryx management should continue with its preparation of an updated draft long-term operating and financial plan for Alteryx, taking into consideration the feedback and direction provided by the Alteryx Board at its meeting held earlier in the day.

On July 11, 2023, the Alteryx Board met, with Alteryx management and representatives of Wilson Sonsini in attendance. As directed by the Alteryx Board and the Special Committee, Alteryx management presented an updated draft long-term operating and financial plan for Alteryx for the second half of 2023 through 2026. Following discussion, the Alteryx Board (1) adopted the portion of the Alteryx long-term plan covering the second half of 2023; and (2) instructed the Special Committee to continue to work with Alteryx management to finalize the portions of the Alteryx long-term plan for 2024 and beyond, including for purposes of the Special Committee’s ongoing exploration of potential strategic alternatives. We refer to this long-term operating and financial plan for Alteryx, as adopted in part by the Alteryx Board at this meeting and subsequently adopted in part by the Special Committee as described below, as the “Alteryx long-term plan”. Additional information about the preparation and substance of the Alteryx long-term plan is contained in the section of this proxy statement captioned “—Financial Projections.”

Later on July 11, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners reviewed an indicative timeline for a potential sale of Alteryx. Following discussion, the Special Committee determined to delay the deadline for receiving revised acquisition proposals from July 20, 2023 until August 10, 2023 (which date would be after Alteryx’s anticipated second quarter earnings announcement on August 7, 2023), based on the Special Committee’s view that potential acquirers would not submit acquisition proposals before understanding the public reaction to the announcement of Alteryx’s results for the second quarter of 2023 (which results were expected to include a significant reduction in full year 2023 public guidance for annualized recurring revenue, implying annual growth for 2023 of 12 percent, compared to the 22 percent annual growth expected at the beginning of 2023). The Special Committee discussed (1) whether to continue the exploration of potential strategic alternatives; and (2) Alteryx continuing as an independent company, including the opportunities, risks and challenges to achieving the results implied by the Alteryx long-term plan. The Special Committee determined to continue the exploration of strategic alternatives, including the potential sale of Alteryx, based on its continued perception that a sale of Alteryx could be, depending on its terms, in the best interests of Alteryx and its stockholders relative to the continued execution of our business plan as an independent company. Accordingly, the Special Committee instructed Alteryx management to continue providing due diligence information to the remaining interested potential acquirers in advance of the revised bid date. The Special Committee then discussed the portions of the Alteryx long-term plan for 2024 and beyond, and the related assumptions, and adopted the portions of the Alteryx long-term plan for 2024 and beyond. Further, the Special Committee approved Qatalyst Partners providing the Alteryx long-term plan to appropriate potential acquirers. The Special Committee discussed the possibility of expanding the outreach process to solicit interest from additional potential counterparties, including potential strategic counterparties. The Special Committee determined to further review, with representatives of Qatalyst Partners, potential strategic counterparties with whom Alteryx might consider engaging based on those parties’ ability to finance and consummate a transaction and such parties’ potential strategic rationale for a transaction. Following the meeting, Qatalyst Partners separately contacted each of Clearlake, Sponsor A, Sponsor D, Sponsor F and Sponsor G (which were the potential acquirers that had initially received a bid process letter) to inform them of the revised bid date of August 10, 2023.

On July 13, 2023, Mr. Anderson met with a representative of a potential strategic counterparty (which we refer to as “Strategic 1”) to discuss routine commercial matters unrelated to Alteryx’s exploration of potential strategic alternatives. During the meeting, the representative of Strategic 1 expressed, on an unsolicited basis, Strategic 1’s preliminary interest in an acquisition of Alteryx. Mr. Anderson referred the representative of Strategic 1 to Qatalyst Partners. Shortly thereafter, the members of the Special Committee were informed of Strategic 1’s interest, as well as Qatalyst Partners’ views with respect to potential strategic acquirers with whom Alteryx might consider engaging based on each such party’s ability to finance and consummate a transaction and each such party’s potential strategic rationale for a transaction with Alteryx. Based on these factors, the members of the Special Committee concurred in authorizing Qatalyst Partners to contact Strategic 1 and five other potential strategic acquirers (which we refer to as “Strategic 2,” “Strategic 3,” “Strategic 4,” “Strategic 5” and “Strategic 6,” respectively) regarding their interest in a potential strategic transaction, including a potential acquisition of Alteryx. The members of the Special Committee also concurred, in response to Sponsor H’s outreach to Qatalyst Partners on July 2, 2023, to authorize Alteryx management and representatives of Qatalyst Partners to meet with Sponsor H to permit Sponsor H to further develop its views on a potential acquisition of Alteryx. In making such authorization, the members of the Special Committee noted Sponsor H’s expressed interest in Alteryx and the possibility that Sponsor H could be partnered with another potential acquirer to execute an acquisition of Alteryx.

On July 16, 2023, consistent with the direction of the Special Committee, Qatalyst Partners separately contacted representatives of Strategic 1, Strategic 2, Strategic 3, Strategic 4, Strategic 5 and Strategic 6 to gauge their interest in a strategic transaction involving Alteryx.

On July 17, 2023, representatives of each of Strategic 2, Strategic 3 and Strategic 4 separately informed representatives of Qatalyst Partners that Strategic 2, Strategic 3 and Strategic 4, respectively, were not interested in pursuing a strategic transaction involving Alteryx. Each of Strategic 2, Strategic 3 and Strategic 4 did not engage further with the representatives of Alteryx or Qatalyst Partners regarding a strategic transaction after this communication regarding a strategic transaction.

On July 18, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the due diligence review of remaining interested potential acquirers. The representatives of Qatalyst Partners provided an update on the status of the outreach to the strategic acquirers as directed by the Special Committee. The Special Committee discussed the possibility of expanding the outreach process to solicit interest from additional potential strategic acquirers. The Special Committee, taking into consideration its discussions with Qatalyst Partners, determined not to contact additional strategic acquirers at such time in light of the Special Committee’s view that any additional potential counterparties would likely not have a meaningful interest in a strategic transaction involving Alteryx, as well as the potential impact to Alteryx and its business in the event of public disclosure leaks that Alteryx was exploring strategic alternatives. The Special Committee also further discussed the Alteryx long-term plan and the risks and challenges to achieving the operational and financial results contemplated by that plan.

On July 18, 2023, consistent with the direction of the Special Committee, prospective financial information for the second half of 2023 through 2026 included in the Alteryx long-term plan was provided to Clearlake, Sponsor A, Sponsor D, Sponsor F and Sponsor G, and subsequently to other potential acquirers that entered into a confidentiality agreement with Alteryx, as described below.

On July 19, 2023, representatives of Strategic 5 informed representatives of Qatalyst Partners that Strategic 5 was not interested in pursuing a strategic transaction involving Alteryx. Strategic 5 did not engage further with the representatives of Alteryx or Qatalyst Partners regarding a strategic transaction after this communication regarding a strategic transaction.

Also on July 19, 2023, Qatalyst Partners sent revised bid process letters to Clearlake, Sponsor A, Sponsor D, Sponsor F, Sponsor G and Sponsor H that included a revised bid date of August 10, 2023, as previously communicated to such parties by Qatalyst Partners.

On July 21, 2023, Alteryx entered into a confidentiality agreement with Sponsor H, which contained customary “standstill” provisions restricting Sponsor H from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor H from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor H from requesting that Alteryx release Sponsor H from its “standstill” restrictions. Representatives of Sponsor H were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Sponsor H’s due diligence review of Alteryx.

Also on July 21, 2023, representatives of each of Strategic 1 and Strategic 6 separately informed representatives of Qatalyst Partners that Strategic 1 and Strategic 6, respectively, were not interested in pursuing a strategic transaction involving Alteryx. Each of Strategic 1 and Strategic 6 did not engage further with the representatives of Alteryx or Qatalyst Partners regarding a strategic transaction after this communication regarding a strategic transaction.

On July 24, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the due diligence review by the remaining interested potential acquirers and the responses from the potential strategic counterparties. The Special Committee then discussed with Wilson Sonsini the proposed terms of a merger agreement that would be used in connection with a potential sale of Alteryx.

On July 27, 2023, Mr. Anderson met with representatives of Sponsor H and representatives of Qatalyst Partners to discuss Alteryx’s business.

On July 28, 2023, the Alteryx Board met, with Alteryx management and representatives of Wilson Sonsini in attendance. Mr. Warmenhoven provided an update on the status of the Special Committee’s exploration of potential strategic alternatives, including the status of discussions with potential counterparties with respect to a potential sale of Alteryx.

Also on July 28, 2023, the Special Committee met, with Alteryx management and representatives of Wilson Sonsini in attendance. The Special Committee discussed the Alteryx long-term plan, as well as Alteryx’s prospects, opportunities and challenges beyond 2026. To better understand Alteryx’s prospects beyond 2026, the Special Committee instructed Alteryx management to prepare an illustrative extrapolation of the Alteryx long-term plan for 2027 through 2033 for further review and consideration by the Special Committee.

On August 2, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the status of discussions with the remaining interested potential acquirers of Alteryx. Alteryx management reviewed an illustrative extrapolation of the Alteryx long-term plan for 2027 through 2033, and the Special Committee provided feedback on the plan extrapolations. The Special Committee discussed with Wilson Sonsini the proposed terms of a merger agreement that would be used in connection with a potential sale of Alteryx, and requested that Mr. Cory work with Wilson Sonsini to develop a draft of such merger agreement.

On August 3, 2023, Alteryx management shared with the members of the Special Committee an updated illustrative extrapolation of the Alteryx long-term plan for 2027 through 2033 that reflected the feedback provided by the Special Committee (which we refer to as the “plan extrapolations”). The members of the Special Committee approved sharing the Alteryx-long term plan and the plan extrapolations with Qatalyst Partners for purposes of performing its financial analyses in connection with rendering its opinion to the Alteryx Board. Additional information about the preparation and substance of the plan extrapolations is contained in the section of this proxy statement captioned “—Financial Projections.”

After the close of trading on August 7, 2023, Alteryx held its earnings call to report second quarter financial results for 2023 and to provide financial guidance for the third quarter and full year of 2023. Our annualized recurring revenue for the second quarter finished $13 million below Wall Street consensus estimates, and the mid-point of annualized recurring revenue guidance for the third quarter of 2023 was $32 million below the mid-point of Wall Street consensus estimates. Our full year guidance for annualized recurring revenue was reduced by $85 million, which implied a full year 2023 annualized recurring revenue growth of 12 percent, as compared to the 22 percent expected at the beginning of 2023. Our Class A common stock closed trading at a price of $30.87 per share on August 8, 2023, the first full trading day following the earnings call.

On August 10, 2023, representatives of Sponsor A informed representatives of Qatalyst Partners that Sponsor A did not believe that it would be in a position to submit a proposal at a price that the Special Committee would be prepared to consider due to Sponsor A’s perception of the (1) challenges in Alteryx’s business, including the deceleration in Alteryx’s growth trajectory; (2) risks related to our recent introduction of a cloud-business model; and (3) inherent uncertainty of forecasting new bookings. In response, representatives of Qatalyst Partners nonetheless encouraged Sponsor A to submit an acquisition proposal.

Also on August 10, 2023, representatives of Clearlake verbally informed representatives of Qatalyst Partners that Clearlake did not believe that it was in a position to submit an acquisition proposal at the valuation levels previously indicated by Clearlake and it was unlikely Clearlake would be in a position to submit an acquisition proposal at a valuation of $50.00 in cash per share of our common stock or higher, due to concerns regarding the deceleration in Alteryx’s growth trajectory and the perceived risks related to improving Alteryx’s profitability profile. Clearlake did not submit a written acquisition proposal at that time or engage further with the representatives of Alteryx or Qatalyst Partners until September 14, 2023.

Also on August 10, 2023, representatives of Sponsor D informed representatives of Qatalyst Partners that Sponsor D would not submit an acquisition proposal and was no longer considering a potential acquisition of Alteryx. Sponsor D noted its concerns surrounding (1) the deterioration in Alteryx’s business momentum; and (2) uncertainty around Alteryx management’s ability to execute its long-term operating and financial plan. Sponsor D did not engage further with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

Also on August 10, 2023, representatives of Sponsor G informed representatives of Qatalyst Partners that Sponsor G would not be submitting an acquisition proposal at such time but would be interested in partnering with one or more other acquirers in connection with a potential joint acquisition of Alteryx at a valuation in the “$50s” in cash per share of our common stock. Sponsor G specified that it would not be able to lead such a transaction and that an acceptable lead partner would need to be an experienced software investor.

Also on August 10, 2023, representatives of Sponsor H informed representatives of Qatalyst Partners that Sponsor H would not be submitting an acquisition proposal at such time but would be interested in partnering with one or more other potential acquirers in connection with a potential joint acquisition of Alteryx at a valuation in the “high $40s” or “low $50s” in cash per share of our common stock. Sponsor H specified that it would not be able to lead a transaction and that an acceptable lead partner would need to be an experienced software investor. Sponsor H did not engage further with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

On August 11, 2023, representatives of Sponsor B met with representatives of Qatalyst Partners. During the meeting, the representatives of Sponsor B indicated that Sponsor B would be interested in re-engaging in discussions regarding a potential acquisition of Alteryx at a valuation “below $60.00” in cash per share of our common stock. The representatives of Qatalyst Partners informed Sponsor B that they would need to provide a more precise perspective on valuation before receiving additional access to Alteryx management or any non-public due diligence information.

Also on August 11, 2023, representatives of Sponsor F informed representatives of Qatalyst Partners that Sponsor F would not submit an acquisition proposal and was no longer considering a potential acquisition of Alteryx. Sponsor F noted its concerns regarding the (1) deterioration in Alteryx’s business momentum; (2) perceived risks related to our recent introduction of a cloud-business model; and (3) uncertainty around Alteryx management’s ability to execute to its long-term operating and financial plan. Sponsor F did not engage further with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

On August 12, 2023, Sponsor A submitted a written, non-binding proposal to acquire Alteryx for $45.00 in cash per share of our common stock (which proposal is referred to as the “Sponsor A August proposal”).

On August 13, 2023, representatives of Sponsor B informed representatives of Qatalyst Partners that Sponsor B believed that it could support an acquisition of Alteryx at a valuation in the “$40s” in cash per share of our common stock and potentially up to the “$50s” per share, subject to reviewing non-public due diligence information. Shortly thereafter, the members of the Special Committee were informed of Sponsor B’s renewed acquisition interest, and the members of the Special Committee concurred in authorizing Alteryx management and Qatalyst Partners to meet with Sponsor B and to provide non-public due diligence information to Sponsor B.

On August 14, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the status of discussions with, and acquisition proposals communicated by, potential acquirers of Alteryx as described above. The representatives of Qatalyst Partners also reviewed feedback regarding Alteryx provided by certain potential acquirers (including those who had declined to proceed with an acquisition as described above). The Special Committee discussed this feedback, as well as the execution of the operating and financial plan contemplated by the Alteryx long-term plan. The representatives of Qatalyst Partners provided Qatalyst Partners’ preliminary financial analysis of the Sponsor A August proposal. The Special Committee discussed Sponsor G’s and Sponsor H’s expressed interest in partnering with another acquirer in connection with a potential joint acquisition of Alteryx. It was the consensus of the Special Committee to meet later in the week to continue to discuss next steps in the transaction process.

On August 16, 2023, Alteryx entered into a confidentiality agreement with Sponsor B, which contained customary “standstill” provisions restricting Sponsor B from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor B from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor B from requesting that Alteryx release Sponsor B from its “standstill” restrictions. Representatives of Sponsor B were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Sponsor B’s due diligence review of Alteryx.

On August 18, 2023, representatives of Sponsor B informed representatives of Qatalyst Partners that Sponsor B would not be submitting an acquisition proposal and was no longer considering a potential acquisition of Alteryx. Sponsor B noted perceived risk around generative artificial intelligence and the potential impact that it could have on our long-term business prospects. Sponsor B did not engage further with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

On August 19, 2023, the Special Committee met with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided a status update on a possible acquisition of Alteryx, including that Sponsor B had declined to engage in further discussions regarding an acquisition of Alteryx. The Special Committee determined that Mr. Warmenhoven should meet with Mr. Stoecker to discuss the valuation of Alteryx implied by the Sponsor A August proposal and better assess Mr. Stoecker’s interest, in his capacity as a significant stockholder of Alteryx, in a sale of Alteryx, including whether he had any potential interest in a “rollover” of his equity interests in connection with such a transaction. In executive session, without representatives of Qatalyst Partners in attendance, the Special Committee discussed Alteryx’s prospects as an independent company, including various organizational and management compensation changes that might be appropriate in that context to position Alteryx to successfully execute its business plan.

On August 19, 2023, Mr. Warmenhoven met with Mr. Stoecker. During the meeting, Mr. Stoecker expressed his support, in his capacity as a significant stockholder of Alteryx, for a potential sale of Alteryx, but made clear his expectation that the Special Committee should seek to improve the value of the Sponsor A August proposal, in addition to considering proposals from any other interested parties. Mr. Stoecker also informed Mr. Warmenhoven that he was no longer interested in pursuing a “rollover” of his equity interests in connection with a sale transaction.

On August 21, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Mr. Warmenhoven reported on his discussion with Mr. Stoecker. The Special Committee discussed ways to improve the value of the Sponsor A August proposal, as well as the possibility of partnering Sponsor A with Sponsor G or Sponsor H in a potential joint acquisition of Alteryx. The Special Committee directed representatives of Qatalyst Partners to (1) inform Sponsor A that its acquisition price was unacceptable; (2) request a revised acquisition proposal at a value in the “$50s” in cash per share of our common stock; and (3) determine if Sponsor A would be open to partnering with Sponsor G or Sponsor H in a potential joint acquisition of Alteryx. As directed by the Special Committee, representatives of Qatalyst Partners subsequently informed representatives of Sponsor A of these matters. In those conversations, the representatives of Qatalyst Partners did not inform Sponsor A of the identity of either Sponsor G or Sponsor H. In response, Sponsor A did not express an interest in partnering with either Sponsor G or Sponsor H for a joint acquisition of Alteryx.

Beginning on August 22, 2023, a representative of a potential strategic acquirer (which we refer to as “Strategic 7”) contacted Mr. Anderson multiple times on an unsolicited basis to express an interest in learning more about Alteryx’s business. Mr. Anderson referred the representative of Strategic 7 to Qatalyst Partners.

On August 23, 2023, representatives of Insight contacted Mr. Warmenhoven and representatives of Qatalyst Partners to express their interest in participating in a potential acquisition of Alteryx. The representatives of Insight stated their desire to partner with Sponsor A to work toward a potential joint acquisition of Alteryx. Shortly thereafter, the members of the Special Committee were informed of Insight’s interest in participating in an acquisition of Alteryx. Jeff Horing, one of the members of the Alteryx Board (but not a member of the Special Committee), is a senior executive at Insight and was aware, in his capacity as a member of the Alteryx Board, of the exploration of strategic alternatives being conducted by the Special Committee. Mr. Horing was not one of the representatives of Insight that contacted Mr. Warmenhoven.

Later on August 23, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on their discussions with representatives of Sponsor A. The Special Committee also discussed Insight’s request to partner with Sponsor A. The representatives of Wilson Sonsini reviewed preliminary perspectives on certain regulatory implications of a potential joint acquisition of Alteryx by Sponsor A and Insight, including the possibility that such an acquisition would be subject to higher regulatory scrutiny given that both Sponsor A and Insight had investments in portfolio companies that might be viewed as competitive with Alteryx. The Special Committee determined to inform Insight that Alteryx would not permit Insight to partner with Sponsor A because an acquisition involving both entities could generate an unacceptable amount of regulatory risk to completing the potential transaction. The Special Committee continued to discuss with the representatives of Qatalyst Partners ways to increase the value of the Sponsor A August proposal. The Special Committee determined that Alteryx management and representatives of Qatalyst Partners should (1) provide additional non-public due diligence information to Sponsor A with the objective of obtaining an improved acquisition proposal; and (2) enter into a confidentiality agreement with Insight, meet with representatives of Insight and provide due diligence information to Insight to determine whether Insight would be in a position to submit an acquisition proposal independently or in partnership with a financial sponsor other than Sponsor A.

Later on August 23, 2023, the Alteryx Board met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Mr. Horing recused himself from the meeting. Representatives of Fenwick & West LLP, additional outside counsel to Alteryx, were also in attendance. Mr. Warmenhoven provided an update on the status of the Special Committee’s exploration of potential strategic alternatives. The representatives of Qatalyst Partners reviewed (1) the potential acquirers contacted at the direction of the Special Committee; (2) the results of that outreach process; and (3) feedback on Alteryx provided by certain potential acquirers (including those who had declined to proceed with an acquisition as described above). The representatives of Qatalyst Partners provided Qatalyst Partners’ preliminary financial analysis of the Sponsor A August proposal and discussed a preliminary valuation of Alteryx. The Alteryx Board discussed Alteryx’s prospects as an independent company, including the risks and challenges to achieving the operational and financial results contemplated by the Alteryx long-term plan and the plan extrapolations.

On August 28, 2023, Alteryx entered into a confidentiality agreement with Insight, which contained customary “standstill” provisions restricting Insight from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Insight from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Insight from requesting that Alteryx release Insight from its “standstill” restrictions. Representatives of Insight were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Insight’s due diligence review of Alteryx.

Later on August 28, 2023, Mr. Anderson met with representatives of Insight and representatives of Qatalyst Partners to discuss Alteryx’s business.

On August 30, 2023, representatives of a financial sponsor (which we refer to as “Sponsor I”) contacted representatives of Qatalyst Partners on an unsolicited basis, noting that Sponsor I had learned through market rumors that Qatalyst Partners was advising Alteryx on a potential sale transaction and expressing Sponsor I’s interest in learning more about Alteryx’s business. Shortly thereafter, the members of the Special Committee were informed of Sponsor I’s inquiry and concurred in authorizing Alteryx management and representatives of Qatalyst Partners to meet with Sponsor I to permit it to develop its views on a potential acquisition of Alteryx. In making such authorization, the members of the Special Committee noted Sponsor I’s interest in, and ability to execute, a potential acquisition of Alteryx.

On September 2, 2023, representatives of Insight contacted representatives of Qatalyst Partners concerning Insight’s interest in partnering with another financial sponsor (which we refer to as “Sponsor J”) or, if Sponsor J was unavailable, Sponsor H in connection with a potential joint acquisition of Alteryx. Shortly thereafter, the members of the Special Committee were informed of Insight’s request, and the members of the Special Committee concurred in authorizing Qatalyst Partners to contact Sponsor J to determine its interest in partnering with Insight. The members of the Special Committee also concurred in allowing Insight and Sponsor J to work together toward a potential joint acquisition of Alteryx if Sponsor J was interested in doing so.

On September 3, 2023, representatives of Qatalyst Partners contacted representatives of Sponsor J to determine Sponsor J’s interest in pursuing an acquisition of Alteryx in partnership with Insight. The representatives of Sponsor J expressed an interest in learning more about Alteryx’s business and exploring a potential joint acquisition of Alteryx with Insight.

On September 5, 2023, Alteryx entered into a confidentiality agreement with Sponsor I, which contained customary “standstill” provisions restricting Sponsor I from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor I from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor I from requesting that Alteryx release Sponsor I from its “standstill” restrictions. Representatives of Sponsor I were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Sponsor I’s due diligence review of Alteryx.

Also on September 5, 2023, Alteryx entered into a confidentiality agreement with Sponsor J, which contained customary “standstill” provisions restricting Sponsor J from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor J from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor J from requesting that Alteryx release Sponsor J from its “standstill” restrictions. Representatives of Sponsor J were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Sponsor J’s due diligence review of Alteryx.

On September 6, 2023, Reuters published an article reporting that Alteryx was exploring a potential sale. The price per share of our Class A common stock as of the close of trading on September 5, 2023, the last full trading day prior to the publication of the Reuters article, was $30.39. From time to time after the publication of the Reuters article, various third parties contacted representatives of Qatalyst Partners to express their non-specific interest in participating in an acquisition of Alteryx and several third parties expressed interest in being a source of equity financing for the prospective transaction. The Special Committee was regularly informed of these contacts and determined not to engage with these parties based on the Special Committee’s view that they did not have the capability to lead, or provide meaningful financing in connection with, a potential acquisition of Alteryx.

On September 7, 2023, representatives of a potential strategic acquirer (which we refer to as “Strategic 8”) contacted representatives of Qatalyst Partners to express Strategic 8’s interest in considering an acquisition of Alteryx. Shortly thereafter, the members of the Special Committee were informed of Strategic 8’s inquiry and concurred in authorizing Alteryx management and Qatalyst Partners to meet with Strategic 8 and to provide Strategic 8 with due diligence information regarding Alteryx’s business. In making such authorization, the members of the Special Committee noted Strategic 8’s interest in, and ability to execute, a potential acquisition of Alteryx.

Also on September 7, 2023, a representative of a financial sponsor (which we refer to as “Sponsor K”) contacted representatives of Qatalyst Partners and stated that they were aware of press reports that Qatalyst Partners was working with Alteryx on a potential sale. The members of the Special Committee were informed of the conversation with Sponsor K.

On September 11, 2023, the Special Committee met with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners reviewed the current status of the engagement with the potential counterparties and developments relating thereto. The representatives of Wilson Sonsini reviewed the potential regulatory implications related to a potential joint acquisition of Alteryx by Sponsor J and Insight, and the possibility that the acquisition would be subject to higher regulatory scrutiny given that both Sponsor J and Insight had investments in portfolio companies that might be viewed as competitive with Alteryx’s business, although the overall regulatory risk to completing the potential transaction would likely be lower than in a joint acquisition of Alteryx by Sponsor A and Insight. The Special Committee determined to continue to permit Sponsor J and Insight to work together toward a potential joint acquisition in light of the Special Committee’s view that Sponsor J would not be interested in pursuing an acquisition of Alteryx other than in partnership with Insight. Alteryx management discussed then-current results and expectations for Alteryx’s third quarter of 2023 operational and financial results. Mr. Anderson also described the outreach by Strategic 7. The Special Committee instructed Qatalyst Partners to investigate Strategic 7’s interest in an acquisition, though the Special Committee noted it did not appear that Strategic 7 had the financial capability to acquire Alteryx.

Also on September 11, 2023, Alteryx entered into a confidentiality agreement with Strategic 8, which did not contain “standstill” provisions restricting Strategic 8 from making public or confidential proposals with respect to the acquisition of Alteryx, as it was Strategic 8’s policy not to agree to “standstill” provisions.

On September 13, 2023, as directed by the Special Committee, representatives of Qatalyst Partners spoke with representatives of Strategic 7. The representatives of Qatalyst Partners noted Alteryx’s current market capitalization and directed the representatives of Strategic 7 to publicly available information concerning Alteryx to further evaluate its ability to undertake a potential acquisition of Alteryx. Strategic 7 did not engage further with respect to a strategic transaction with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

On September 14, 2023, representatives of Clearlake contacted representatives of Qatalyst Partners to request to re-engage in discussions regarding a potential acquisition of Alteryx. As part of this discussion, representatives of Clearlake noted their preliminary expectation that Clearlake could support an acquisition proposal in the “mid to high $40s” in cash per share of our common stock, and potentially in the “low $50s” in cash per share of our common stock depending on their assessment of Alteryx’s growth trajectory. Shortly thereafter, the members of the Special Committee were informed of Clearlake’s request, and the members of the Special Committee concurred in authorizing Alteryx management and Qatalyst Partners to re-engage with Clearlake and to provide additional due diligence information. Representatives of Clearlake were subsequently re-granted access to a virtual data room containing financial and operational information regarding Alteryx’s business.

On September 15, 2023, representatives of Sponsor K informed representatives of Qatalyst Partners that Sponsor K had assessed the opportunity on the basis of publicly available information and determined not to proceed. Sponsor K did not engage further with the representatives of Alteryx or Qatalyst Partners after this communication regarding a strategic transaction.

Also on September 15, 2023, representatives of Sponsor G contacted representatives of Qatalyst Partners to obtain an update on the strategic transaction process. After this communication, Sponsor G did not engage further with the representatives of Alteryx or Qatalyst Partners regarding a strategic transaction.

On September 20, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on the engagement with the potential counterparties and developments relating thereto.

Also on September 28, 2023, representatives of a financial sponsor (which we refer to as “Sponsor L”) contacted representatives of Qatalyst Partners on an unsolicited basis to express Sponsor L’s interest in considering a potential acquisition of Alteryx. The representatives of Sponsor L stated that they were aware of press reports that Qatalyst Partners was working with Alteryx on a potential sale.

On October 2, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Alteryx management discussed then-current results and expectations for Alteryx’s third quarter of 2023 operational and financial results. The representatives of Qatalyst Partners provided an update on the engagement with the potential counterparties and developments relating thereto. The representatives of Qatalyst Partners described the contact by Sponsor L, and discussed with the Special Committee the expectation of Qatalyst Partners that Sponsor L would require significant equity co-investment to acquire Alteryx in light of Sponsor L’s more limited financial resources compared to other potential acquirers. The Special Committee determined to provide Sponsor L due diligence information regarding Alteryx’s business but, given Sponsor L’s more limited financial resources, not to authorize meetings with Alteryx management prior to receiving from Sponsor L an indication of value and proposed financing structure for an acquisition. The representatives of Qatalyst Partners reviewed an indicative timeline for a potential sale of Alteryx. The Special Committee concurred that Qatalyst Partners should distribute a new bid process letter to potential acquirers reflecting a bid date of October 17, 2023. Further, in light of Insight’s recent and continuing engagement concerning a potential acquisition of Alteryx, Mr. Maudlin reminded the Special Committee that he served as a director for various companies that had received investments from Insight and at which representatives of Insight also served as directors. It was the consensus of the Special Committee to further discuss these relationships at a future meeting of the Special Committee.

On October 3, 2023, Alteryx entered into a confidentiality agreement with Sponsor L, which contained customary “standstill” provisions restricting Sponsor L from making public proposals with respect to the acquisition of Alteryx without Alteryx’s prior consent (which restrictions would terminate upon the occurrence of, among other things, Alteryx’s execution of a definitive agreement with a third party to acquire more than 50 percent of Alteryx’s outstanding voting securities). This confidentiality agreement did not (1) restrict Sponsor L from making confidential acquisition proposals to the Alteryx Board; or (2) include “don’t ask, don’t waive” provisions prohibiting Sponsor L from requesting that Alteryx release Sponsor L from its “standstill” restrictions. Representatives of Sponsor L were subsequently granted access to a virtual data room containing financial and operational information regarding Alteryx’s business to support Sponsor L’s due diligence review of Alteryx.

Also on October 3, 2023, as directed by the Special Committee, Qatalyst Partners sent a new bid process letter to Clearlake, Insight, Sponsor A, Sponsor I, Sponsor J, Sponsor L and Strategic 8. The bid process letter requested that non-binding, indicative acquisition proposals be submitted in writing no later than October 17, 2023. Sponsor I did not engage further with the representatives of Alteryx or Qatalyst Partners after receiving this letter.

On October 4, 2023, representatives of Sponsor J informed representatives of Qatalyst Partners that Sponsor J would not submit an acquisition proposal and was no longer considering a potential acquisition of Alteryx. Sponsor J noted its concerns regarding Alteryx’s financial profile.

Also on October 4, 2023, representatives of Clearlake and representatives of Insight each separately requested, through representatives of Qatalyst Partners, that Clearlake and Insight be permitted to work together in connection with a potential joint acquisition of Alteryx. Shortly thereafter, the members of the Special Committee were informed of Clearlake’s and Insight’s request, and the members of the Special Committee concurred in authorizing Clearlake and Insight to work together in connection with a potential joint acquisition. In making such authorization, the members of the Special Committee noted that each party would likely require third party financing to execute an acquisition, and that Clearlake and Insight had a track record of successfully partnering on acquisitions.

Also on October 4, 2023, representatives of Qatalyst Partners proposed to the Special Committee to contact a potential strategic acquirer (which we refer to as “Strategic 9”) to assess its interest in a potential acquisition of

Alteryx. The members of the Special Committee concurred in this proposal and directed Mr. Anderson to contact Strategic 9.

On October 5, 2023, as directed by the Special Committee, Mr. Anderson contacted a representative of Strategic 9 to determine if Strategic 9 would have any interest in considering an acquisition of Alteryx. After this communication, Strategic 9 did not engage further with respect to a strategic transaction with the representatives of Alteryx or Qatalyst Partners.

Also on October 5, 2023, representatives of Qatalyst Partners contacted representatives of Clearlake and representatives of Insight to inform them of the Special Committee’s decision to authorize Clearlake and Insight to work together in connection with a potential joint acquisition.

On October 6, 2023, Strategic 8 informed representatives of Qatalyst Partners that Strategic 8 was no longer considering a potential acquisition of Alteryx. After this communication, Strategic 8 did not engage further with respect to a strategic transaction with the representatives of Alteryx or Qatalyst Partners.

On October 14, 2023, representatives of Insight informed representatives of Qatalyst Partners that Clearlake and Insight would be unable to provide a written acquisition proposal by the October 17, 2023, bid date, but that Clearlake and Insight expected to submit a proposal later in the week.

On October 17, 2023, Sponsor L submitted a written, non-binding proposal to acquire Alteryx for a valuation range between $51.00 and $56.00 in cash per share of our common stock, with the per share price to be finalized upon the completion of further diligence. Sponsor L proposed to fund the acquisition through a combination of debt and equity sources (including equity financing from a number of co-investors).

Later on October 17, 2023, following discussions with representatives of Qatalyst Partners, Sponsor L verbally revised its proposal upwards to a valuation range between $53.00 to $58.00 in cash per share of our common stock. We refer to this proposal, as revised, as the “Sponsor L October proposal.”

Also on October 17, 2023, representatives of Sponsor A informed representatives of Qatalyst Partners that Sponsor A was no longer considering a potential acquisition of Alteryx. The representatives of Sponsor A noted that they did not believe that Sponsor A could support an acquisition proposal in excess of $40.00 in cash per share of our common stock due to concerns regarding Alteryx’s (1) ability to develop a cloud-based business model; (2) declining annualized recurring revenue growth trajectory; and (3) need to significantly improve operating margins.

On October 19, 2023, Clearlake and Insight jointly submitted a written, non-binding proposal to acquire Alteryx for $41.50 in cash per share of our common stock. We refer to this proposal as the “consortium October proposal.”

On October 20, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners reviewed the Sponsor L October proposal and the consortium October proposal. As part of this discussion, Qatalyst Partners relayed Sponsor L’s need to obtain equity financing from a number of co-investors. The Special Committee considered the potential challenges to Sponsor L’s ability to obtain such equity financing, as well as the attendant risks to Sponsor L’s ability to complete an acquisition of Alteryx within the valuation range expressed in the Sponsor L October proposal, or at all. The representatives of Qatalyst Partners also reviewed feedback regarding Alteryx provided by certain potential acquirers (including those who had declined to proceed with an acquisition as described above). The Special Committee determined (1) that the valuations contemplated by the Sponsor L October proposal and the consortium October proposal represented transactions that could be in the best interests of Alteryx and its stockholders relative to the continued execution of our business plan as an independent company; (2) to move to the next phase of the strategic review process; (3) to provide Sponsor L additional time to undertake additional diligence and develop a plan for obtaining the necessary equity financing to acquire Alteryx, including by engaging with potential co-investors to secure such equity financing; and (4) to inform Clearlake and Insight that the value of the consortium October proposal was unacceptable given that another potential acquirer had submitted a proposal that was meaningfully higher. Until Sponsor L could provide evidence of its ability to obtain the necessary equity funding, the Special Committee determined not to allow Sponsor L access to third-party debt sources so as to minimize the risk of additional leaks and market rumors. The representatives of Wilson Sonsini reviewed with the members of the Special Committee their fiduciary duties under Delaware law. The representatives of Wilson Sonsini described the structure and terms of an acquisition of a public company by a financial sponsor, including terms that could enhance closing certainty with a diffuse set of equity co-investors. The representatives of Qatalyst Partners also provided the Special Committee, prior to this meeting, with updated customary relationship disclosures, which included disclosures with respect to Sponsor L, Clearlake and Insight. The Special Committee did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities.

Final Phase of Strategic Review Process: Transaction Negotiation

On October 23, 2023, representatives of Qatalyst Partners communicated to Sponsor L the feedback of the Special Committee regarding the Sponsor L October proposal.

Also on October 23, 2023, representatives of Qatalyst Partners communicated to Clearlake and Insight the feedback of the Special Committee regarding the consortium October proposal. The representatives of Clearlake and Insight noted that Clearlake and Insight might be able to support an improved acquisition proposal depending on the terms and amount of debt financing that they could obtain for an acquisition, and requested permission to contact a limited number of debt financing sources. Shortly thereafter, the members of the Special Committee were informed of this request, and the members of the Special Committee concurred in authorizing Clearlake and Insight to work with a limited number of debt financing sources. From time to time thereafter, upon request by Clearlake and Insight and with the prior authorization of the Special Committee, Clearlake and Insight were permitted to work with authorized additional debt financing sources.

On October 25, 2023, representatives of Qatalyst Partners and representatives of each of Clearlake and Insight met. As part of this discussion, the representatives of each of Clearlake and Insight requested Alteryx to provide confirmatory due diligence information and to engage in the negotiation of a merger agreement with the objective of executing a transaction expeditiously.

On October 26, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. In light of the Special Committee’s continued consideration of the consortium October proposal, Mr. Maudlin reviewed his prior disclosures to the Special Committee concerning his service as a director for various companies that had received investments from Insight and at which representatives of Insight also served as directors. Mr. Maudlin noted that he had not discussed a potential acquisition of Alteryx with representatives of Insight and would not do so. In light of these relationships, the continued negotiations with Clearlake and Insight, and his desire to continue to act in the best interests of Alteryx and its stockholders, Mr. Maudlin informed the Special Committee that he was resigning from the Special Committee. Mr. Maudlin then left the meeting and did not attend any subsequent meetings of the Special Committee. After Mr. Maudlin’s departure, the Special Committee discussed Mr. Maudlin’s professional relationships with Insight and its representatives and determined that such relationships did not present potential or actual conflicts that affected Mr. Maudlin’s ability to fulfill his duties and responsibilities as a member of the Special Committee, but nonetheless accepted Mr. Maudlin’s resignation from the Special Committee to avoid any appearance of an actual or potential conflict by a member of the Special Committee. The representatives of Qatalyst Partners then provided an update on their discussions with Clearlake and Insight and Sponsor L. The Special Committee also discussed the potential willingness of the potential acquirers to negotiate and execute a merger agreement with a “go-shop” provision to facilitate a transaction in an appropriately expedited manner. A “go-shop” provision would allow Alteryx to affirmatively solicit a competing transaction following entry into a merger agreement. The Special Committee determined to instruct (1) Alteryx management and representatives of Qatalyst Partners to provide confirmatory due diligence information to each of Clearlake and Insight and Sponsor L; and (2) Wilson Sonsini to prepare and deliver to each of Clearlake and Insight and Sponsor L a form of merger agreement that included a “go-shop” provision.

Beginning on October 27, 2023, Clearlake and Insight and Sponsor L and their respective representatives were granted access to additional operational and legal due diligence information regarding Alteryx in a virtual data room. Over the subsequent six weeks, Clearlake and Insight and Sponsor L and their respective representatives conducted operational, financial, legal, employment, accounting and other due diligence on Alteryx, and from time to time met with Alteryx management and representatives of Alteryx’s advisors regarding the due diligence information.

On November 1, 2023, the Alteryx Board met, with Alteryx management in attendance. Mr. Horing recused himself from the meeting. Mr. Warmenhoven provided an update on the status of the Special Committee’s exploration of potential strategic alternatives. Mr. Warmenhoven noted that Mr. Maudlin had resigned from the Special Committee and the reasons for that resignation, as well as the Special Committee’s determination that Mr. Maudlin’s professional relationships with Insight and its representatives did not present potential or actual conflicts that had affected Mr. Maudlin’s ability to fulfill his duties and responsibilities as a member of the Special Committee.

Also on November 1, 2023, representatives of Wilson Sonsini distributed a draft form merger agreement to each of Clearlake and Insight and Sponsor L and their respective representatives. Thereafter, Sponsor L and its representatives negotiated the terms of the draft merger agreement with Alteryx management and representatives of Wilson Sonsini. Key negotiated terms included: (1) the financing structure for the acquisition; (2) each party’s obligations to obtain the necessary equity financing; (3) the terms and conditions of the various equity financing sources’ obligations to fund their equity financing commitments; (4) each party’s obligations to obtain required regulatory approvals; (5) Alteryx’s recourse under the merger agreement and the related transaction documents, including the circumstances in which Alteryx could seek to enforce the equity financing commitments directly; (6) the inclusion of a “go-shop” provision in the merger agreement and the terms of the “no-shop” restrictions in the merger agreement, including the terms pursuant to which Alteryx would be able to accept a Superior Proposal; (7) the amount of the termination fee payable by Alteryx and the circumstances in which it would be payable; (8) the conditions to each party’s obligations to complete the merger, including the definition of “material adverse effect”; (9) the termination date and the circumstances in which the parties could terminate the merger agreement, as well as the limitation of liability in the event that the merger agreement was terminated; and (10) the interim operating covenants applicable to Alteryx prior to the closing of the merger and related exceptions for matters such as employee compensation and retention and entry by Alteryx into certain new material contracts.

After the close of trading on November 6, 2023, Alteryx held its earnings call to report third quarter financial results for 2023, and provided financial guidance for the fourth quarter and full year of 2023. Our annualized recurring revenue for the third quarter finished $11 million above Wall Street consensus estimates, and the mid-point of annualized recurring revenue guidance for the fourth quarter was $11 million above the mid-point of Wall Street consensus estimates. Our full year guidance for annualized recurring revenue increased by $10 million. Our Class A common stock closed trading at a price of $36.27 per share on November 7, 2023, the first full trading day following the earnings call.

On November 9, 2023, Sponsor L submitted a revised written, non-binding proposal to acquire Alteryx for $50.00 in cash per share of our common stock (which proposal is referred to as the “Sponsor L November proposal”). As part of the submission of the Sponsor L November proposal, Sponsor L explained to Qatalyst Partners that the reduction in the per share price from the Sponsor L October proposal was due to a revised perspective on the cash balance required at closing to operate our business. Sponsor L also provided a revised draft of the merger agreement with the Sponsor L November proposal. Sponsor L also requested to work with potential debt financing partners in order to further solidify its proposal.

On November 9, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners reviewed the Sponsor L November proposal. The representatives of Qatalyst Partners also provided an update on their discussions with Sponsor L, including the status of Sponsor L’s efforts to secure equity co-investments and its request to engage with potential debt financing sources. The Special Committee determined to inform Sponsor L that (1) the reduction in its proposal was disappointing and its offer price would need to be improved in order for the Special Committee to be supportive of a transaction; (2) it still had not delivered an acceptable financing package and that, in order to assist Sponsor L with that work and to position Sponsor L to improve its offer price, Sponsor L would be permitted to speak to additional equity financing sources and contact third-party debt financing sources; (3) it should complete its confirmatory diligence as expeditiously as possible; and (4) Alteryx’s advisers would engage with Sponsor L to negotiate the terms of the draft merger agreement. The representatives of Qatalyst Partners also provided an update on their discussions with Clearlake and Insight, including the status of Clearlake’s and Insight’s efforts to secure debt financing. The Special Committee determined to allow Clearlake and Insight to continue to conduct due diligence, but not to provide responses to the detailed additional diligence questions, or provide access to management for additional meetings, requested by Clearlake and Insight unless they submitted a more competitive acquisition proposal. The Special Committee discussed with Qatalyst Partners possible strategic acquirers of Alteryx and the possibility of again contacting Strategic 2, Strategic 4 and Strategic 5 about their interest in acquiring Alteryx. The Special Committee focused on these strategic acquirers because they were, in the view of the Special Committee, the parties most likely to be positioned to submit a competitive acquisition proposal. The Special Committee determined that Mr. Warmenhoven, on behalf of the Special Committee, would continue discussions with representatives of Qatalyst Partners about the possibility of contacting these or other potential acquirers. Following further discussion with representatives of Qatalyst Partners, Mr. Warmenhoven ultimately determined not to contact these or other potential acquirers in light of the low likelihood that they would pursue an acquisition of Alteryx.

On November 21, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Alteryx management discussed trends and expectations for Alteryx’s fourth quarter of 2023. The representatives of Qatalyst Partners provided an update on discussions with Clearlake and Insight and Sponsor L. The Special Committee determined to continue (1) negotiating the terms of the merger agreement with, and provide additional due diligence material to, Sponsor L; and (2) engaging with, and allowing further due diligence review by, Clearlake and Insight.

On November 28, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on discussions with Sponsor L, noting that Sponsor L had indicated that it was nearing completion of its due diligence review of Alteryx and had received preliminary equity and debt financing proposals sufficient to finance an acquisition. The representatives of Qatalyst Partners provided Qatalyst Partners’ preliminary financial analysis of the Sponsor L November proposal. The Special Committee instructed Qatalyst Partners to continue to push Sponsor L to complete its confirmatory diligence as expeditiously as possible while also working to improve the value of its acquisition proposal. The Special Committee also directed Wilson Sonsini to continue negotiating the merger agreement with Sponsor L.

Also on November 28, 2023, the representatives of Sponsor L provided a revised draft of the merger agreement and related transaction documents, including a proposed form of voting agreement, to representatives of Wilson Sonsini.

Also on November 28, 2023, representatives of Sponsor A contacted representatives of Qatalyst Partners to communicate Sponsor A’s potential interest in re-engaging in the transaction process and acquiring Alteryx in the low “$40s” in cash per share of our common stock. In this discussion, the representatives of Sponsor A were clear that Sponsor A would be unable to reach an acquisition at a valuation in the “mid to high $40s” in cash per share. Shortly thereafter, the members of the Special Committee were informed of Sponsor A’s inquiry, and the members of the Special Committee concurred in not engaging further with Sponsor A given the valuation range indicated by Sponsor A and the valuations contemplated by the Sponsor L November proposal and the consortium October proposal. After this communication, the representatives of Alteryx and Qatalyst Partners did not engage further with Sponsor A regarding a strategic transaction.

On November 29, 2023, Clearlake and Insight submitted a revised joint written, non-binding proposal to acquire Alteryx for $43.50 in cash per share of our common stock. We refer to this proposal as the “consortium November proposal.” Clearlake and Insight also provided a revised draft of the merger agreement.

On December 2, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on discussions with Sponsor L, including that Sponsor L was not able to provide an improved acquisition proposal at that time because Sponsor L was still completing confirmatory diligence, including assessing Alteryx management’s expectations for the fourth quarter of 2023. The representatives of Qatalyst Partners reviewed the consortium November proposal. In light of the low value of the consortium November proposal relative to the Sponsor L November proposal, the Special Committee determined not to take any action with respect to the consortium November proposal. The Special Committee discussed the recent outreach from Sponsor A, and it remained the determination of the Special Committee not to engage further with Sponsor A. The Special Committee discussed with Alteryx management and representatives of Wilson Sonsini the negotiation of the merger agreement, including the interim operating covenants applicable to Alteryx prior to the closing of the merger and related exceptions for employee compensation and retention matters.

On December 6, 2023, Wilson Sonsini delivered a revised draft of the merger agreement to representatives of Sponsor L.

Also on December 6, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners provided an update on discussions with Sponsor L, including that Sponsor L had expressed concern over Alteryx’s ability to meet its annualized recurring revenue forecasts for 2023. The Special Committee determined to request a “best and final” acquisition proposal from Sponsor L. That message was subsequently communicated by Qatalyst Partners to representatives of Sponsor L. The representatives of Qatalyst Partners provided an update on discussions with Clearlake and Insight. The Special Committee also discussed with Alteryx management and representatives of Wilson Sonsini the negotiation of the merger agreement, including the interim operating covenants applicable to Alteryx prior to the closing of the merger and related exceptions for employee compensation and retention matters.

On December 8, 2023, Sponsor L submitted a revised written, non-binding proposal to acquire Alteryx for $47.00 in cash per share of our common stock. We refer to this proposal as the “Sponsor L December proposal.” As part of the submission of the Sponsor L December proposal, Sponsor L explained to Qatalyst Partners that the reduction in the per share price was due to Sponsor L’s largest equity financing partner dropping out of the process and concerns around Alteryx’s ability to achieve the fourth quarter annualized recurring revenue forecast for 2023.

On December 9, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Qatalyst Partners (1) reviewed the Sponsor L December proposal; and (2) provided an update on their discussions with representatives of Sponsor L. The Special Committee instructed Mr. Warmenhoven to speak with Mr. Stoecker to assess his interest, in his capacity as a significant stockholder of Alteryx, in a potential sale of Alteryx at the valuation indicated in the Sponsor L December proposal.

On December 11, 2023, Mr. Warmenhoven discussed with Mr. Stoecker his interest, in his capacity as a significant stockholder of Alteryx, in a potential sale of Alteryx at the valuation indicated in the Sponsor L December proposal. During the meeting, Mr. Stoecker expressed his willingness to support, in his capacity as a significant stockholder of Alteryx, a potential sale of Alteryx at the valuation set forth in the Sponsor L December proposal. Mr. Stoecker also reconfirmed, consistent with his prior position discussed with Mr. Warmenhoven, that he was not interested in pursuing a potential “rollover” of his equity interests in connection with a sale transaction.

On December 12, 2023, Clearlake and Insight jointly submitted a revised written, non-binding proposal to acquire Alteryx for $47.00 in cash per share of our common stock. We refer to this proposal as the “consortium December proposal.”

On December 13, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Mr. Warmenhoven reported on his conversation with Mr. Stoecker. The representatives of Qatalyst Partners reviewed the consortium December proposal. The representatives of Qatalyst Partners also noted their belief that the consortium December proposal and the Sponsor L December proposal did not reflect each party’s “best and final” proposal. The Special Committee discussed ways in which it could seek to solicit improved proposals from the parties. The Special Committee determined to (1) inform Clearlake and Insight that the consortium December proposal was not acceptable and that they should look to submit a revised proposal of at least $50.00 per share of our common stock; and (2) request that Sponsor L submit its “best and final” proposal. Those messages were subsequently delivered by representatives of Qatalyst Partners. The Special Committee also instructed Wilson Sonsini to continue negotiating the terms of the merger agreement and related transaction documents with Clearlake and Insight and with Sponsor L.

Later on December 13, 2023, Wilson Sonsini delivered a revised draft of the merger agreement and a draft form of voting agreement to the representatives of Clearlake and Insight, which were based on drafts of such agreements negotiated with Sponsor L. Clearlake and Insight were informed that the revised drafts were based on substantially final drafts of such agreements negotiated with a competing acquirer. This draft of the merger agreement delivered to Clearlake and Insight did not include a “go-shop” provision.

On December 14, 2023, Reuters published an article reporting that Alteryx was in advanced talks to be acquired by Clearlake and Insight at a price higher than $50.00 per share of our common stock. The article also stated that another financial sponsor was also in advanced talks to acquire Alteryx. No additional potential acquirers contacted Alteryx or Qatalyst Partners as a result of this Reuters article.

Also on December 14, 2023, representatives of Sponsor L informed representatives of Qatalyst Partners that Sponsor L was withdrawing the Sponsor L December proposal and was no longer considering a potential acquisition of Alteryx. Sponsor L reported that its decision was based on concerns that our fourth quarter annualized recurring revenue for 2023 would end meaningfully below the Alteryx long-term plan, resulting in greater risk to the achievability of our near-term prospective performance.

On December 15, 2023, representatives of Clearlake and Insight verbally informed representatives of Qatalyst Partners that Clearlake and Insight were increasing their joint acquisition proposal to $48.00 in cash per share of our common stock.

Later on December 15, 2023, following negotiations with Qatalyst Partners, Clearlake and Insight verbally increased their joint acquisition proposal to $48.25 in cash per share of our common stock, which they described as “best and final.” We refer to this proposal as the “consortium final proposal.” As part of the consortium final proposal, Clearlake and Insight verbally agreed that the acquisition would include a “full equity backstop” by funds managed by affiliates of Clearlake and Insight. This structure substantially increased the closing certainty to Alteryx from the debt and equity financing structure previously contemplated by Clearlake and Insight.

From December 15, 2023 until December 18, 2023, members of Alteryx management and representatives of Wilson Sonsini, and representatives of Clearlake and Insight, continued to exchange drafts of the merger agreement, the voting agreement and the other related transaction documents, and met regularly to continue to negotiate the terms of the merger agreement and such transaction documents. Key negotiated terms included (1) the terms and conditions of the various equity financing sources’ obligations to fund their equity financing commitments; (2) each party’s obligations to obtain required regulatory approvals; (3) Alteryx’s recourse under the merger agreement and the related transaction documents, including the circumstances in which Alteryx could seek to enforce the equity financing commitments directly; (4) the amount of the termination fees payable by Alteryx and Clearlake and Insight, and the circumstances in which each would be payable; (5) the conditions to each party’s obligations to complete the merger, including the definition of “material adverse effect”; (6) the circumstances in which the parties could terminate the merger agreement, as well as the limitation of liability in the event that the merger agreement was terminated; and (7) the interim operating covenants applicable to Alteryx prior to the closing of the merger and related exceptions for certain matters, such as employee compensation and retention and entry by Alteryx into certain new material contracts.

On December 16, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Representatives of Qatalyst Partners reviewed the consortium final proposal and the decision by Sponsor L to withdraw from the transaction process and cease its consideration of an acquisition of Alteryx and the reasons provided for such decision. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement, the voting agreement and the other related transaction documents being negotiated with Clearlake and Insight. Following discussion, the Special Committee determined that Mr. Warmenhoven should speak with Mr. Stoecker to inform him that the Special Committee was likely to recommend to the Alteryx Board that the Alteryx Board accept the consortium final proposal. Messrs. Warmenhoven and Stoecker discussed this matter on December 17, 2023, and Mr. Stoecker confirmed his willingness to support, in his capacity as a significant stockholder of Alteryx, a potential sale of Alteryx at the valuation set forth in the final consortium proposal.

Later on December 17, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Wilson Sonsini provided an update on the negotiation of the merger agreement, the voting agreement and the other related transaction documents with Clearlake and Insight, and reviewed the key terms thereof. The representatives of Qatalyst Partners presented their financial analysis of the consortium final proposal and confirmed that Qatalyst Partners would be prepared to deliver an opinion, based on the financial analysis presented at the meeting, that the per share price set forth in the consortium final proposal would be fair, from a financial point of view, to the Alteryx stockholders if and when requested by the Alteryx Board. The Special Committee directed Wilson Sonsini to finalize the merger agreement, the voting agreement and the other related transaction documents with representatives of Clearlake and Insight.

Later on December 17, 2023, the Alteryx Board met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Messrs. Horing and Maudlin recused themselves from the meeting. The representatives of Wilson Sonsini reviewed with the members of the Alteryx Board present their fiduciary duties under Delaware law. Mr. Warmenhoven and the representatives of Qatalyst Partners updated the Alteryx Board on the status of the potential sale of Alteryx, including Sponsor L’s withdrawal from the transaction process, and described the consortium final proposal. The representatives of Qatalyst Partners presented Qatalyst Partners’ financial analysis of the merger and confirmed that Qatalyst Partners would be prepared to deliver an opinion, based on the financial analysis presented at the meeting, that the per share price would be fair, from a financial point of view, to the Alteryx stockholders if and when requested by the Alteryx Board prior to the execution of the merger agreement. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement, the voting agreement and the other related transaction documents. It was noted that no “rollover” of Mr. Stoecker’s equity interest in the proposed merger was contemplated. The representatives of Qatalyst Partners also provided the Alteryx Board with updated customary relationship disclosures, which included disclosures with respect to Clearlake and Insight. The Alteryx Board did not identify any potential or actual conflicts that would affect the ability of Qatalyst Partners to fulfill its responsibilities to the Board in rendering its opinion.

Still later on December 17, 2023, Alteryx management and representatives of Wilson Sonsini and representatives of Clearlake and Insight finalized the forms of the merger agreement, the voting agreement and the other related transaction documents.

Early on December 18, 2023, the Special Committee met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. The representatives of Wilson Sonsini reviewed the final terms of the merger agreement, the voting agreement and the other related transaction documents. The representatives of Qatalyst Partners confirmed that Qatalyst Partners was prepared to deliver a written opinion that the per share price was fair, from a financial point of view, to the Alteryx stockholders, if and when requested by the Alteryx Board prior to the execution of the merger agreement. The Special Committee (1) determined that the merger agreement, and the transactions contemplated by the merger agreement, including the merger, were in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement (we refer to (1) and (2) as the “Special Committee approval”). The Special Committee did not determine to require the merger be approved by an affirmative majority vote of our stockholders that are disinterested with respect to the merger given that Mr. Stoecker had not entered into any arrangement or agreement with respect to a “rollover” in connection with the merger or to receive any benefits in the merger not shared by our stockholders generally.

Later on December 18, 2023, the Alteryx Board met, with Alteryx management and representatives of each of Wilson Sonsini and Qatalyst Partners in attendance. Messrs. Horing and Maudlin recused themselves from the meeting. Mr. Warmenhoven described the Special Committee approval. The representatives of Wilson Sonsini reviewed with the members of the Alteryx Board present their fiduciary duties under Delaware law. The representatives of Wilson Sonsini reviewed the final terms of the merger agreement, the voting agreement and the other related transaction documents. The representatives of Qatalyst Partners, after reviewing with the Alteryx Board the financial analysis of the proposed merger it previously provided to the Alteryx Board, then rendered Qatalyst Partners’ oral opinion, subsequently confirmed in writing, that, as of December 18, 2023, and based upon and subject to the various other assumptions, qualifications, limitations and other matters specified by Qatalyst Partners as set forth in the written opinion, the per share consideration of $48.25 in cash to be received by the holders of shares of our common stock (other than as specified in the merger agreement) pursuant to, and in accordance with, the terms of the merger agreement was fair from a financial point of view to such holders of shares of our common stock, as more fully described in the section of this proxy statement captioned “—Opinion of Qatalyst Partners LP.” The Alteryx Board, after considering the factors more fully described in the section of this proxy statement captioned “—Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger,” (1) determined that the merger agreement and the other transactions contemplated by the merger agreement, including the merger, were advisable, fair to and in the best interests of Alteryx and its stockholders; and (2) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Still later on December 18, 2023, the merger agreement, the voting agreement and the other related transaction documents were executed by the relevant parties.

Still later on December 18, 2023, before the opening of trading on the NYSE, Alteryx, Clearlake and Insight jointly publicly announced the merger.

Recommendation of the Special Committee and the Alteryx Board and Reasons for the Merger

Recommendation of the Special Committee and the Alteryx Board

On December 18, 2023, the Special Committee: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of Alteryx and its stockholders; and (2) recommended that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and the consummation of the transactions contemplated by the merger agreement.

Also on December 18, 2023, the Alteryx Board: (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Alteryx and its stockholders; (2) approved the execution and delivery of the Merger Agreement by Alteryx, the performance by Alteryx of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and subject to the conditions set forth therein; (3) recommended that the stockholders of Alteryx adopt the merger agreement and approve the transactions contemplated thereby, including the merger; and (4) directed that the adoption of the merger agreement be submitted for consideration by the stockholders of Alteryx at a meeting thereof.

The Alteryx Board recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger; and (3) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

In evaluating the merger agreement and the merger, the Special Committee and Alteryx Board each consulted with Alteryx management, as well as representatives of each of Wilson Sonsini and Qatalyst Partners. In recommending that our stockholders vote “FOR” the adoption of the merger agreement, the Alteryx Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, including the factors discussed below, the Special Committee recommended to the Alteryx Board, and the Alteryx Board concluded, that entering into the merger agreement was advisable and in the best interests of Alteryx and our stockholders.

The Special Committee and the Alteryx Board each believed that the following material factors and benefits supported its determination and recommendation:

•

Business, Financial Condition, Prospects and Execution Risks. A consideration of the current and historical financial condition, results of operations, business and competitive positioning of Alteryx, as well as our prospects and risks if we were to remain an independent company. In particular, the Special Committee and the Alteryx Board each considered Alteryx management’s then-current business plan, including the Alteryx long-term plan and the plan extrapolations. Additional information about the preparation and substance of the Alteryx long-term plan and the plan extrapolations is contained in the section of this proxy statement captioned “—Financial Projections.” The Special Committee and the Alteryx Board each considered Alteryx management’s business plans and strategies, including the Alteryx long-term plan and the plan extrapolations, and the potential opportunities that these plans and strategies presented against, among other things, various execution and other risks to achieving Alteryx management’s business plan, including (1) the likelihood that Alteryx management’s business plan could be achieved in the face of operational and execution risks in the short and long term; (2) the impact of market, customer and competitive trends on us; (3) market volatility and the general risks related to market conditions that could reduce the price of our Class A common stock; and (4) the inherent uncertainty in forecasting our future financial performance, including new bookings and annualized recurring revenues. Among the potential risks identified by the Special Committee and the Alteryx Board were:

•	Our prospects and competitive position as an independent company. Included among these risks were consideration of:

•	our size, as well as our financial resources and access to capital on a cost-effective basis, relative to those of our competitors;

•	the rapid technological change, frequent new product and service introductions and enhancements, changing customer demands and evolving industry standards that characterize our industry;

•	new and evolving competitive threats;

•	challenges to acquiring new customers and retaining our existing customers, including challenges to increasing the productivity and capacity of our sales force;

•	other factors affecting the revenues, operating costs and profitability of companies in our industry generally;

•	risks relating to Alteryx’s ability to sustain its historical revenue growth given the deceleration of momentum in our business;

•

our ongoing efforts to incorporate a cloud-based business model into our operations and transition our existing customers from on-premise solutions to the cloud, which has required, and may continue to require, additional investments to our infrastructure and may continue to negatively impact our operating results and margins;

•	risks related to generative artificial intelligence and the potential impact that it could have on our long-term business prospects; and

•	the other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”

•	Challenges to maintaining and improving our operating margins, along with evolving investor expectations regarding profitability at technology companies.

•

The ability to accurately forecast our future financial performance and the historical execution of our business plan by Alteryx management. In this regard, the Special Committee and the Alteryx Board were each aware of instances in which certain expectations of our future financial and operational performance were not achieved, and of the likely related impact on the price of our Class A common stock.

•

The challenges, for a publicly traded company, of making investments to achieve long-term growth, given that a publicly traded company is subject to scrutiny based on its quarterly performance. The Special Committee and the Alteryx Board were each aware that the price of our Class A common stock could be negatively impacted if we did not meet our publicly disclosed guidance and investor expectations of our future financial and operational performance, including our growth and profitability objectives.

•

Market volatility and the current and prospective business environment in which we operate, including macroeconomic headwinds facing us and our industry more generally and the impact of changed economic circumstances on key customer segments.

•	The historical market prices, volatility and trading information with respect to shares of our Class A common stock.

•

The need to attract and retain talented senior management to execute Alteryx’s business plan. The Special Committee and the Alteryx Board considered organizational and management changes that might be appropriate if Alteryx were to remain an independent company, and the potential costs and operational disruption that could result from those changes and the likely impact on the price of our Class A common stock.

•

Risks relating to debt obligations, including our convertible debt that is due to mature in 2024 and 2026 and our senior notes due to mature in 2028, and risks related to our ability to access additional capital on a cost-effective basis.

•

Results of Strategic Review Process. The merger was the result of a reasoned, fully informed process overseen by the Special Committee. Among the process considerations identified by each of the Special Committee and the Alteryx Board were:

•

Alteryx, through its representatives, engaged with nine potential strategic acquirors and 14 financial sponsors (including Clearlake and Insight) concerning their interest in participating in an acquisition of Alteryx. The Special Committee and the Alteryx Board each considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Clearlake and Insight (through Parent) made a proposal for an acquisition of Alteryx that was not withdrawn and was capable of being accepted. For more information on this process, see the section of this proxy statement captioned “—Background of the Merger.”

•	The press reports beginning on September 6, 2023, that Alteryx was exploring a possible sale.

•

The potential risk of losing the favorable opportunity with Parent if the Special Committee sought to continue to pursue discussions with other third parties, and the potential negative effect that a further extended sale process might have on our business.

•

Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior offer from a third party.

•

Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and eliminates uncertainty and risk for our stockholders related to the continued execution of Alteryx’s business plan as well as risks related to the financial markets generally.

•

Best Value Reasonably Obtainable. The belief of each of the Special Committee and the Alteryx Board that the per share price represents the best value reasonably obtainable for the shares of our common stock after extensive negotiations with multiple parties, taking into account the familiarity of each of the Special Committee and the Alteryx Board with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the Special Committee and the Alteryx Board each believed that, measured against our longer-term execution risks, the per share price reflects a fair and favorable price for the shares of our common stock. The Special Committee and the Alteryx Board each considered that the per share price constitutes a premium of approximately 59 percent to the unaffected closing stock price of our Class A common stock on September 5, 2023, the last full trading day prior to media reports regarding a possible sale of Alteryx.

•

Potential Strategic Alternatives. The assessment of each of the Special Committee and the Alteryx Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Alteryx as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

•

Fairness Opinion of Qatalyst Partners. The oral opinion of Qatalyst Partners, subsequently confirmed in writing, delivered to the Alteryx Board stating that, based upon and subject to the various other assumptions, qualifications, limitations and other matters set forth therein, the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of our common stock (other than Parent or any affiliate of Parent) is fair, from a financial point of view, to such holders. The opinion is more fully described in the section of this proxy statement captioned “—Opinion of Qatalyst Partners LP” and the full text of the opinion is attached as Annex B to this proxy statement.

•	Negotiations with Parent and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arm’s-length negotiations. The factors considered included:

•	Our ability, under certain circumstances, to respond to third parties regarding unsolicited alternative acquisition proposals.

•	The belief of each of the Special Committee and the Alteryx Board that the terms of the merger agreement would not preclude third parties from making a superior proposal.

•	The Alteryx Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.

•

Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Special Committee and the Alteryx Board each believed that the termination fee payable by us in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•	The limited conditions to Parent’s obligation to consummate the merger, making the merger reasonably likely to be consummated.

•	Parent’s obligations under the merger agreement to complete the equity financing necessary to fund the merger.

•	The limited conditions to the obligations of the investment consortium led by Clearlake and Insight to fund their respective equity financing commitments under the equity commitment letters.

•	Our ability to specifically enforce Parent’s obligation to cause the merger to be completed.

•

Our ability, under circumstances specified in the merger agreement and the equity commitment letters, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the merger agreement and the equity commitment letters.

•	The commitment of the Guarantors to fund the entire purchase price in the acquisition pursuant to the terms of the equity commitment letters.

•

Reasonable Likelihood of Consummation. The belief of each of the Special Committee and the Alteryx Board that an acquisition by Parent was reasonably likely to close, including the belief of each that it was reasonably likely that the regulatory approvals required to consummate the merger would be obtained.

•

Business Reputation of Clearlake and Insight. The business reputation and financial resources of both Clearlake and Insight, which the Special Committee and the Alteryx Board each believed supported the conclusion that a transaction with Parent (which is an affiliate of investment funds managed by each of Clearlake and Insight) was reasonably likely to be consummated successfully and in an appropriately expedited manner.

•	Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders.

The Alteryx Board also considered (1) the determination of the Special Committee, which was composed of members of the Alteryx Board who were independent of Alteryx management and of Mr. Stoecker, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, Alteryx and our stockholders; and (2) the recommendation of the Special Committee that the Alteryx Board approve and declare advisable the merger agreement and authorize and approve Alteryx’s entry into the merger agreement and consummation of the transactions contemplated by the merger agreement, including the merger.

The Special Committee and the Alteryx Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:

•

Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Alteryx during the pendency of the merger; (2) we will have incurred significant transaction and other costs; (3) our continuing business relationships with customers, business partners and employees may be adversely affected; (4) a failed transaction could damage our brand and our reputation with our customers; (5) the trading price of our Class A common stock could be adversely affected; (6) the other contractual and legal remedies available to us in the event of the termination of the merger agreement may be insufficient from a variety of perspectives, costly to pursue, or both; and (7) the failure of the merger to be consummated could result in an adverse perception among our current and prospective customers, employees and investors, which could cause an adverse impact on our operating results.

•

No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. The Special Committee and the Alteryx Board each also considered the other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•	No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit competing proposals.

•

Financing Risks. The need for Parent to obtain equity financing from a consortium of co-investors in order to complete the merger. In that regard, the Alteryx Board was aware that Parent’s need to obtain equity financing from a consortium of co-investors could give rise to a greater possibility of a financing failure.

•

Termination Fee Payable by Alteryx. The requirement that we pay Parent a termination fee of $135.0 million under certain circumstances following termination of the merger agreement, including if the Alteryx Board (or a committee thereof) approves the termination of the merger agreement to accept a superior proposal. The Special Committee and the Alteryx Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire us.

•	Parent Liability Limitation. The fact that Parent’s liabilities for monetary damages payable for breaches under the merger agreement or the equity commitment letters are limited to $230.0 million.

•

Impact of Interim Restrictions on Alteryx’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•

Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, partners, suppliers, vendors, operating results and stock price; (2) impact on our ability to attract and retain management, sales and marketing, engineering and technical personnel; and (3) potential for litigation in connection with the merger.

•

Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•

Interests of Alteryx’s Directors and Executive Officers. The interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders.

•

Costs and Time Required. The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of Alteryx’s management required to complete the merger.

•	Regulatory Clearances. The requirement to obtain certain required regulatory clearances to complete the merger, which clearances subject the merger to potential delays and risks.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Special Committee and the Alteryx Board in its respective consideration of the merger, and such reasons and factors are not necessarily presented in order of importance. After considering these and other factors, the Special Committee and the Alteryx Board each concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In the light of the variety of factors considered by each of the Special Committee and the Alteryx Board and the complexity of these factors, neither the Special Committee nor the Alteryx Board found it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Special Committee and the Alteryx Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Special Committee and the Alteryx Board each approved the merger agreement based upon the totality of the information presented to, and considered by, the Special Committee and the Alteryx Board, respectively. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”

Opinion of Qatalyst Partners LP

The Special Committee retained Qatalyst Partners to act as financial advisor to the Special Committee and the Alteryx Board in connection with a potential transaction such as the merger and to evaluate whether the per share price of $48.25 to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders. Alteryx selected Qatalyst Partners to act as Alteryx’s financial advisor based on Qatalyst Partners’ extensive expertise, knowledge of the industry in which Alteryx operates and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the Alteryx Board on December 18, 2023, Qatalyst Partners rendered to the Alteryx Board its oral opinion, subsequently confirmed in writing, to the effect that, as of December 18, 2023, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent) was fair, from a financial point of view, to such holders.

The full text of Qatalyst Partners’ written opinion, dated December 18, 2023, is attached to this proxy statement as Annex B and is incorporated herein by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. Our stockholders should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the Alteryx Board and addresses only, based upon and subject to the various other assumptions, qualifications, limitations and other matters set forth therein, the fairness, from a financial point of view, of the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent) to such holders, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any holder of shares of our common stock should vote with respect to the merger or any other matter and does not in any manner address the price at which our common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.

In arriving at its opinion, Qatalyst Partners reviewed a draft of the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of Alteryx. Qatalyst Partners also reviewed the Financial Projections (as defined in the section of this proxy statement captioned “—Financial Projections”). Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Alteryx with senior management of Alteryx. Qatalyst Partners also reviewed the historical market prices and trading activity for the Class A common stock and compared the financial performance of Alteryx and the prices and trading activity of the Class A common stock with that of certain other selected publicly traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Alteryx. With respect to the Financial Projections, Qatalyst Partners was advised by Alteryx management, and Qatalyst Partners assumed based on discussions with Alteryx management and the Alteryx Board, that the Financial Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Alteryx management of the future financial performance of Alteryx and other matters covered thereby. Qatalyst Partners assumed that the terms of the draft merger agreement reviewed by Qatalyst Partners would not differ materially from the final executed merger agreement, and that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Alteryx or the contemplated benefits expected to be derived in the merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alteryx or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of Alteryx management as to the existing and future technology and products of Alteryx and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by its opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, December 18, 2023. Events occurring after December 18, 2023, may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not been asked and has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of Alteryx to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Alteryx. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent), and Qatalyst Partners expressed no opinion with respect to the fairness of (1) the amount or nature of the compensation to any of the officers, directors or employees of Alteryx or any of its affiliates, or any class of such persons, relative to such consideration; (2) the allocation of the aggregate consideration to be paid to holders between the holders of Class A common stock and the holders of Class B common stock or the relative fairness of the per share price to the holders; or (3) the voting rights associated with the Class B common stock or any governance or other rights of the holders thereof (and Qatalyst Partners has not taken any such rights into account in its analysis).

The following is a summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated December 18, 2023. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized, among other things, the Financial Projections, described in the section of this proxy statement captioned “—Financial Projections.” Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for our common stock as of September 30, 2023 (which is the end of Alteryx’s most recent completed fiscal quarter and most recent publicly available balance sheet date), using mid-period convention, by:

•	adding:

•

the implied net present value of the estimated future unlevered free cash flows (which we refer to as the “UFCF”) of Alteryx, based on the Financial Projections for the fourth quarter of calendar year 2023 through calendar year 2033 as set forth in the Financial Projections table in the section below captioned “—Financial Projections” (which implied present value was calculated using a range of discount rates of 11.25 percent to 13.75 percent), based on an estimated weighted average cost of capital for Alteryx (utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment;

•

the implied net present value of a corresponding terminal value of Alteryx, calculated by applying to Alteryx’s estimated UFCF in calendar year 2033, based on the Financial Projections, a perpetuity growth rate range of 3.0 percent to 6.0 percent (which was chosen based on Qatalyst Partners’ professional judgment and experience), and discounted to present value using the same range of discount rates used in the first bullet above; and

•	subtracting:

•	net debt as of September 30, 2023, as disclosed in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed by Alteryx on November 7, 2023; and

•

dividing the resulting amount by the number of fully diluted shares of our common stock outstanding (calculated using the treasury stock method), taking into account outstanding restricted stock units and performance-based restricted stock units and in-the-money stock options, and assuming net share settlement of the in-the-money convertible notes, as of December 15, 2023, all as provided by Alteryx management, with each of the above-referenced estimated future UFCFs and terminal values having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (which totaled approximately 36 percent in the case of the terminal value) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by Alteryx management.

Based on the calculations set forth above, this analysis implied a range of values for our common stock of approximately $40.21 to $75.50 per share.

Selected Companies Analysis

Qatalyst Partners reviewed and compared selected financial information and public market multiples for Alteryx with publicly available financial information and public market multiples for selected companies. The companies used in this comparison were those companies listed below, which were selected by Qatalyst Partners in its professional judgment based on factors including that they are publicly traded companies in similar lines of business to Alteryx, have a similar business model, have similar financial performance or have other relevant or similar characteristics.

Based upon third-party research analyst consensus estimates as of December 15, 2023 (which we refer to as the “Analyst Projections”) and using the closing prices as of December 15, 2023, for shares of the selected companies, Qatalyst Partners calculated, among other things, the fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2024 (which we refer to as the “CY2024E Revenue Multiples”) for each of the selected companies.

The companies used in this comparison are listed below:

Selected Companies	CY2024E Revenue Multiple
UiPath, Inc.	9.1x
Okta, Inc.	5.7x
Elastic N.V.	8.4x
Informatica Inc.	6.1x
Tenable Holdings, Inc.	6.3x
Varonis Systems Inc.	9.1x
Teradata Corporation	2.5x
Pegasystems Inc.	3.0x
Rapid7, Inc.	5.1x
Sprinklr, Inc.	3.3x
Pagerduty, Inc.	4.8x
PROS Holdings, Inc.	6.3x
Amplitude, Inc.	5.2x
Domo, Inc.	1.4x

Based on an analysis of the CY2024E Revenue Multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative multiple range of 3.0x to 5.5x.

Qatalyst Partners then applied this range to each of Alteryx’s estimated revenue for calendar year 2024: $1,063 million based on the Financial Projections, and $1,065 million based on the Analyst Projections. Based on the fully diluted shares of our common stock outstanding as of December 15, 2023 (calculated utilizing the same methodology as used in the section of this proxy statement captioned “—Discounted Cash Flow Analysis”) as provided by Alteryx management, this analysis implied a range of values for our common stock of approximately $33.78 to $67.89 per share based on the Financial Projections, and approximately $33.86 to $68.04 per share based on the Analyst Projections.

No company included in the selected companies analysis is identical to Alteryx. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Alteryx, such as the impact of competition on Alteryx’s business and the industry in general, industry growth and the absence of any material adverse change in Alteryx’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared 31 selected public company transactions, including transactions involving companies participating in similar lines of business to Alteryx or with similar business models, similar financial performance or other relevant or similar characteristics.

For each of the selected transactions listed below, Qatalyst Partners reviewed, among other things, (1) the implied fully diluted enterprise value of the target company as a multiple of the Analyst Projections of the next-12-months’ revenue of such target company (which we refer to as the “NTM Revenue Multiples”); and (2) the implied fully diluted enterprise value of the target company as a multiple of Analyst Projections of the next-12 months’ earnings before interest, taxes, depreciation, and amortization (which we refer to as “EBITDA”) of such target company (which we refer to as the “NTM EBITDA multiples”).

Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple
09/21/23	Splunk Inc.	Cisco Systems, Inc.	7.1x	30.9x
09/06/23	NextGen Healthcare, Inc.	Thoma Bravo	2.4x	19.2x
08/09/23	Avid Technology, Inc.	STG Partners, LLC	3.0x	13.8x
07/31/23	New Relic, Inc.	Francisco Partners Management, L.P. & TPG Fund	5.8x	30.4x
05/04/23	Software AG	Silver Lake	2.6x	14.4x
03/13/23	Momentive Global Inc.	STG Partners, LLC	3.0x	16.0x
03/13/23	Qualtrics International Inc.	Silver Lake & CPP Investments	7.1x	50.2x
02/09/23	Sumo Logic, Inc.	Francisco Partners Management, L.P.	4.2x	—
01/09/23	Duck Creek Technologies	Vista Equity Partners Management, LLC	7.0x	—
08/03/22	Ping Identity Holding Corp.	Thoma Bravo	8.0x	—
05/26/22	VMware, Inc.	Broadcom Inc.	5.1x	15.1x
01/31/22	Citrix Systems, Inc.	Evergreen Coast Capital Corp. & Vista Equity Partners Management, LLC	5.1x	16.0x
12/07/21	Mimecast Limited	Permira Holdings Limited	8.8x	32.1x
08/19/21	Inovalon Holdings, Inc.	Nordic Capital Limited	8.8x	25.0x
08/05/21	Cornerstone OnDemand, Inc.	Clearlake Capital Group, L.P.	5.9x	18.8x
06/28/21	QAD Inc.	Thoma Bravo	5.3x	50.6x
06/01/21	Cloudera, Inc.	Kohlberg Kravis Roberts & Co. L.P. & Clayton, Dubilier & Rice, LLC	5.2x	30.4x
04/26/21	Proofpoint, Inc.	Thoma Bravo	9.4x	55.6x
03/10/21	Talend S.A.	Thoma Bravo	7.4x	—
12/21/20	RealPage, Inc.	Thoma Bravo	8.2x	28.9x
12/17/19	LogMeIn, Inc.	Francisco Partners	3.4x	10.7x
08/22/19	Pivotal Software, Inc.	VMware, Inc.	3.4x	—
02/12/19	Ellie Mae Inc.	Thoma Bravo	6.8x	31.0x
12/23/18	MYOB Group Limited	Kohlberg Kravis Roberts & Co. L.P.	4.9x	12.1x
11/11/18	athenahealth, Inc.	Veritas Capital & Elliott Management Corporation	3.9x	13.8x
08/31/16	Interactive Intelligence Group, Inc.	Genesys Telecommunications Laboratories, Inc.	3.2x	39.0x
06/02/16	Qlik Technologies Inc.	Thoma Bravo	3.6x	32.1x
11/02/15	Constant Contact Inc.	Endurance International Group Holdings Inc.	2.3x	11.3x
04/07/15	Informatica Corporation	Permira Holdings Limited & CPP Investments	4.3x	18.1x
09/29/14	TIBCO Software Inc.	Vista Equity Partners Management, LLC	3.9x	17.4x
05/22/12	Ariba, Inc.	SAP America, Inc.	7.8x	32.4x
*	Multiples greater than 75.0x, negative or not publicly available marked as “—.”

Based on an analysis of the NTM Revenue Multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 3.5x to 7.1x and then applied this range to Alteryx’s next-12 months’ revenue (calculated as the 12-month period ending September 30, 2024) based on the Analyst Projections. Based on the fully diluted shares of our common stock outstanding as of December 15, 2023 (calculated utilizing the same methodology as used in the section of this proxy statement captioned “—Discounted Cash Flow Analysis,” with the exception of assuming cash settlement of our convertible notes with an assumed make whole adjustment and cash settlement of the capped calls related to the convertible notes based on a Black-Scholes option calculation model), as provided by Alteryx management, this analysis implied a range of values for our common stock of approximately $38.31 to $85.17 per share.

Based on an analysis of the NTM EBITDA multiples for the selected transactions and its professional judgment, Qatalyst Partners selected a representative multiple range of 15.3x to 31.8x and then applied this range to Alteryx’s estimated next-12-months’ revenue (calculated as the 12-month period ending September 30, 2024) based on the Analyst Projections. Based on the same fully diluted share count as used in the immediately preceding paragraph, this analysis implied a range of values for our common stock of approximately $23.80 to $57.70 per share.

No company or transaction utilized in the selected transactions analysis is identical to Alteryx or the merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Alteryx’s control, such as the impact of competition on Alteryx’s business or the industry generally, industry growth and the absence of any material adverse change in Alteryx’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected transactional data. Because of the unique circumstances of each of these transactions and the merger, Qatalyst Partners cautions against placing undue reliance on this information.

Miscellaneous

In connection with the review of the merger by the Special Committee and the Alteryx Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of Alteryx. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Alteryx. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent), to such holders. These analyses do not purport to be appraisals or to reflect the price at which our common stock might actually trade at any time.

Qatalyst Partners’ opinion and its presentation to the Alteryx Board was one of many factors considered by the Alteryx Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Alteryx Board with respect to the per share price to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of our common stock (other than Parent or any affiliate of Parent) or of whether the Alteryx Board would have been willing to agree to different consideration. The per share price payable in the merger was determined through arm’s-length negotiations between Alteryx and Parent and was approved by the Special Committee and the Alteryx Board. Qatalyst Partners provided advice to Alteryx during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Alteryx or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Alteryx, Parent or certain of their respective affiliates.

During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Alteryx, Parent, Clearlake or Insight pursuant to which compensation was received by Qatalyst Partners or its affiliates, except that Qatalyst Partners has provided financial advisory services to a majority-owned portfolio company of Insight and received a financial advisory fee of $100,000 in connection with such services. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Alteryx, Parent, Clearlake, Insight and their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided the Special Committee with financial advisory services in connection with the merger for which it will be paid an aggregate amount currently estimated at approximately $50 million, subject to the closing of the merger, $7.5 million of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and $150,000 of which was payable upon execution of the engagement letter. Alteryx has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Alteryx has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

Financial Projections

Other than in connection with Alteryx’s regular earnings press releases and related investor materials, Alteryx does not, as a matter of course, make public its long-term future financial projections, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Alteryx management regularly prepares, and the Alteryx Board regularly evaluates, prospective financial information concerning Alteryx’s future performance as part of its long-term business and strategic planning processes. In addition, Alteryx management regularly makes and reviews with the Alteryx Board updates to its business plan, including to reflect actual results, Alteryx’s strategic initiatives and trends in Alteryx’s performance and industry.

As part of Alteryx’s exploration and evaluation of a sale of Alteryx and other strategic alternatives available to Alteryx (including continuing as an independent company), Alteryx management prepared and reviewed with the Special Committee and the Alteryx Board unaudited prospective financial information for the second half of 2023 through 2026 (which we refer to as the Alteryx long-term plan). Alteryx management also prepared and reviewed with the Special Committee an illustrative extrapolation of such unaudited prospective financial information for calendar years 2027 through 2033 (which we refer to as the “plan extrapolations”). We refer to this prospective financial information, including the plan extrapolations, as the “Financial Projections.”

The Financial Projections were prepared for internal use and not for public disclosure and were provided by Alteryx management to the Special Committee and the Alteryx Board for the purposes of considering, analyzing and evaluating a sale of Alteryx and other strategic alternatives available to Alteryx. At the direction of the Special Committee, the Financial Projections were also provided to, and approved by the Special Committee for use by, Qatalyst Partners for purposes of performing its financial analyses in connection with rendering its opinion to the Alteryx Board. In addition, as described in the section of this proxy statement captioned “—Background of the Merger,” at the direction of the Special Committee, prospective financial information for the second half of 2023 through 2026 included in the Financial Projections were provided to, and discussed with, Clearlake and Insight and certain other potential acquirers as part of their respective due diligence review of Alteryx. For more information on the preparation and use of the Financial Projections, see the sections of this proxy statement captioned “—Background of the Merger” and “—Opinion of Qatalyst Partners.”

The Financial Projections were developed by Alteryx management as then-current estimates of Alteryx’s future financial performance as an independent company. The Financial Projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement or the merger; (2) the expenses that have already and will be incurred in connection with completing the merger; or (3) any changes to Alteryx’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed, and the Financial Projections should not be viewed as accurate or continuing in that context.

The Financial Projections constitute forward-looking statements. The Financial Projections are not included in this proxy statement to influence any decision on whether to vote in favor of the adoption of the merger agreement or any other proposal presented at the special meeting, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Special Committee, the Alteryx Board, Qatalyst Partners, Clearlake and Insight (and, by extension, Parent), as applicable, for the purposes described above. By including the Financial Projections in this proxy statement, none of Alteryx, the Special Committee, the Alteryx Board, Qatalyst Partners or any of our or their respective officers, directors, advisors or other representatives or any other person has made or makes any representation to any person regarding Alteryx’s ultimate performance as compared to the information contained in the Financial Projections. The inclusion of the Financial Projections should not be regarded as an indication that Alteryx, the Special Committee, the Alteryx Board, Qatalyst Partners or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Alteryx that the information presented is material.

The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC with respect to forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, Alteryx management. Neither Alteryx’s independent registered public accounting firm, Deloitte & Touche LLP, nor any other independent accountants have compiled, examined, or performed any procedures with respect to the Financial Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Projections. The report of Deloitte & Touche LLP incorporated by reference into this proxy statement relates solely to Alteryx’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.

Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by Alteryx management that Alteryx management believed in good faith were reasonable at the time that the Financial Projections were prepared, including as described below. Alteryx’s ability to achieve the financial results contemplated by the Financial Projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Financial Projections are forward-looking information and are subject to many risks and uncertainties and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved can be found in the risk factors included in Alteryx’s periodic filings with the SEC. These factors are difficult to predict, and may be outside of Alteryx’s control. As a result, there can be no assurance that the Financial Projections will be realized, and our actual results may be materially better or worse than those implied by the Financial Projections. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.”

The Financial Projections may differ from publicized analyst estimates and forecasts. Stockholders should evaluate the Financial Projections, if at all, in conjunction with our historical financial statements and other information regarding Alteryx contained in our public filings with the SEC. The Financial Projections may not be comparable with our historical operating data as a result of the assumptions utilized in preparing such information. The Financial Projections do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We may have reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. Stockholders and investors are urged to refer to our periodic filings with the SEC for information on our actual historical results.

Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of Alteryx’s future results or for purposes of making any investment decision.

Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Financial Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by the Special Committee, the Alteryx Board, Qatalyst Partners or any other person. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement.

The following table summarizes the Financial Projections. Alteryx management made various estimates and assumptions when preparing the Financial Projections, including: (1) a compound annual growth rate for Revenue of 11% from 2024 through 2033 as a result of new logo growth and existing customers continuing to expand with Alteryx; (2) for the purposes of estimating revenues over the estimated periods, a gradual product mix shift from on-premise software revenue to cloud software revenue; (3) for purposes of estimating expenses over the estimated periods, increasing headcount and cloud hosting expenses; and (4) expected improving profitability and cash flow generation as Alteryx’s operations continue to scale over time.

		Year ending December 31,
(dollars in millions)	H2 2023E(3)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$573	$1,063	$1,255	$1,485	$1,693	$1,909	$2,119	$2,314	$2,488	$2,637	$2,756
Non-GAAP Operating Income(1)	$134	$225	$338	$478	$549	$616	$683	$741	$801	$860	$923
Unlevered Free Cash Flow(2)	$18	$167	$287	$412	$482	$537	$577	$628	$673	$716	$767

(1)

Non-GAAP Operating Income is defined as GAAP operating income (loss) and adjusting to exclude stock-based compensation expense, payroll tax related to stock-based compensation, acquisition related adjustments including amortization of intangible assets, impairment of long-lived assets, cost optimization charges and income tax adjustments.

(2)

Unlevered Free Cash Flow is calculated as Non-GAAP Operating Income (as defined above) subtracting the impact of cash taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures, capitalized software development costs and changes in net working capital.

(3)

As described in more detail in the section of this proxy statement captioned “—Opinion of Qatalyst Partners,” for purposes of performing its financial analyses in connection with rendering its opinion to the Alteryx Board, Qatalyst Partners used, with the approval of the Special Committee, the prospective financial information for Alteryx’s fourth quarter of 2023 included in the Financial Projections, including Revenue of approximately $353 million, Non-GAAP Operating Income of approximately $125 million and Unlevered Free Cash Flow of $68 million, as estimated by Alteryx management for such period.

Interests of Alteryx’s Directors and Executive Officers in the Merger

When considering the recommendation of the Alteryx Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders. Additionally, in connection with entering into the merger agreement, on December 18, 2023, following approval by the Alteryx Board, Mr. Stoecker, as well as certain of his affiliated entities, in each case solely in their capacities as stockholders of Alteryx, entered into the voting agreement with Parent and Alteryx. The voting agreement obligates Dean Stoecker (including certain of his affiliated entities) to vote their respective shares of our common stock in favor of the adoption of the merger agreement. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the transactions contemplated by the merger agreement, including the merger; and (3) recommending that our stockholders adopt the merger agreement, the Alteryx Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described in this section.

Effective January 26, 2024, Mark Anderson resigned from his position as our chief executive officer and as a member of the Alteryx Board and ceased to be an executive officer and director of Alteryx. He continues to be one of our “named executive officers” for purposes of this proxy disclosure under SEC rules.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, directors and officers of Alteryx will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of Equity Awards

Treatment of Alteryx Restricted Stock Units

As of January 15, 2024, there were outstanding awards of Alteryx RSUs that cover an aggregate of 7,999,521 shares of our Class A common stock, of which (1) Alteryx RSUs covering an aggregate of 43,784 shares of our Class A common stock were held by non-employee directors (that is, all of our directors other than Dean Stoecker and Mark Anderson) as of January 15, 2024 and (2) Alteryx RSUs covering an aggregate of 678,482 shares of our Class A common stock were held by our executive officers, including Dean Stoecker and Mark Anderson, as of January 15, 2024.

At the effective time of the merger, each vested Alteryx RSU will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our Class A common stock subject to such vested Alteryx RSU immediately prior to the effective time or the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.

At the effective time of the merger, each unvested Alteryx RSU will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our Class A common stock subject to such unvested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each converted cash award will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx RSU immediately prior to the effective time of the merger.

At the effective time of the merger, each outstanding performance-based Alteryx RSU that has not become eligible for vesting as of the effective time of the merger based on the actual or deemed achievement of the applicable performance-based metrics will be cancelled for no consideration or payment.

Treatment of Alteryx Options

As of January 15, 2024, there were outstanding Alteryx options to purchase an aggregate of 252,740 shares of our Class A common stock and 381,735 shares of our Class B common stock with an exercise price below the per share price, of which (1) Alteryx options to purchase an aggregate of 0 shares of our Class A common stock and 141,607 shares of our Class B common stock were held by our non-employee directors as of that date; and (2) Alteryx options to purchase an aggregate of 185,229 shares of our Class A common stock and 192,363 shares of our Class B common stock were held by our executive officers as of that date.

At the effective time of the merger, each vested Alteryx option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to the vested Alteryx option, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such vested Alteryx option, without interest and less any applicable withholding taxes.

At the effective time of the merger, each unvested Alteryx option with a per share exercise price that is less than the per share price will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to such unvested Alteryx option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such unvested Alteryx option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each such converted cash award will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx option immediately prior to the effective time of the merger.

Any out-of-the-money Alteryx option will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of the ESPP

With respect to our ESPP, we have taken, or will take, all actions necessary to provide that, from the date of the merger agreement:

•

no employee participating in the ESPP offering period in effect on the date of the merger agreement may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP offering period in effect on the date of the merger agreement;

•	no new offering period will commence under the ESPP; and

•	the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.

Prior to the effective time of the merger, we will take all action that may be reasonably necessary to, effective upon the consummation of the merger:

•	terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than two business days prior to the closing;

•

make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and

•	cause the exercise of each outstanding purchase right pursuant to the ESPP as of no later than one business day prior to the closing.

Equity Interests of Alteryx’s Directors and Executive Officers

The following table sets forth for each person who has been an Alteryx executive officer or member of the Alteryx Board at any time since the beginning of Alteryx’s 2023 fiscal year, (1) the number of shares of our Class A common stock and Class B common stock directly or indirectly held; (2) the number of shares of our Class A common stock and Class B common stock subject to his or her in-the-money Alteryx options; and (3) the number of shares of our Class A common stock subject to his or her Alteryx RSUs, assuming the following and such additional assumptions set forth in the footnotes to the table:

•

the Alteryx options and Alteryx RSUs include those that were outstanding as of January 15, 2024 (which, solely for purposes of this proxy statement, is the assumed closing date of the merger), in accordance with their regular vesting schedules and assuming continued service by the individual through such date, and without regard to any change in control-related accelerated vesting; and

•	that the values of these shares of our common stock and equity awards are equal to the per share price of $48.25 (minus any applicable exercise price in the case of the in-the-money Alteryx options).

Name	Shares of Common Stock Held Directly or Indirectly(1)		In-the-Money Vested Alteryx Options(2)		Alteryx RSUs (3)		Total ($)
	Number of Shares (#)	Value of Shares ($)	Number of Shares Subject to Vested Portion (#)	Value of Shares Subject to Vested Portion ($)	Number of Shares (#)	Value ($)
Mark Anderson	146,209	7,054,584	—	—	313,721	15,137,038	22,191,623
Kevin Rubin	79,703	3,845,670	27,232	648,153	102,978	4,968,689	9,462,511
Paula Hansen	54,452	2,627,309	—	—	112,690	5,437,293	8,064,602
Suresh Vittal	104,839	5,058,482	—	—	88,627	4,276,253	9,334,735
Christopher M. Lal	59,048	2,849,066	9,389	198,671	54,946	2,651,145	5,698,882
Charles R. Cory	9,390	453,068	105,156	4,074,795	5,520	266,340	4,794,203
Jeffrey L. Horing(4)	1,003,543	48,420,950	—	—	5,520	266,340	48,687,290
Anjali Joshi	7,806	376,640	—	—	6,714	323,951	700,590
Timothy I. Maudlin	41,171	1,986,501	36,451	1,325,723	5,520	266,340	3,578,564
CeCe Morken	9,308	449,111	—	—	7,495	361,634	810,745
Eileen M. Schloss	6,715	323,999	—	—	5,520	266,340	590,339
Dean A. Stoecker	7,235,899	349,132,127	340,971	9,988,071	5,520	266,340	359,386,538
Dan Warmenhoven	9,308	449,111	—	—	7,495	361,634	810,745

(1)

Represents shares of our Class A common stock or Class B common stock directly or indirectly held by the individual as of January 15, 2024 (applying SEC standards for beneficial ownership), without regard to any change in control-related accelerated vesting. The number of shares shown does not include shares of our Class A common stock that the executive officer may purchase after the date of the merger agreement under the ESPP. For additional information regarding the treatment of our ESPP in the merger, see the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.” For additional information regarding beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents outstanding vested in-the-money Alteryx options held by the individual as of January 15, 2024. The values shown are determined as the excess of (a) the total number of vested shares of our Class A common stock or Class B common stock subject to such Alteryx options multiplied by the per share price, over (b) the aggregate exercise price for such Alteryx options. None of the individuals hold outstanding unvested in-the-money Alteryx options.

(3)

Represents outstanding Alteryx RSUs that were not scheduled to vest on or before January 15, 2024. The values shown with respect to Alteryx RSUs are determined as the product of the per share price, multiplied by the total number of shares of our Class A common stock subject to such Alteryx RSU. As described in the sections of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards” and “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits Under Existing Relationships—Non-Employee Director Equity Awards,” Alteryx RSUs outstanding as of the date of the closing of the merger (which date, solely for purposes of this proxy statement, is assumed to be January 15, 2024) that are held by Alteryx’s non-employee directors will accelerate vesting in full. In addition, each Alteryx executive officer is eligible for vesting acceleration of his or her outstanding and unvested Alteryx RSUs in connection with certain qualifying terminations of employment under his or her severance agreement. Certain Alteryx PSUs (as defined below) granted in March 2023 were subject to the achievement of certain performance metrics for the year ended December 31, 2023. As of the assumed January 15, 2024 closing date, our performance with respect to the applicable performance metrics for these Alteryx PSUs had not yet been certified by the Compensation Committee of the Alteryx Board. Accordingly, such Alteryx PSUs are included in the calculation above based on projected achievement as of January 15, 2024; however, the level of actual achievement may be higher or lower than the value included under “Alteryx RSUs” and “Total” in the table above. Effective with his resignation on January 26, 2024, Mr. Anderson forfeited his right to vest in his unvested Alteryx RSUs and to earn any currently outstanding Alteryx PSUs. Accordingly, the Alteryx RSUs, including unvested or unearned Alteryx PSUs, reflected in this table for Mr. Anderson have been forfeited and will not vest. For additional information regarding the Alteryx RSUs held by our named executive officers, see the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

(4)	For information regarding Mr. Horing’s beneficial ownership of our common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

Change in Control and Severance Benefits Under Existing Relationships

Non-Employee Director Equity Awards

Pursuant to our non-employee director compensation policy, we have granted Alteryx RSUs to our non-employee directors under our Amended and Restated 2017 Equity Incentive Plan, as amended (which we refer to as our “2017 Plan”). Pursuant to the 2017 Plan and the non-employee director compensation policy, Alteryx RSUs granted to our non-employee directors will accelerate vesting upon a “corporate transaction.” The closing of the merger will be a “corporate transaction” within the meaning of our 2017 Plan and non-employee director compensation policy.

Prior to our public offering, we granted options to our non-employee directors under our Amended and Restated 2013 Stock Plan, as amended (which we refer to as our “2013 Plan”), to acquire shares of our Class B common stock. As of the date of this proxy statement, all such options are fully vested.

Executive Officer Equity Awards

We have granted Alteryx RSUs, including performance-based Alteryx RSUs, and Alteryx options to our executive officers under our 2013 Plan and 2017 Plan.

Alteryx Options

We have granted Alteryx options to certain of our executive officers that vest contingent on continued service to Alteryx over designated periods.

Upon a qualifying termination within the defined change in control period, our applicable executive officers would be entitled to full vesting of any then-unvested Alteryx options, subject to the terms and conditions of each executive officer’s severance agreement. As of the date of this proxy statement, all in-the-money options are fully vested and, at the effective time of the merger, all out-of-the-money Alteryx options (whether vested or unvested) will be cancelled. See the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.”

Alteryx RSU Awards and Earned Alteryx PSU Awards

We have granted Alteryx RSU awards under our 2017 Plan to certain of our executive officers that vest solely contingent on continued service to Alteryx over designated periods.

We have granted performance-based Alteryx RSU awards (which we refer to as “Alteryx PSUs”) under our 2017 Plan to certain of our executive officers that vest contingent on continued service to Alteryx over designated periods as well as the achievement of certain performance metrics.

In March 2022, we granted Alteryx PSUs under our 2017 Plan to certain of our executive officers (which we refer to as “2022 Alteryx PSUs”) that were contingent on our achievement of a designated annualized recurring revenue goal for the year ended December 31, 2022. The Compensation Committee of the Alteryx Board certified achievement of the performance goal for these 2022 Alteryx PSUs at 100 percent of target, and the 2022 Alteryx PSUs for which achievement was certified remained subject to vesting contingent on the executive officer’s continued service to Alteryx over a designated period.

Upon a qualifying termination within the defined change in control period, our executive officers would be entitled to full vesting of any then-outstanding but unvested Alteryx RSUs, and any then-outstanding but unvested Alteryx PSUs for which achievement has been certified, subject to the terms of each executive officer’s severance agreement, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.”

Fiscal 2023 Alteryx PSU Awards

In March 2023, we granted Alteryx PSUs under our 2017 Plan to certain of our executive officers (which we refer to as the “2023 Alteryx PSUs”). Our 2023 Alteryx PSUs include two performance metrics: annualized recurring revenue and non-GAAP operating margin, measured in each case over the period from January 1, 2023 to December 31, 2023. We expect that certification of these 2023 Alteryx PSUs will take place in February 2024. Upon certification of achievement for each metric by the Compensation Committee of the Alteryx Board, any achieved 2023 Alteryx PSUs will vest 33 percent on the first designated quarterly vesting date on or following certification and 1/12th of the achieved 2023 Alteryx PSUs will vest quarterly thereafter.

Upon a qualifying termination within the defined change in control period, our executive officers would be entitled to full vesting of any then-outstanding but unvested 2023 Alteryx PSUs for which achievement has been certified, subject to the terms of each executive officer’s severance agreement, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.”

Stockholder Alignment Alteryx PSU Awards

In March 2022, we granted Stockholder Alignment Alteryx PSUs under our 2017 Plan to certain of our executive officers that included certain stock price targets (which we refer to as the “Stockholder Alignment Alteryx PSUs”). These Stockholder Alignment Alteryx PSUs are 100 percent market-based and represent the right to earn and vest in shares of our Class A common stock based on our attainment of designated goals for our 60-day volume weighted average stock price ranging from $90 to $240 over a seven-year period. Under the terms of the agreements governing these awards, if a change in control occurs during the performance period, vesting is to be determined as of the closing date of that change in control, by measuring achievement of the stock price targets based on the price per share of our Class A common stock to be paid in the change in control. As of the date of this proxy statement, none of the stock price targets for these Stockholder Alignment Alteryx PSUs have been attained. Because the price per share is less than $90, the lowest stock price target, we expect that none of these Stockholder Alignment Alteryx PSUs will be earned, and all of them will be forfeited upon the closing of the merger.

Severance Agreements

We are party to a severance agreement with each of our executive officers. Under these severance agreements in effect on January 15, 2024, if we terminate an executive officer’s employment other than for cause, death or disability or the executive officer resigns for good reason, as such terms are defined in the severance agreement, during the period from three months prior to until 12 months following a change in control, as defined in the severance agreements, with such period being referred to as the “change in control period,” such executive officer will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	a lump sum cash amount equal to 12 months (18 months for Mr. Anderson) of the executive officer’s base salary;

•	a lump sum cash amount equal to 100 percent of the executive officer’s target annual bonus for the year of termination;

•	payment of premiums for continued health coverage for the executive officer and the executive officer’s dependents under COBRA for a period of up to 12 months (18 months for Mr. Anderson); and

•

100 percent acceleration of then-outstanding but unvested equity awards, except that awards subject to performance criteria would accelerate if, and only to the extent, set forth in the applicable award agreement.

To receive the severance benefits upon a qualifying termination, whether or not in connection with a change in control, an executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the severance agreement.

If any of the payments provided for under a severance agreement or otherwise payable to an executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

Effective January 26, 2024, Mr. Anderson, resigned from his role as our chief executive officer. This resignation did not amount to a qualifying termination under Mr. Anderson’s severance agreement, meaning that no amounts are payable to Mr. Anderson under that agreement in connection with his resignation. The severance agreements for our other executive officers remain in effect as of the date of this proxy statement.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K for each of Alteryx’s named executive officers regarding certain compensation that is based on, or that otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Alteryx’s named executive officers. Alteryx’s “named executive officers” for purposes of the disclosure in this proxy statement are Mark Anderson, Kevin Rubin, Paula Hansen, Suresh Vittal and Christopher Lal. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards” and “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.”

Effective January 26, 2024, Mr. Anderson, resigned from his role as our chief executive officer. This resignation did not amount to a qualifying termination under Mr. Anderson’s severance agreement, meaning that no amounts will be payable to Mr. Anderson under that agreement in connection with his resignation. The figures in the following table and footnotes are based on the assumption that the effective time of the merger occurred on January 15, 2024 (which date was prior to Mr. Anderson’s resignation), so the figures do not take Mr. Anderson’s resignation into account.

The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:

•	that the effective time of the merger will occur on January 15, 2024 (which is the assumed closing date of the merger solely for purposes of this golden parachute compensation disclosure); and

•

that the named executive officer experienced a qualifying termination of his or her employment at the effective time of the merger that resulted in severance benefits becoming payable to such named executive officer under his or her severance agreement.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the date the merger actually closes. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below. Alteryx’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of our common stock have been calculated based on the per share price.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Mark Anderson	1,750,000	15,137,038	32,558	16,919,596
Kevin Rubin	846,000	4,620,372	30,968	5,497,340
Paula Hansen	1,150,000	5,437,293	30,968	6,618,261
Suresh Vittal	866,250	4,276,253	30,968	5,173,471
Christopher Lal	720,000	2,651,145	25,745	3,396,890

(1)

The estimated amount for each named executive officer represents the “double-trigger” cash severance payments to which the named executive officer may become entitled under the named executive officer’s severance agreement in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.” The estimated amounts for these officers represent a lump sum cash payment equal to the sum of (a) 12 months of each named executive officer’s base salary; and (b) 100 percent of the named executive officer’s target annual bonus for the year of termination. Effective with his resignation on January 26, 2024, Mr. Anderson, forfeited his rights to receive severance under his severance agreement. Accordingly, the amounts reflected here for Mr. Anderson will not be paid. The table below sets forth the value of each of the base salary and target incentive opportunity severance benefits payable to a named executive officer under the terms of his or her severance agreement as of January 15, 2024.

Name	Base Salary Severance ($)	Target Incentive Opportunity Severance ($)	Total ($)
Mark Anderson	1,050,000	700,000	1,750,000
Kevin Rubin	470,000	376,000	846,000
Paula Hansen	575,000	575,000	1,150,000
Suresh Vittal	495,000	371,250	866,250
Christopher Lal	450,000	270,000	720,000

(2)

This amount includes the “double-trigger” vesting acceleration of 100 percent of the unvested portion of the named executive officer’s outstanding Alteryx RSUs to which the named executive officer may become entitled pursuant to the treatment of such awards under the named executive officer’s severance agreement in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.” Also included is the cash-out value of each outstanding in-the-money Alteryx option held by the named executive officer in connection with the transaction, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.” Also included is the cash-out value of each outstanding in-the-money Alteryx option held by the named executive officer in connection with the transaction, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Treatment of Equity Awards.”

With respect to unvested Alteryx RSUs subject to time-based vesting only, the amount is determined as the product of (a) the per share price, multiplied by (b) the total number of shares of our Class A common stock subject to the Alteryx RSUs held by the named executive officer. With respect to unvested Alteryx RSUs that are Alteryx PSUs remaining subject to the achievement of performance conditions, the number of RSUs, if any, subject to accelerated vesting is determined based on the terms of the award agreement. Certain Alteryx PSUs granted in March 2023 were subject to the achievement of certain performance metrics for the year ended December 31, 2023. As of the assumed January 15, 2024 closing date, our performance with respect to the applicable performance metrics had not yet been certified by the Compensation Committee of the Alteryx Board. Accordingly, such Alteryx PSUs are included in the calculation above based on projected achievement as of January 15, 2024; however, the level of actual achievement may be higher or lower than the value included under “Equity” in the table above and under “Alteryx RSUs” in the sub-table below. As discussed above, because the price per share is less than $90, we expect that none of the Stockholder Alignment Alteryx PSUs will be earned, and all of them will be forfeited upon the closing of the merger; accordingly, the Stockholder Alignment Alteryx PSUs are not included in the table above. Effective with his resignation on January 26, 2024, Mr. Anderson forfeited his right to vest in his unvested Alteryx RSUs and to earn and vest in any currently outstanding Alteryx PSUs. Accordingly, the Alteryx RSUs, including unvested and unearned Alteryx PSUs, reflected in the following table for Mr. Anderson have been forfeited and will not vest.

With respect to each outstanding in-the-money Alteryx option, the amount is determined as the product of (a) the sum of the per share price less the applicable unvested Alteryx option’s per share exercise price, multiplied by (b) the total number of shares of our common stock subject to the unvested Alteryx option held by the named executive officer. Out-of-the-money Alteryx options will be cancelled at the effective time of the merger for no consideration or payment.

Name	Alteryx RSUs (#)	Alteryx RSUs ($)	Alteryx Options (#)	Alteryx Options ($)	Total ($)
Mark Anderson	313,721	15,137,038	—	—	15,137,038
Kevin Rubin	102,978	4,968,689	27,232	648,153	5,616,841
Paula Hansen	112,690	5,437,293	—	—	5,437,293
Suresh Vittal	88,627	4,276,253	—	—	4,276,253
Christopher Lal	54,946	2,651,145	9,389	198,671	2,849,816

(3)

This amount represents a cash payment or reimbursement for 12 months of COBRA premiums (18 months with respect to Mr. Anderson) that the named executive officer otherwise would be required to pay for continued post-employment group health coverage. These amounts are a “double-trigger” severance benefit that each of our named executive officers may become entitled to receive under the named executive officer’s severance agreement in connection with a qualifying termination during the change in control period, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.”

(4)

Under the severance agreements, amounts are subject to reduction in the event the named executive officer would receive a greater benefit on an after-tax basis by having some of his or her change in control-related payments and benefits cut back rather than paying the excise tax under Section 4999 of the Internal Revenue Code on such amounts, as described in further detail in the section of this proxy statement captioned “—Interests of Alteryx’s Directors and Executive Officers in the Merger—Severance Agreements.” This amount assumes that no such reduction is applied.

Employment Arrangements Following the Merger

No acquisition proposal submitted as part of the strategic review process described in this proxy statement contemplated specific roles or compensation arrangements for any officer or employee. As of the date of this proxy statement, none of Alteryx’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Parent or Merger Sub; or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Parent or Merger Sub to be effective following the consummation of the merger. However, prior to the effective time of the merger, Parent or Merger Sub may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of Alteryx’s employees to be effective as of the effective time of the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date that is agreed upon by Alteryx, Parent and Merger Sub, but no later than the third business day after the last condition is satisfied or waived (depending on the last condition to be satisfied or waived and excluding conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions) (as further described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”); or (2) at such other time agreed to by Alteryx, Parent and Merger Sub. At the closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.

Appraisal Rights

If the merger is consummated, our stockholders (including beneficial owners of shares of our capital stock) who do not vote in favor of the adoption of the merger agreement, who properly demand an appraisal of their shares, who continuously hold of record or beneficially own their shares through the effective time of the merger, who otherwise comply with the procedures of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262 of the DGCL (which we refer to as “Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to the record holder of shares as to which appraisal rights are asserted, all references in Section 262 and in this summary to the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders exercise their appraisal rights under Section 262. STOCKHOLDERS SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the merger is completed, holders of record of shares of our common stock or beneficial owners who (1) submit a written demand for appraisal of such stockholder’s shares of our common stock to Alteryx prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective time of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds set forth in Section 262 may be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262; or

(2) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our Class A common stock are listed on the New York Stock Exchange (and assuming such shares remain so listed up until the closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our Class A common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Alteryx’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of shares of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the per share price described in the merger agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, Alteryx believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:

•	such person must not vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to Alteryx a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

such person must continuously hold of record or beneficially own the shares of our common stock from the date of making the demand through the effective time of the merger (a person will lose appraisal rights if the person transfers the shares before the effective time of the merger); and

•

such person or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our Class A common stock unless one of the ownership thresholds is met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.

Filing Written Demand

A person wishing to exercise appraisal rights must deliver to Alteryx, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must hold, beneficially or of record, the shares on the date the written demand for appraisal is made and must continue to hold the shares through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Alteryx of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, California 92618

Attention: Corporate Secretary

At any time within 60 days after the effective time of the merger, any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the per share price offered pursuant to the merger agreement, without interest and less any applicable withholding taxes, by delivering to Alteryx, as the surviving corporation, a written withdrawal of the demand for appraisal. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “Reservation”) for any Application (as defined below); provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share price being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, then, within 10 days after the effective time of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective time of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which Alteryx has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the Verified List at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of our Class A common stock are listed on the New York Stock Exchange (and assuming such shares remain so listed up until the closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our Class A common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our Class A common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH ALTERYX BELIEVES THAT THE PER SHARE PRICE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS MAY BE DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PER SHARE PRICE. Neither Alteryx nor Parent anticipates offering more than the per share price to any persons exercising appraisal rights, and each of Alteryx and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the per share price. If a petition for appraisal is not timely filed or, with respect to our Class A common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “Application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share price as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our Class A common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the per share price as provided in the merger agreement in accordance with Section 262.

From and after the effective time of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our Class A common stock, or if such person delivers to the surviving corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a Reservation; provided, however, that the foregoing shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share price for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger involves only cash consideration, and will be accounted for as a “business combination” for financial accounting purposes. An entity that is affiliated with Clearlake and Insight will be deemed the accounting acquirer under ASC 805, Business Combinations. Accordingly, neither pro forma financial statements nor financial statements for the acquirer entity are required.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue

Code of 1986 (which we refer to, as amended, as the “Code”), U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes).

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or a pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of Alteryx options or Alteryx RSUs;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•

tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift or alternative minimum tax consequences;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS

OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership (or other pass-through entity) for U.S. federal income tax purposes.

Taxable Sale of Company Capital Stock

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Subject to the discussion below on backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

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Alteryx is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

General Efforts

Upon the terms and subject to the conditions set forth in the merger agreement, Parent and Merger Sub, on the one hand, and Alteryx, on the other hand, agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the merger in the most expeditious manner practicable, including by using their respective reasonable best efforts to: (1) cause the conditions to the merger to be satisfied; (2) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (3) make all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the merger.

HSR Act; Other Antitrust Laws

Under the HSR Act, the merger cannot be completed until Parent and Alteryx file a Notification and Report Form with the FTC and the DOJ, and the applicable waiting period has expired or been terminated.

Alteryx and Parent each filed or caused to be filed the requisite notification forms under the HSR Act with the FTC and the DOJ on December 29, 2023. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on January 29, 2024.

Additionally, under the merger agreement, the merger also cannot be completed until Parent submits the filings under certain specified antitrust laws and all necessary consents, approvals, and filings have been obtained or made, and/or all waiting periods (including any extensions thereof) (including any timing agreements with applicable governmental authorities) with respect to the consummation of the merger have expired or otherwise have been terminated under the jurisdictions in which those antitrust filings were submitted.

European Union. Under the EU Merger Regulation, the merger cannot be completed until the merger is notified to the European Commission and receives clearance. The parties must wait to implement the merger until after the European Commission has issued a decision declaring the merger compatible with the internal market. Parent, in coordination and consultation with Alteryx, filed a draft Short Form CO notification to the European Commission on January 15, 2024.

Alteryx and Parent have each agreed to use their respective reasonable best efforts to (1) supply the other (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger and (b) obtain any required consents, approval or clearance, or the expiration of any applicable waiting periods, under any other applicable antitrust laws or foreign direct investment laws applicable to the merger.

Additionally, unless Alteryx otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), Parent, Merger Sub and Buyer Funds and their respective subsidiaries have each agreed not to acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any person or any business of any person or other business organization or division if such person or business competes in any line of business of Alteryx or its subsidiaries and the entering into a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (1) prevent obtaining any authorization, consent, order, declaration or approval of any governmental authority necessary to consummate the merger or the expiration or termination of any applicable waiting period; (2) cause any governmental authority to enter an order prohibiting the consummation of the merger; (3) result in any additional clearance, authorization, consent, order, declaration or approval being required from any governmental authority in order to consummate the merger; or (4) otherwise delay beyond the termination date or prevent the consummation of the merger.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Alteryx or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Additionally, each of Parent and Merger Sub and their respective affiliates are not required to, and Alteryx and its subsidiaries may not (without the prior written consent of Parent), offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Alteryx and their respective subsidiaries; (2) the termination, modification, or assignment of existing relationships, joint ventures, contracts or obligations of Parent, Alteryx and their respective subsidiaries; or (3) the modification of any course of conduct regarding future operations of, or any other restrictions on the activities of, Parent, Alteryx and their respective subsidiaries.

Parent agreed to contest, defend, and appeal any legal proceedings that challenge the merger agreement or the consummation of the merger.

One or more governmental bodies may impose a condition, restriction, qualification, requirement, or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by our stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Limited Guarantees

Pursuant to the limited guarantees, the Buyer Funds have agreed to guarantee the due, punctual and complete payment of certain of the liabilities and obligations of Parent or Merger Sub under the merger agreement plus amounts in respect of certain reimbursement obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by Alteryx, as specified in the merger agreement.

Subject to specified exceptions, each limited guarantee will terminate upon the earliest of:

•	the later of (1) the effective time of the merger and (2) the deposit with the paying agent of the funds for the payment of the aggregate merger consideration;

•	upon payment of damages and reimbursement obligations claimed by Alteryx as payable under the limited guarantee (subject to such guarantors’ maximum aggregate liability thereunder); and

•

the date that is 90 days after the valid termination of the merger agreement for any reason unless prior to the expiration of such 90-day period Alteryx has commenced certain specified legal proceedings against any of the Buyer Funds, Parent or Merger Sub.

Financing of the Merger

The obligations of Parent and Merger Sub to consummate the merger are not subject to any financing condition.

Pursuant to the equity commitment letters, the Buyer Funds have committed to capitalize Parent on the closing date on the terms and subject to the conditions set forth in the equity commitment letters.

Voting Agreement

In connection with entering into the merger agreement, on December 18, 2023, following approval thereof by the Alteryx Board, Mr. Stoecker, as well as certain of his affiliated entities, in each case in their capacities as stockholders of Alteryx (which we refer to collectively as the “voting agreement stockholders”), entered into a voting agreement with Parent and Alteryx. The voting agreement covers approximately 49.7 percent of the voting power of all issued and outstanding shares of our common stock, based on the number of shares of common stock outstanding as of the record date.

Under the voting agreement, the voting agreement stockholders have agreed to vote all of their shares of our common stock:

•	in favor of the proposal to adopt the merger agreement and any action in furtherance of the adoption of the merger agreement; and

•

against (1) any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant, or obligation of Alteryx in the merger agreement and (2) any proposal involving Alteryx or any of its subsidiaries that would reasonably be expected to have a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) or materially impede, interfere with, delay, postpone or adversely affect the consummation of the merger or any of the other transactions contemplated by the merger agreement.

The voting agreement stockholders have also waived appraisal rights in connection with the merger.

If the Alteryx Board makes an Alteryx Board recommendation change (as defined in the section of this proxy statement captioned “The Merger Agreement—The Alteryx Board’s Recommendation; Board Recommendation Change”) during the term of the voting agreement, then each voting agreement stockholder has agreed to instead vote their shares of Class A common stock and Class B common stock in the same proportion (for, against or abstain) as the votes that are collectively cast by all of the other holders of Class A common stock and Class B common stock who are present and voting with respect to, among other matters described in the voting agreement, the proposal to adopt the merger agreement.

Pursuant to the voting agreement, the voting agreement stockholders have agreed not to, until the termination of the voting agreement and subject to certain exceptions in the voting agreement, (1) directly or indirectly transfer, or cause or permit any transfer of, any of our common stock; (2) deposit any of our common stock into a voting trust, enter into a tender, voting agreement or similar agreement with respect to our common stock or grant any proxy or power of attorney with respect to our common stock, in each case in a manner inconsistent with the voting agreement; or (3) take any action that would in any way materially interfere with or materially impair the performance of the voting agreement stockholders.

The voting agreement stockholders’ obligations to vote in favor of the adoption of the merger agreement terminate automatically upon the earliest to occur of (1) the termination of the merger agreement in accordance with its terms; (2) the effective time of the merger; (3) the effectiveness of any amendment, modification or supplement to the merger agreement that decreases the per share price (other than any such decrease in accordance with any stock split, reverse stock split, stock distribution or dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to our common stock after the date of the merger agreement), changes the form of consideration payable under the merger agreement, or is otherwise materially adverse to the stockholders of Alteryx; or (4)  the mutual agreement of Parent, Alteryx and the voting agreement stockholders.

Delisting and Deregistration of Our Class A Common Stock

If the merger is completed, our Class A common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC.

Litigation Relating to the Merger

On February 8, 2024, a purported stockholder of Alteryx filed a complaint in the U.S. District Court for the Southern District of New York against Alteryx and the members of the Alteryx Board, captioned Tuls v. Alteryx, Inc., et al., Case No. 1:24-cv-00936. The Complaint asserts claims against the defendants under Section 14(a) of the Exchange Act, and SEC Rule 14a-9, for issuing Alteryx’s proxy statement with allegedly false and misleading statements of material fact and alleged omissions of material fact, and against the individual defendants under Section 20(a) of the Exchange Act for alleged control person liability. The Complaint seeks, among other relief, to enjoin the closing of the merger unless and until defendants cure certain of the alleged disclosure deficiencies in the proxy statement and also seeks an award of attorneys’ fees and costs.

Defendants believe that the disclosures in the proxy statement comply fully with all applicable laws. Additional lawsuits arising out of the merger may be filed. No assurances can be made as to the outcome of the Complaint or other such lawsuits.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve the adoption of the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Alteryx Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN

MERGER-RELATED EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger.”

We are asking our stockholders to approve the compensation that will or may become payable by Alteryx to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Alteryx’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings, including our annual proxy statement. These historical arrangements were adopted and approved by the Compensation Committee of the Alteryx Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Alteryx approve the compensation that will or may become payable to Alteryx’s named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in Alteryx’s proxy statement for the special meeting.”

Our stockholders should note that this proposal is not a condition to completion of the merger, and as a non-binding, advisory vote, the result will not be binding on Alteryx, the Alteryx Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The Alteryx Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Finally, the chairperson of the special meeting is permitted by our bylaws to adjourn the special meeting even if our stockholders have not approved the proposal to adjourn the special meeting.

The Alteryx Board recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Alteryx, Parent and Merger Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed by Alteryx to Parent and Merger Sub in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Alteryx and Parent and Merger Sub rather than to establish matters as facts. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our stockholders are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Alteryx, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Alteryx, Parent or Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Alteryx, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Alteryx and our business.

Closing and Effective Time of the Merger

The closing of the merger will take place (1) on a date to be agreed by Parent, Merger Sub and Alteryx that is no later than the third business day after the last condition to closing is satisfied or waived (excluding conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions); or (2) at such other time agreed to in writing by Alteryx, Parent and Merger Sub. On the closing date of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing and acceptance of such certificate of merger, or at a later time agreed to in writing by the parties and specified in such certificate of merger in accordance with the DGCL.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, on the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into Alteryx; (2) the separate corporate existence of Merger Sub will cease; and (3) Alteryx will continue as the surviving corporation in the merger and a wholly owned subsidiary of Parent. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Alteryx and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of Alteryx and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of Alteryx as the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement, and the bylaws of Alteryx as the surviving corporation will be amended and restated in their entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, in each case, until thereafter amended in accordance with the DGCL.

At the effective time of the merger, the board of directors of the surviving corporation will be the directors of Merger Sub as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal. At the effective time of the merger, the officers of the surviving corporation will be the officers of Alteryx as of immediately prior to the effective time of the merger, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly appointed, or until their earlier death, resignation or removal.

Conversion of Shares

Common Stock

On the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of our common stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than (1) the shares of common stock that are (x) held by Alteryx as treasury stock, (y) owned by Parent or Merger Sub or (z) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; and (2) the shares of our common stock held by our stockholders who have (x) neither voted in favor of the adoption of the merger nor consented thereto in writing, and (y) properly demanded appraisal of such shares of Alteryx common stock pursuant to, and in accordance with Section 262 of the DGCL, if any (which we refer to collectively as “excluded shares”)) will be automatically converted into the right to receive cash in an amount equal to the per share price without interest thereon and less any applicable withholding taxes (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the terms of the merger agreement).

At the effective time of the merger, each outstanding share of common stock that is (1) held by Alteryx as treasury stock, (2) owned by Parent or Merger Sub or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor. At the effective time of the merger, the shares of our common stock held by our stockholders who have (1) neither voted in favor of the adoption of the merger nor consented thereto in writing, and (2) properly demanded appraisal of such shares of Alteryx common stock pursuant to, and in accordance with Section 262 of the DGCL, if any, will be entitled to only such rights as are granted by Section 262 of the DGCL. At the effective time of the merger, each share of common stock of Merger Sub that is outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of our common stock of the surviving corporation and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the surviving corporation.

Treatment of Equity Awards; ESPP

The merger agreement provides that Alteryx’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Treatment of Alteryx Restricted Stock Units

At the effective time of the merger, each vested Alteryx RSU will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our Class A common stock subject to such vested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes.

At the effective time of the merger, each unvested Alteryx RSU will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our Class A common stock subject to such unvested Alteryx RSU immediately prior to the effective time of the merger, multiplied by (2) the per share price, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx RSU immediately prior to the effective time of the merger.

Treatment of Alteryx Options

At the effective time of the merger, each vested Alteryx option will be automatically cancelled and converted into the right to receive an amount in cash equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to the vested Alteryx option, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such vested Alteryx option, without interest and less any applicable withholding taxes.

At the effective time of the merger, each unvested Alteryx option with a per share exercise price that is less than the per share price will be automatically cancelled and converted into the contingent right to receive a converted cash award equal to (1) the total number of shares of our Class A common stock or Class B common stock subject to such unvested Alteryx option immediately prior to the effective time of the merger, multiplied by (2) the excess, if any, of the per share price over the per share exercise price of such unvested Alteryx option, without interest and less any applicable withholding taxes. Except as otherwise provided in the merger agreement, each of these converted cash awards will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding unvested Alteryx option immediately prior to the effective time of the merger.

Any out-of-the-money Alteryx option (whether vested or unvested) will be cancelled at the effective time of the merger for no consideration or payment.

Treatment of the ESPP

With respect to our ESPP, we have taken, or will take, all actions necessary to provide that, from the date of the merger agreement:

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no employee participating in the ESPP offering period in effect on the date of the merger agreement may increase his or her payroll contribution rate or make separate non-payroll contributions for such offering, except as may be required by applicable law;

•	no new participants will be admitted to the ESPP offering period in effect on the date of the merger agreement;

•	no new offering period will commence under the ESPP; and

•	the ESPP will terminate immediately after we complete certain actions as contemplated by the merger agreement.

Prior to the effective time of the merger, we will have taken, or will take, all action that may be reasonably necessary to, effective upon the consummation of the merger:

•	terminate any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the merger no later than two business days prior to the closing;

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make any pro-rata adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP; and

•	cause the exercise of each outstanding purchase right pursuant to the ESPP as of no later than one business day prior to the closing.

Payment Agent, Exchange Fund and Exchange and Payment Procedures

Prior to the closing, Parent will appoint an agent reasonably acceptable to Alteryx (which we refer to as the “payment agent”) to make payments of the merger consideration to our stockholders. At or prior to the closing, Parent will deposit (or cause to be deposited) with the payment agent an amount of cash that is sufficient in the aggregate to pay the aggregate per share price to our stockholders in accordance with the merger agreement.

Promptly (and in any event within one business day) following the effective time of the merger, Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the merger) a certificate that immediately prior to the effective time of the merger represented outstanding shares of our common stock (other than excluded shares), a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and validly executed letter of transmittal and such other documents as may be reasonably requested by the payment agent, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (a) the aggregate number of shares of our common stock represented by such certificate and (b) the per share price. The amount of any per share price paid to our stockholders will not include interest and may be reduced by any applicable withholding taxes.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any share certificates have been lost, stolen or destroyed, then the payment agent will issue the per share price to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the per share price, require such stockholder to deliver a bond in such amount as Parent or the payment agent may direct as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate.

Notwithstanding the foregoing, any holder of shares of our common stock held in book-entry form (which we refer to as “uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the merger) of an uncertificated share that immediately prior to the effective time of the merger represented an outstanding share of our common stock (other than excluded shares) will, upon receipt of an “agent’s message” in customary form at the effective time of the merger, and after providing any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of our common stock represented by such holder’s transferred uncertificated shares; and (2) the per share price. The amount of consideration paid to such Alteryx stockholders will not include interest and may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the effective time of the merger, such cash will be returned to Parent upon demand, and any of our stockholders as of immediately prior to the merger who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent for satisfaction of payment of the merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation or any other party will be liable to any of our stockholders with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.

Representations and Warranties

The merger agreement contains representations and warranties of Alteryx, Parent and Merger Sub.

Some of the representations and warranties in the merger agreement made by Alteryx are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the merger agreement, “Company Material Adverse Effect” means, with respect to Alteryx, any change, event, condition, development, violation, inaccuracy, effect or circumstance (each of which we refer to as an “effect”) that, individually or taken together with all other effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Alteryx and its subsidiaries, taken as a whole, but excluding, in each case, any such effect (in each case, by itself or when aggregated) to the extent arising out of, relating to or resulting from:

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general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally including inflation, any changes in the rate of increase or decrease of inflation, or the development, continuation or worsening of supply chain disruptions affecting the industry sectors in which Alteryx and its subsidiaries conduct business (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other such country or region in the world; (2) changes in exchange rates for the currencies of the United States or any other such country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other such country or region in the world (except, in each case, to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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conditions in the industry sectors in which Alteryx and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which Alteryx and its subsidiaries conduct business, or changes in such conditions (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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any geopolitical conditions, outbreak of hostilities, armed conflicts, protests, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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pandemics (including any effect with respect to COVID-19 or any COVID-19 measures), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any governmental authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities (including any mandated or recommended quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guideline, response or recommendation of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such law, directive, guidance, response or recommendation (which we refer to as “COVID-19 measures”)) in the United States or any other country or region in the world (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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the execution, delivery, announcement or performance of the merger agreement or the pendency or consummation of the merger, including the impact thereof on the relationships, contractual or otherwise, of Alteryx and its subsidiaries with employees (including any employee attrition as a result thereof), suppliers, customers, partners, lenders, lessors, vendors, governmental authorities or any other third person (except that this exception shall not apply with respect to representations and warranties (in whole or in relevant part) made by Alteryx in the merger agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into, announcement, performance, pendency or consummation of the merger agreement or the merger);

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the identity of, or any facts or circumstances relating to any Buyer Fund, Parent or Merger Sub or their respective affiliates or the respective direct or indirect equity or debt financing sources of, or investors in, any of the foregoing, or the respective plans or intentions of the foregoing with respect to Alteryx or its business;

•	the compliance by any party with the terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the merger agreement, in and of itself;

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any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested, in each case, in writing (including by email) following the date of the merger agreement, and any failure to take any action resulting from Parent’s failure to grant any approval or consent requested by Alteryx to take any action restricted or prohibited by the merger agreement, in each case in and of itself;

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changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof, changes in the regulatory accounting requirements applicable to any industry in which Alteryx and its subsidiaries operate (including the adoption, implementation, repeal, modification reinterpretation or proposal thereof), or any action taken for the purpose of complying with GAAP or any law (including any action taken or not taken as required by any law) (except to the extent that such effect has had a disproportionate adverse effect on Alteryx and its subsidiaries, taken as a whole, relative to similarly situated companies operating in the industry in which Alteryx and its subsidiaries conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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changes in the price or trading volume of our Class A common stock in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);

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any failure, in and of itself, by Alteryx and its subsidiaries to meet (1) any public estimates or expectations of Alteryx’s revenue, earnings or other financial performance or results of operations for any period; or (2) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in the foregoing clause (1) or (2) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);

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any transaction litigation or other legal proceeding threatened, made or brought by any of our current or former stockholders (on their own behalf or on behalf of Alteryx) against Alteryx, any of its stockholders, executive officers or other employees or any member of the Alteryx Board (or any affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the merger, including any demand or legal proceeding for appraisal of the fair value of any shares of Alteryx common stock; or

•	any breach of the merger agreement by Parent or Merger Sub.

In the merger agreement, Alteryx has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the confidential disclosure letter to the merger agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	corporate power and enforceability;

•	approval of the Alteryx Board, fairness opinion and anti-takeover laws;

•	the nature of the required approval of our stockholders;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	Alteryx’s capitalization;

•	Alteryx’s subsidiaries and their capitalization;

•	Alteryx’s SEC reports;

•	Alteryx’s financial statements and internal controls;

•	no undisclosed liabilities;

•	absence of certain changes;

•	material contracts;

•	real property matters;

•	environmental matters;

•	intellectual property matters;

•	privacy and security matters;

•	tax matters;

•	employee plans;

•	labor matters;

•	governmental authorizations;

•	compliance with laws;

•	legal proceedings and orders;

•	insurance;

•	related party transactions;

•	brokers; and

•	government contracts.

Under the merger agreement, Parent and Merger Sub acknowledge that Alteryx has not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate to be delivered by Alteryx pursuant to the merger agreement, and expressly disclaim reliance on any representation, warranty or other information regarding Alteryx, other than those expressly set forth in the merger agreement or the certificate to be delivered by Alteryx pursuant to the merger agreement.

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Alteryx that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	power and enforceability;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	legal proceedings and orders;

•	ownership of shares of Alteryx’s capital stock by Parent or Merger Sub;

•	brokers;

•	no Parent vote or approval required;

•	the limited guarantees;

•	financing;

•	absence of stockholder and management arrangements; and

•	non-foreign status.

Under the merger agreement, Alteryx acknowledges that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the merger agreement or the certificate to be delivered by Parent and Merger Sub pursuant to the merger agreement, and expressly disclaims reliance on any representation, warranty or other information regarding Parent and Merger Sub, other than those expressly set forth in the merger agreement or the certificate to be delivered by Parent and Merger Sub pursuant to the merger agreement.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

Other than as expressly required by the merger agreement, set forth in the confidential disclosure letter to the merger agreement, as required by applicable law or approved by Parent in writing (which approval may not be unreasonably withheld, conditioned or delayed), from the date of the merger agreement to the effective time of the merger (or termination of the merger agreement), Alteryx has agreed to and to cause its subsidiaries to, subject to certain exceptions, use its reasonable best efforts to conduct its business and operations in the ordinary course of business and use commercially reasonable efforts to:

•	preserve intact its material assets, properties, material contracts and business organizations;

•	keep available the services of its current officers and key employees; and

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preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with whom Alteryx or any of its subsidiaries has business relations.

Alteryx has also agreed that, subject to certain exceptions, it will not:

•	amend its organizational documents;

•	liquidate, dissolve or reorganize or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

•	issue, sell, grant, transfer or deliver, or agree to issue, sell, grant, transfer or deliver, any of its capital stock, equity or voting interest or other securities;

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acquire, repurchase or redeem any of its capital stock, equity securities or voting interest or other securities or any rights, warrants or options to acquire any shares of its capital stock, equity or voting interest or other securities;

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(1) adjust, split, subdivide, combine, recapitalize, reclassify, pledge, encumber or modify the terms of any of its capital stock or other equity or voting interests; (2) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution; or (3) enter into any voting or registration agreement with respect to its shares of capital stock or other equity or voting interests or other securities;

•	make or agree to make any acquisitions by merger, consolidation or acquisition of stock or assets, or enter into any material joint venture, legal partnership or similar arrangement;

•	acquire or agree to acquire any real property;

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(1) incur or assume any indebtedness or issue any debt securities; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any third-party obligations; (3) make any loans, advances or capital contributions to, or investments in, any third person; (4) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any encumbrance thereon; or (5) its issue or sell any debt securities, instruments or warrants or other rights to acquire any debt securities of Alteryx or any of its subsidiaries, guarantee any debt securities or instruments of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

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(1) establish, adopt, enter into, terminate or amend any Alteryx benefit plan, or take any action to accelerate the vesting, payment or funding of any compensation or benefits under such plans; (2) grant certain increases in cash compensation, bonus, incentive or material fringe or other material benefits; (3) grant increases in change in control, retention, severance, stay bonus, tax gross-up, special remuneration, equity or equity-based award, bonus or termination pay; (4) enter into certain employment or similar agreements; (5) make or forgive any loans to any service provider, or (6) terminate certain service providers;

•	enter into, terminate or amend any labor agreement;

•	settle, release, waive, compromise or commence certain legal proceedings;

•	revalue any of its properties or assets or make changes to its accounting principles or practices;

•	make, change or revoke tax elections, adopt or change methods of tax accounting, or settle any tax claims, among other tax matters;

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(1) incur, authorize or commit to incur any capital expenditures; (2) modify, amend or terminate any material contract or enter into a material contract; (3) not maintain certain levels of insurance; (4) engage in certain related party transactions; or (5) effectuate certain layoffs;

•	waive or release certain noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement covenants of service providers;

•	abandon, let lapse or cancel any material company registered intellectual property;

•	disclose or abandon any material trade secrets, or disclose any source code for any Alteryx software;

•	make certain changes to its policies or procedures with respect to its processing of personal data;

•	adopt or implement any stockholder rights plan or similar arrangement; or

•	enter into or agree or commit to enter into a contract to do any of the foregoing.

Generally speaking, these restrictions also apply to Alteryx’s subsidiaries.

No Solicitation of Other Acquisition Offers

During the no-shop period, Alteryx agreed to cease, and agreed to (1)(A) cause its subsidiaries and its executive officers and directors to cease, (B) use reasonable best efforts to cause each of its legal and financial advisors to cease; and (C) not authorize or direct any of its or its subsidiaries’ other representatives to engage in or continue, any discussions or negotiations with, and (2) terminate any data room access (or other access to diligence) of, any third person and its representatives relating to, or that would reasonably be expected to lead to, an acquisition transaction.

In particular, under and subject to the terms of the merger agreement, during the no-shop period Alteryx, its subsidiaries, and Alteryx’s directors and executive officers will not, and Alteryx will not authorize or direct any of its subsidiaries’ or other representatives to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

furnish to any third person or group (other than Parent, Merger Sub or any of their respective representatives) any non-public information relating to Alteryx or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Alteryx or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to solicit or induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•

participate in, engage in or knowingly facilitate discussions or negotiations with any third person or group with respect to an acquisition proposal or with respect to any inquiries from third persons or groups relating to the making of an acquisition proposal;

•	approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	enter into any alternative acquisition agreement; or

•	authorize or commit to do any of the foregoing.

Under and subject to the terms of the merger agreement, from the date of the merger agreement until Alteryx receives the requisite stockholder approval, Alteryx and the Alteryx Board (or a committee thereof) may, directly or indirectly through one or more of their representatives, subject to entry into an appropriate confidentiality agreement, (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to Alteryx or any of its subsidiaries to; (3) afford access to the business, properties, assets, books, records or other non-public information or to any personnel, of Alteryx or any of its subsidiaries to; or (4) otherwise facilitate the making of a superior proposal by, in each case, any person or group or their respective representatives that has made, renewed or delivered to Alteryx an acquisition proposal after the date of the merger agreement that was not solicited in breach of the applicable restrictions. Alteryx and the Alteryx Board (or a committee thereof) may only take the actions in the foregoing clauses (1), (2), (3) and (4) if the Alteryx Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (B) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. From the date of the merger agreement until the earlier to occur of the effective time of the merger and the termination of the merger agreement, Alteryx has agreed that it will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any acquisition proposal is, to the knowledge of Alteryx, received by Alteryx or its representatives or if any non-public information is requested from, or any discussions or negotiations are requested to be initiated or continued with, Alteryx or any of its representatives, which requests discussions or negotiations that would reasonably be expected to lead to an acquisition proposal. Such notice must include (i) the identity of the person or group making such proposal or request; (ii) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof; and (iii) copies of any material agreements, documents or other written materials submitted in connection therewith. Thereafter, Alteryx must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours) of any material development with respect to, or material amendment of such, proposal or request, of the status and terms of any such proposal (including any amendments thereto) and of any such discussions or negotiations, including providing copies of any new or amended agreements, documents or other written materials submitted in connection therewith.

For purposes of this proxy statement and the merger agreement, “superior proposal” means any written acquisition proposal made after the date of the merger agreement that did not result from a material breach of Alteryx’s obligations under the merger agreement not to solicit an alternative transaction and on terms that the Alteryx Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to our stockholders (in their capacity as such) than the merger, taking into account (1) any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination; and (2) those factors and matters deemed relevant in good faith by the Alteryx Board (or any committee thereof), which factors may include the (a) identity of the person making the proposal, (b) likelihood of consummation in accordance with the terms of such acquisition proposal and (c) legal, financial (including the financing terms), regulatory, timing and other aspects of such acquisition proposal. For purposes of the reference to an “acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “50 percent.”

The Alteryx Board’s Recommendation; Board Recommendation Change

The Alteryx Board has recommended that the holders of shares of our common stock vote “FOR” the proposal to adopt the merger agreement and approve the merger. Under the merger agreement, except as set forth below, at no time after the date of the merger agreement may the Alteryx Board (or a committee thereof):

•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Alteryx Board’s recommendation in a manner adverse to Parent;

•	adopt, approve or recommend an acquisition proposal;

•

fail to publicly reaffirm the Alteryx Board’s recommendation within 10 business days of the occurrence of a material event or development and after Parent so requests in writing (or, if the special meeting is scheduled to be held within 10 business days, then no later than one business day prior to the date of the special meeting) (it being understood that Alteryx will not be obligated to affirm the Alteryx Board’s recommendation on more than two occasions) (other than in connection with the first public announcement of an acquisition proposal that is not or will not be a tender or exchange offer);

•

make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Alteryx Board (or a committee thereof) to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Alteryx Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement);

•	fail to include the Alteryx Board’s recommendation in the proxy statement (we refer to the actions described in these five bullets as an “Alteryx Board recommendation change”); or

•	cause or permit Alteryx or any of its subsidiaries to enter into an alternative acquisition agreement.

At any time prior to obtaining the requisite stockholder approval, other than in connection with an acquisition proposal that constitutes a superior proposal, the Alteryx Board (or a committee thereof) may effect an Alteryx Board recommendation change in response to an intervening event if and only if:

•

the Alteryx Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Alteryx Board’s fiduciary duties pursuant to applicable law;

•

Alteryx has provided prior written notice to Parent at least four business days in advance (which we refer to as the “event notice period”) to the effect that the Alteryx Board (or a committee thereof) has (1) so determined and (2) resolved to effect an Alteryx Board recommendation change; and

•

prior to effecting such Alteryx Board recommendation change, Alteryx and its representatives, until 5:00 p.m., Pacific time, on the last day of the event notice period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that the Alteryx Board (or a committee thereof) no longer determines in good faith that the failure to make a Alteryx Board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted Parent and its representatives to make a presentation to the Alteryx Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) each time that material modifications or developments with respect to the intervening event occur (as reasonably determined by the Alteryx Board in good faith), Alteryx must notify Parent of such modification and the event notice period in respect of such new written notice will be two business days; and (b) following the expiration of the event notice period, the Alteryx Board (or a committee thereof) in good faith has reaffirmed its determination that the failure of the Alteryx Board (or a committee thereof) to make an Alteryx Board recommendation change in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

For purposes of this proxy statement and the merger agreement, “intervening event” means any effect, or any consequence of such effect, that is material to Alteryx and its subsidiaries, taken as a whole, and that (1) as of the date of the merger agreement was not known or reasonably foreseeable by the Alteryx Board, in each case based on facts known to the Alteryx Board as of the date of the merger agreement; and (2) does not relate to (a) an acquisition proposal or (b) the mere fact, in and of itself, that Alteryx meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of our common stock or the credit rating of Alteryx (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account in determining whether an intervening event has occurred).

At any time prior to obtaining the requisite stockholder approval, if Alteryx has received a written acquisition proposal that the Alteryx Board (or a committee thereof) has concluded in good faith is a superior proposal, then the Alteryx Board may (1) effect an Alteryx Board recommendation change with respect to such superior proposal; or (2) authorize Alteryx to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case if and only if:

•

the Alteryx Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with the Alteryx Board’s fiduciary duties pursuant to applicable law;

•	Alteryx has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;

•

Alteryx has provided prior written notice to Parent at least four business days in advance (which we refer to as the “notice period”) to the effect that the Alteryx Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect an Alteryx Board recommendation change or to terminate the merger agreement, which notice will describe the basis of the Alteryx Board recommendation change or termination; and in the event of any material revision, amendment, update or supplement to such acquisition proposal, a new written notice must be provided to Parent (with the “notice period” in respect of such new written notice being two business days);

•

prior to effecting such Alteryx Board recommendation change or termination, Alteryx and its representatives, until 5:00 p.m., Pacific time, on the last day of the notice period, have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of the merger agreement and the transaction documents so that such acquisition proposal would cease to constitute a superior proposal; and (2) permitted Parent and its representatives to make a presentation to the Alteryx Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); and

•

at the end of the notice period, the Alteryx Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement and transaction documents) reaffirmed its determination that such acquisition proposal is a superior proposal.

Special Meeting

Alteryx has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the mailing of this proxy statement. Alteryx is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Employee Benefits

From and after the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) honor all Alteryx benefit plans in accordance with their terms as in effect immediately prior to the effective time of the merger (excluding our equity plans and certain bonus and commission plans), except that the surviving corporation is permitted to amend or terminate Alteryx benefit plans in accordance with their terms or if otherwise required by applicable law.

For the benefits period, the surviving corporation and its subsidiaries will, generally speaking:

•

maintain the Alteryx benefit plans for the benefit of each continuing employee (other than the excluded benefits) on terms and conditions that are no less favorable in the aggregate than those in effect on December 18, 2023 (provided that for continuing employees outside of the United States, changes may be made to terms of employment and benefits to the extent required by applicable law); and

•	not decrease base compensation or the target annual cash incentive compensation opportunity for any continuing employee employed during that period.

Efforts to Close the Merger

HSR Act; Antitrust Laws

Alteryx and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied with) any additional information that reasonably may be required or requested by the FTC, the DOJ, or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the merger, and (b) obtain any required consents. approval or clearance, or the expiration of any applicable waiting periods, under any other applicable antitrust laws or foreign direct investment laws applicable to the merger.

Each of Parent and Merger Sub and their respective affiliates are not required to, and Alteryx and its subsidiaries may not (without the prior written consent of Parent), offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Alteryx and their respective subsidiaries; (2) the termination, modification or assignment of existing relationships, joint ventures, contracts or obligations of Parent, Alteryx and their respective subsidiaries; or (3) the modification of any course of conduct regarding future operations of, or any other restrictions on the activities of, Parent, Alteryx, and their respective subsidiaries, in each case so as to allow the consummation of the merger as soon as practicable. Additionally, Parent agreed to contest, defend and appeal any legal proceedings challenging the merger agreement or the consummation of the merger.

Equity Financing

Under the merger agreement, Parent and Merger Sub agreed to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the equity financing on the terms and conditions described in the equity commitment letters, including by:

•	maintaining in effect the equity commitment letters, each in accordance with the terms and subject to the conditions thereof;

•	complying with its obligations pursuant to and under the equity commitment letters;

•	satisfying on a timely basis all conditions to funding the equity financing in the equity commitment letters that are within Parent and Merger Sub’s control;

•	consummating the equity financing at or prior to the closing, including causing the equity financing sources to fund the equity financing at the closing; and

•

enforcing its rights pursuant to the equity commitment letters, including by bringing a legal proceeding for specific performance to cause the equity financing to be funded in accordance with the terms and conditions of the equity commitment letters.

Parent and Merger Sub have agreed to seek to enforce, including by bringing a legal proceeding for specific performance, the equity commitment letters if Alteryx seeks and is granted a decree of specific performance of the obligation to consummate the merger after all applicable conditions to the granting thereof set forth in the merger agreement have been satisfied.

Indemnification and Insurance

The merger agreement provides that the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to), for a period of six years after the effective time of the merger, honor and fulfill, in all respects, the obligations of Alteryx and its subsidiaries pursuant to any indemnification agreements between Alteryx and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of Alteryx or any of its subsidiaries prior to the effective time of the merger), on the other hand (we refer to such persons collectively as the “indemnified persons”), which indemnifications are set forth in the confidential disclosure letter to the merger agreement, filed with the SEC or that use the same form, in all material respects as the form of indemnification agreement filed with the SEC. In addition, under the merger agreement, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of Alteryx and the subsidiaries of Alteryx, as applicable, as of the date of the merger agreement, and to honor and fulfill, in all respects, such indemnification, exculpation and advancement of expenses provisions. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the merger agreement, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any indemnified persons except as required by applicable law.

Furthermore, during the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the surviving corporation has agreed to (and Parent has agreed to cause the surviving corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law, each indemnified person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, or agent of Alteryx or any of its subsidiaries or other affiliates that occurred prior to or on the closing; and (2) the merger, as well as any actions taken by Alteryx, Parent or Merger Sub with respect to the merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent). Notwithstanding the foregoing, if at any time prior to sixth anniversary of the effective time of the merger, any indemnified person delivers to Parent a written notice asserting a claim for indemnification pursuant to the merger agreement, then the claim asserted in such notice will survive the sixth anniversary of the effective time of the merger until such claim is fully and finally resolved.

Under the merger agreement, for a period of six years after the effective time of the merger, the surviving corporation will (and Parent will cause the surviving corporation to) maintain in effect Alteryx’s director and officer indemnification and insurance coverage in respect of acts or omissions occurring at or prior to the effective time of the merger on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of Alteryx’s current director and officer indemnification and insurance coverage, subject to certain exceptions.

Prior to the effective time of the merger, and in lieu of maintaining Alteryx’s current director and officer indemnification and insurance coverage, Alteryx may, and at Parent’s request will, purchase a prepaid six-year “tail” policy with respect to the directors’ and officers’ liability insurance. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of Alteryx’s Directors and Executive Officers in the Merger.”

Conditions to the Closing of the Merger

The respective obligations of Parent, Merger Sub and Alteryx to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of certain conditions, including the following:

•	the adoption of the merger agreement by the requisite affirmative vote of our stockholders;

•	the expiration or termination of the waiting periods, if any, applicable to the merger pursuant to the HSR Act;

•	the receipt of all consents pursuant to the specified antitrust laws or the expiration or termination of any waiting period thereunder; and

•	the absence of any restraint, that in each case, would prevent, materially restrain or materially impair the consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Parent:

•

the accuracy of the representations and warranties of Alteryx set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the closing of the merger or the date in respect of which such representation or warranty was specifically made;

•	Alteryx having performed in all material respects all covenants in the merger agreement required to be performed by it at or prior to the closing;

•	receipt by Parent and Merger Sub of a customary closing certificate of Alteryx; and

•	no Company Material Adverse Effect having occurred after the date of the merger agreement that is continuing.

The obligations of Alteryx to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) at or prior to the effective time of the merger of each of the following additional conditions, any of which may be waived exclusively by Alteryx:

•

the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, subject to applicable materiality or other qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•

Parent and Merger Sub having performed and complied in all material respects with all covenants in the merger agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing; and

•	the receipt by Alteryx of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders (except as otherwise provided in the merger agreement), in the following circumstances:

•	by mutual written agreement of Alteryx and Parent;

•

by either Alteryx or Parent if any restraint, which would in each case, prevent, materially restrain or materially impair the consummation of the merger, becomes final and non-appealable, except that such right to terminate will not be available to any party that has failed to comply with certain covenants set forth in the merger agreement;

•

the merger has not been consummated by 11:59 p.m., Pacific time, on June 18, 2024 (which we refer to as the “termination date”), except that if as of the termination date, (a) the relevant waiting periods or required consents or clearance required under the HSR Act or certain specified antitrust laws have not been obtained or (b) there is a restraint in place that is related to antitrust laws or foreign direct investment laws, then, in each case, the termination date will automatically be extended up to two times for three months each, except that neither Alteryx or Parent may terminate the merger agreement pursuant to this provision if (1) the other party has the right to terminate the merger agreement pursuant to certain termination provisions of the merger agreement; (2) the other party is seeking specific performance in accordance with the terms of the merger agreement; or (3) such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, either the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date or the failure of the effective time of the merger to have occurred prior to the termination date; or

•

our stockholders do not adopt the merger agreement at the special meeting, except that a party may not terminate the merger agreement pursuant to this provision if such party’s action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of our stockholders at the special meeting;

•	by Alteryx if:

•

subject to a 30-day cure period, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, unless Alteryx is in material breach of the terms of the merger agreement such that a condition to Parent’s and Merger Sub’s obligation to consummate the merger is not satisfied;

•

prior to the adoption of the merger agreement by our stockholders: (1) Alteryx has received a superior proposal as defined in the section of this proxy statement captioned “—No Solicitation of Other Acquisition Offers;” (2) the Alteryx Board (or a committee thereof) has authorized Alteryx to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal in connection with the termination of the merger agreement; (3) Alteryx has complied in all material respects with its covenants under the merger agreement with respect to such superior proposal; and (4) Alteryx pays, or causes to be paid, to Parent or its designee the applicable termination fee prior to or concurrently with such termination; or

•

(1) certain of the closing conditions set forth in the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived; (2) Parent and Merger Sub fail to consummate the closing as required under the terms of the merger agreement; (3) Alteryx has notified Parent in writing that if Parent performs its obligations under the merger agreement and the equity financing contemplated by the equity commitment letters is funded, then Alteryx stands ready, willing and able to consummate, and irrevocably commits (unless the merger agreement is validly terminated pursuant to the terms of the merger agreement) to consummate, the closing; (4) Alteryx gives Parent written notice at least three business days prior to such termination stating Alteryx’s intention to terminate the merger agreement; and (5) the closing has not been consummated by the end of such three business day period; and

•	by Parent if:

•	subject to a 30-day cure period, Alteryx has breached or failed to perform any of its representations, warranties or covenants in the merger agreement such that the related closing condition would not be satisfied, unless Parent or Merger Sub is in material breach of the terms of the merger agreement such that a condition to Alteryx’s obligation to consummate the merger is not satisfied; or

•

the Alteryx Board (or a committee thereof) has effected an Alteryx Board recommendation change (as defined in the section of this proxy statement captioned “—The Alteryx Board’s Recommendation; Board Recommendation Change”) or if there has been a willful breach by Alteryx of its obligations under the merger agreement not to solicit an alternative transaction in a manner that is material.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party (or of any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party) to the other parties, as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the merger agreement will relieve any party from any liability for any fraud or any willful breach of the merger agreement prior to the termination of the merger agreement. Furthermore, no termination of the merger agreement will affect the rights or obligations of any party pursuant to any confidentiality agreement, the limited guarantees or the equity commitment letters, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees and Remedies

The merger agreement contains certain termination rights for Alteryx and Parent. Upon valid termination of the merger agreement under specified circumstances, Alteryx must pay Parent (or its designee) a termination fee of $135.0 million. Specifically, this termination fee will be payable by Alteryx to Parent if the merger agreement is terminated:

•

by Alteryx, prior to the adoption of the merger agreement by the requisite affirmative vote of our stockholders, if (1) Alteryx has received a superior proposal; (2) the Alteryx Board (or a committee thereof) authorizes the acceptance of that superior proposal; and (3) Alteryx has complied in all material respects with its obligations under the alternative solicitation provisions in the merger agreement;

•

by Parent if the Alteryx Board (or a committee thereof) changes its recommendation with respect to the merger or there has been a willful breach of Alteryx’s obligations under the merger agreement not to solicit an alternative transaction in a manner that is material; or

•

by Alteryx due to our failure to obtain the required approval of our stockholders or if the merger is not completed by the termination date and, at the same time in each case, Parent also had the right to terminate the merger agreement because the Alteryx Board (or a committee thereof) changed its recommendation with respect to the merger.

Alteryx also agreed to pay Parent (or its designee) the termination fee in certain circumstances if:

•

the merger agreement is terminated (1) because the merger is not completed by the termination date (and certain of the closing conditions set forth in the merger agreement have been or are capable of being satisfied); (2) because of Alteryx’s failure to obtain the required approval of our stockholders; or (3) subject to a 30-day cure period, because Alteryx breaches or fails to perform any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied, unless Parent or Merger Sub is in material breach of the terms of the merger agreement such that a condition to Alteryx’s obligation to consummate the merger is not satisfied;

•

Parent or Merger Sub have not breached any of their respective representations, warranties or covenants in the merger agreement, which breach of failure to perform would result in a failure of certain closing conditions to be satisfied, or any such breach or failure to perform was cured prior to, or is otherwise not continuing as of, the termination of the merger agreement;

•

following the execution and delivery of the merger agreement, an acquisition proposal has been publicly announced or publicly disclosed, generally speaking, or, in certain circumstances, otherwise provided to the Alteryx Board, and not withdrawn or otherwise abandoned; and

•

Alteryx subsequently consummates, or enters into a definitive agreement providing for (and such acquisition proposal is subsequently consummated at any time), a transaction involving the acquisition of at least 50 percent of its stock or assets within one year of such termination.

The merger agreement also provides that Alteryx, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the merger agreement, except that Alteryx may only cause Parent and Merger Sub to consummate the merger, and Parent to cause the equity financing to be funded pursuant to the equity commitment letters, if certain conditions are satisfied.

Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $230.0 million, plus certain reimbursement obligations, and Alteryx’s liability for monetary damages for breaches of the Merger Agreement is capped at $135.0 million, plus certain enforcement expenses up to $20.0 million.

Alteryx’s receipt of certain reimbursement obligations payable by Parent to the extent owed, Alteryx’s right to enforce the limited guarantees with respect thereto and receive certain other amounts under the merger agreement, and Alteryx’s right to specific performance are the sole and exclusive remedies of Alteryx and its affiliates against Parent and its affiliates in respect of the merger agreement, the related transaction documents, the transactions contemplated by the merger agreement or such transaction documents, the termination of the merger agreement or the failure to consummate the merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and, upon payment of the reimbursement obligations, neither Parent nor any of its affiliates will have any further liability or obligation to Alteryx or any of its affiliates relating to or arising out of the merger agreement, the related transaction documents, the transactions contemplated by the merger agreement or such transaction documents or for any matters forming the basis of such termination, other than in the case of fraud or a willful breach of the merger agreement. Under no circumstances can Alteryx receive both a grant of specific performance or other equitable relief to cause the equity financing to be funded (whether under the merger agreement or the equity commitment letters) and the occurrence of the closing, on the one hand, and (1) payment of any monetary damages (including any monetary damages in lieu of specific performance) whatsoever, or (2) payment of any of the reimbursement obligations by Parent to Alteryx, on the other hand.

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, Alteryx, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger agreement and the merger.

No Third-Party Beneficiaries

The merger agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the merger agreement; (2) if a court of competent jurisdiction grants an award of damages in lieu of specific performance, subject to certain limitations set forth in the merger agreement, Alteryx may enforce such award and seek additional damages on behalf of holders of shares of our common stock, Alteryx RSUs and Alteryx options; (3) if Parent or Merger Sub wrongfully terminates or willfully breaches the merger agreement, or if the guarantors wrongfully terminate or willfully breach the guarantees, subject to certain limitations set forth in the merger agreement, Alteryx make seek damages on behalf of holders of shares of our common stock, Alteryx RSUs and Alteryx options; (4) from and after the effective time of the merger, the rights of the holders of shares of our common stock, Alteryx RSUs and Alteryx options to receive the merger consideration; and (5) with respect to certain terms of the merger agreement, the Alteryx related parties and Parent related parties, the financing sources and their successors and assigns, as applicable.

Amendment, Extension and Waiver

Subject to applicable law, the merger agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each Parent, Merger Sub and Alteryx (pursuant to authorized action by the Alteryx Board (or a committee thereof)) prior to the effective time of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

At any time and from time to time prior to the effective time of the merger, any party may, to the extent legally allowed and except as specified in the merger agreement, (1) extend the time for the performance of any of the covenants, obligations or other acts of the other parties; (2) waive any inaccuracies in the representations and warranties made to such party in the merger agreement; and (3) waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the merger agreement will not constitute a waiver of such right.

Governing Law and Venue

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware. The venue for disputes relating to the merger agreement is the Delaware Court of Chancery or, to the extent that the Delaware Court of Chancery does not have jurisdiction, federal or state court in the State of Delaware.

Waiver of Jury Trial

Each of the parties has irrevocably waived any and all right to trial by jury in any action arising out of or relating to the merger agreement, the merger, the guarantee, the equity commitment letters or the equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2024, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 64,386,678 shares of our Class A common stock and 7,884,450 shares of Class B common stock outstanding as of January 31, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of January 31, 2024, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of January 31, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Alteryx, Inc., 17200 Laguna Canyon Road, Irvine, CA 92618. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Olivia Duane Adams (2)	353,677	*	784,209	9.95%	5.72%
The Vanguard Group (3)	6,547,224	10.17%	—	—	4.57%
Blackrock (4)	3,559,714	5.53%	—	—	2.49%

Named Executive Officers and Directors:
Mark Anderson (5)	146,209	*	—	—	*
Kevin Rubin (6)	149,604	*	4,863	*	*
Paula Hansen (7)	198,138	*	—	—	*
Suresh Vittal (8)	202,630	*	—	—	*
Christopher M. Lal (9)	91,937	*	—	—	*
Charles R. Cory (10)	9,390	*	105,156	1.33%	*
Jeffrey L. Horing (11)	1,003,543	1.56%	—	—	*
Anjali Joshi (12)	9,000	*	—	—	*
Timothy I. Maudlin (13)	41,171	*	36,451	*	*
CeCe Morken	9,308	*	—	—	*
Eileen M. Schloss	6,715	*	—	—	*

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Dean A. Stoecker (14)	424,155	*	7,296,804	92.55%	51.24%
Dan Warmenhoven	9,308	*	—	—	*
All directors and executive officers as a group (13 persons)(15)	2,301,108	3.57%	7,443,274	94.40%	53.57%

*	Represents less than one percent.
+

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)

Consists of (a) 306,768 shares of Class A common stock held by Ms. Duane Adams; (b) 10,119 shares of Class A common stock subject to Alteryx RSUs held by Ms. Duane Adams that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; (c) 36,790 shares of Class A common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of January 31, 2024; (d) 759,229 shares of Class B common stock held by Ms. Duane Adams; and (e) 24,980 shares of Class B common stock subject to options held by Ms. Duane Adams that are exercisable within 60 days of January 31, 2024.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on September 11, 2023, by The Vanguard Group. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 25,761 shares, sole dispositive power with respect to 6,456,389 shares and shared dispositive power with respect to 90,835 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC on January 31, 2024, by BlackRock, Inc. (which we refer to as “BlackRock”). Of the shares of Class A common stock beneficially owned, BlackRock reported that it had sole voting power with respect to 3,442,024 shares and sole dispositive power with respect to all shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)

Consists of 146,209 shares of Class A common stock held by Mr. Anderson. Effective January 26, 2024, Mark Anderson resigned from his position as our chief executive officer and forfeited his right to vest in his unvested Alteryx RSUs and to earn and vest in any currently outstanding Alteryx PSUs.

(6)

Consists of (a) 79,703 shares of Class A common stock held by Mr. Rubin; (b) 31,244 shares of Class A common stock subject to Alteryx RSUs held by Mr. Rubin that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; (c) 38,657 shares of Class A common stock subject to options held by Mr. Rubin that are exercisable within 60 days of January 31, 2024; and (d) 4,863 shares of Class B common stock subject to options held by Mr. Rubin that are exercisable within 60 days of January 31, 2024.

(7)

Consists of (a) 54,452 shares of Class A common stock held by Ms. Hansen; (b) 17,869 shares of Class A common stock subject to Alteryx RSUs held by Ms. Hansen that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; and (c) 125,817 shares of Class A common stock subject to options held by Ms. Hansen that are exercisable within 60 days of January 31, 2024.

(8)

Consists of (a) 104,839 shares of Class A common stock held by Mr. Vittal; (b) 23,238 shares of Class A common stock subject to Alteryx RSUs held by Mr. Vittal that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; and

(c) 74,553 shares of Class A common stock subject to options held by Mr. Vittal that are exercisable within 60 days of January 31, 2024.
(9)

Consists of (a) 59,048 shares of Class A common stock held by Mr. Lal; (b) 16,454 shares of Class A common stock subject to Alteryx RSUs held by Mr. Lal that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; and (c) 16,435 shares of Class A common stock subject to options held by Mr. Lal that are exercisable within 60 days of January 31, 2024.

(10)

Consists of (a) 9,390 shares of Class A common stock held by Mr. Cory; and (b) 105,156 shares of Class B common stock subject to options held by Mr. Cory that are exercisable within 60 days of January 31, 2024.

(11)

Consists of (a) 911,829 shares of Class A common stock held by the Insight XII Funds (as defined below); (b) with respect to Mr. Horing only, 17,732 shares of Class A common stock owned by JPH DE Trust Holdings LLC; (c) with respect to Mr. Horing only, 67,953 shares of Class A common stock owned by JPH Private Investments LLC; and (d) with respect to Mr. Horing only, 6,029 shares of Class A common stock held by Mr. Horing. Mr. Horing is a member of the board of managers of Insight Holdings Group, LLC, or Holdings. Holdings is the sole shareholder of Insight Associates XII, Ltd., or IA XII Ltd, which in turn is the general partner of Insight Associates XII, L.P., or IA XII, which in turn is the general partner of each of Insight Partners XII, L.P., or IP XII, Insight Partners (Cayman) XII, L.P., or IP Cayman, Insight Partners (Delaware) XII, L.P., or IP Delaware, Insight Partners XII (Co-Investors), L.P., or IP Coinvest, and Insight Partners XII (Co-Investors) (B), L.P., or IP Coinvest B. Holdings is also the sole shareholder of Insight Associates (EU) XII, SARL, or IA EU, which in turn is the general partner of Insight Partners (EU) XII, S.C.Sp., or IP EU, and together with IP XII, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the Insight XII Funds. Due to his position as a member of the board of managers of Holdings, Mr. Horing may be deemed to share voting and dispositive power over the 911,829 shares of Class A common stock held by the Insight XII Funds. Mr. Horing disclaims beneficial ownership of all such shares held of record by the Insight XII Funds, except to the extent of his pecuniary interest therein. Mr. Horing controls each of JPH DE Trust Holdings LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Exchange Act, Mr. Horing may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC and JPH Private Investments LLC. The address for Holdings and Mr. Horing is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(12)

Consists of (a) 7,806 shares of Class A common stock held by Ms. Joshi; and (b) 1,194 shares of Class A common stock subject to Alteryx RSUs held by Ms. Joshi that will vest within 60 days of January 31, 2024.

(13)

Consists of (a) 41,171 shares of Class A common stock held by Mr. Maudlin; and (b) 36,451 shares of Class B common stock subject to options held by Mr. Maudlin that are exercisable within 60 days of January 31, 2024.

(14)

Consists of (a) 78,547 shares of Class A common stock held by Mr. Stoecker; (b) 423,451 shares of Class B common stock held by Mr. Stoecker; (c) 25,000 shares of Class A common stock held of record by The Dean A. Stoecker Trust dated December 16, 2013, or the Trust; (d) 4,698,655 shares of Class B common stock held of record by the Trust; (e) 80,000 shares of Class B common stock held of record by 4610 Holdings, LLC; (f) 694,749 shares of Class B common stock held of record by 4610, LLC; (g) 100,000 shares of Class B common stock held of record by Fairway Place Investments, LLC; (h) 100,000 shares of Class B common stock held of record by Hickory Branch Investments, LLC; (i) 1,012,449 shares of Class B common stock held of record by Lucy27, LLC; (j) 10,599 shares of Class A common stock held by TRILY, LLC; (i) 12,449 shares of Class A common stock held by TAILY, LLC; (k) 297,560 shares of Class A common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of January 31, 2024; and (l) 187,500 shares of Class B common stock subject to options held by Mr. Stoecker that are exercisable within 60 days of January 31, 2024. Mr. Stoecker is the trustee of the Trust and, therefore, may be deemed to hold sole voting and dispositive power over the shares held by the Trust. Mr. Stoecker also has sole voting and dispositive authority with respect to shares owned by each LLC described above.

(15)

Consists of (a) 1,658,087 shares of Class A common stock and 7,109,304 shares of Class B common stock; (b) 542,537 shares of Class A common stock subject to options that are exercisable within 60 days of January 31, 2024; (c) 89,999 shares of Class A common stock subject to Alteryx RSUs that will vest within 60 days of January 31, 2024, including Alteryx PSUs at certified levels of achievement that remain subject to time-based vesting; and (d) 333,970 shares of Class B common stock subject to options that are exercisable within 60 days of January 31, 2024.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.

Alteryx will hold an annual meeting of stockholders in 2024 only if the merger has not already been completed.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual meeting of stockholders, if held, pursuant to Rule 14a-8 of the Exchange Act must have submitted the proposal to us no later than December 6, 2023.

Alteryx’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in our proxy materials. To be timely for our annual meeting of stockholders in 2024, our Corporate Secretary must have received the required written notice at our principal executive offices not earlier than 5:00 p.m. Pacific time on February 2, 2024 and not later than 5:00 p.m. Pacific time on March 3, 2024.

WHERE YOU CAN FIND MORE INFORMATION

Alteryx files annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Alteryx filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 6, 2024; and

•	Current Report on Form 8-K filed on January 26, 2024.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

Attention: Investor Relations

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “SEC Filings” section of our website, https://investor.alteryx.com/financials/sec-filings. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Stockholders Call Toll-Free: (800) 967-7574

Banks and Brokers Call: (212) 596-7578

Email: AYX@dfking.com

MISCELLANEOUS

Alteryx has supplied all of the information relating to Alteryx, and Parent has supplied, and Alteryx has not independently verified, all of the information relating to Parent, Merger Sub, Clearlake and Insight contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 9, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

AGREEMENT AND PLAN OF MERGER

between

AZURITE INTERMEDIATE HOLDINGS, INC.,

AZURITE MERGER SUB, INC.

and

ALTERYX, INC.

Dated December 18, 2023

A-i

A-ii

EXHIBITS

Exhibit A	Guarantors
Exhibit B	Voting Agreement Company Stockholders
Exhibit C	Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”) is dated December 18, 2023, and is by and among Azurite Intermediate Holdings, Inc., a Delaware corporation (“Parent”), Azurite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Alteryx, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”), are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

C. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement herein and the board of directors of Merger Sub has declared this Agreement advisable; (iii) in the case of Merger Sub, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub, recommended that Parent vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

D. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered limited guarantees (the “Guarantees”) from the entities listed on Exhibit A to this Agreement (each, a “Guarantor” and collectively, “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained in the Guarantees, Guarantors are severally (and not jointly and severally) guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

E. Concurrently with the execution of this Agreement, certain Company Stockholders set forth on Exhibit B to this Agreement have entered into a voting agreement with Parent and Merger Sub (the “Voting Agreement”), pursuant to which, among other things, such Persons have agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of such Persons’ shares of Company Common Stock in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

AGREEMENT

In consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intended to be legally bound hereby, the Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement in effect as of the execution of this Agreement or a confidentiality agreement executed after the execution of this Agreement, in each case, containing terms no less restrictive to the counterparty than those contained in the Confidentiality Agreements (except for such changes necessary in order for the Company to be able to comply with its covenants under this Agreement), it being understood that any such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal.

(b) “Acquired Company” means (a) the Company and (b) each Subsidiary of the Company.

(c) “Acquisition Proposal” means any offer, indication of interest or proposal (other than an offer or proposal by Parent or Merger Sub or any of their respective Affiliates, or any Group that includes Parent or Merger Sub or any of their respective Affiliates) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.

(d) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their respective Affiliates, or any Group that includes Parent or Merger Sub or any of their respective Affiliates), whether from the Company or any other Person, of securities representing more than 15 percent of the total outstanding Company Common Stock or voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent of the total outstanding Company Common Stock or voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their respective Affiliates) of assets constituting 15 percent or more of the consolidated revenues (measured based on the 12 full calendar months prior to the date of determination) or consolidated assets (measured based on book value or fair market value as of the last day of the most recently completed calendar month) of the Acquired Companies, in each case except for sales or non-exclusive licenses or sublicenses of Acquired Company products or services in the ordinary course of business; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of its Subsidiaries whose business accounts for more than 15 percent of the consolidated revenue or consolidated assets of the Acquired Companies, taken as a whole) pursuant to which any Person or Group (other than Parent or Merger Sub or any of their respective Affiliates, or any Group that includes Parent or Merger Sub or any of their respective Affiliates) would hold securities representing more than 15 percent of the total outstanding Company Common Stock or voting power of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction.

(e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(f) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).

(g) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2022, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022.

(i) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

(j) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.

(k) “Capitalization Date” means 5:00 p.m., on December 15, 2023.

(l) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.

(m) “Certifications” means all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

(n) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.

(o) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware finds it does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

(p) “Code” means the Internal Revenue Code of 1986.

(q) “Company 2024 Convertible Notes” means the 0.50% Convertible Senior Notes due 2024 issued under the Company 2024 Convertible Notes Indenture.

(r) “Company 2024 Convertible Notes Indenture” means the Indenture, dated as of August 12, 2019, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

(s) “Company 2026 Convertible Notes” means the 1.00% Convertible Senior Notes due 2026 issued under the Company’s 2026 Convertible Notes Indenture.

(t) “Company 2026 Convertible Notes Indenture” means the Indenture, dated as of August 12, 2019, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

(u) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, stock option, stock purchase or other equity-based award, performance award, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, severance, termination or redundancy pay, post-employment or retirement benefits, retention, change of control compensation, acceleration of vesting, flexible benefits, supplemental unemployment benefits and other similar fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) which is maintained or contributed to for the benefit of any Service Provider and with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any current, or is reasonably likely to have any future, liability, contingent or otherwise.

(v) “Company Board” means the Board of Directors of the Company.

(w) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(x) “Company Capped Call Confirmations” means those certain Base Call Option Transaction Confirmations, dated as of August 7, 2019, and those certain Additional Capped Call Option Transaction Confirmations, dated as of August 8, 2019, in each case by and between the Company and each of Bank of Montreal, Barclays Bank PLC, Citibank, N.A. and RBC Capital Markets, LLC, in each case as amended through the date hereof.

(y) “Company Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

(z) “Company Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company.

(aa) “Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

(bb) “Company Convertible Notes” means the Company 2024 Convertible Notes and the Company 2026 Convertible Notes.

(cc) “Company Convertible Notes Indentures” means the Company 2024 Convertible Notes Indenture and the Company 2026 Convertible Notes Indenture.

(dd) “Company Equity Plans” means the compensatory plans set forth in Section 1.1(dd) of the Company Disclosure Letter that provide for the issuance of any Company Equity-Based Awards, but excluding the ESPP.

(ee) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or any benefit measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including Company RSUs and Company Options), other than purchase rights under the ESPP. For the avoidance of doubt and notwithstanding the terms of any restricted stock unit award agreement, all restricted stock units covering shares of Company Common Stock, whether vested or unvested, will be treated as Company Equity-Based Awards for all purposes of this Section 1.1(ee) and will be subject to the treatment provided pursuant to Section 2.8(a) to the extent outstanding as of immediately prior to the Effective Time.

(ff) “Company Financial Advisor” means Qatalyst Partners LP.

(gg) “Company Intellectual Property” means (i) any Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries and (ii) Technology to the extent the Intellectual Property Rights therein are owned or purported to be owned by the Company or any of its Subsidiaries.

(hh) “Company Material Adverse Effect” means any change, event, condition, development, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Companies, taken as a whole. None of the following, and no Effects arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally, including inflation, any changes in the rate of increase or decrease of inflation, or the development, continuation or worsening of supply chain disruptions affecting the industry sectors in which the Acquired Companies conduct business;

(ii) conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other such country or region in the world; (b) changes in exchange rates for the currencies of the United States or any other such country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other such country or region in the world;

(iii) conditions in the industry sectors in which the Acquired Companies conduct business or in any specific jurisdiction or geographical area in which the Acquired Companies conduct business, or changes in such conditions;

(iv) regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world;

(v) any geopolitical conditions, outbreak of hostilities, armed conflicts, protests, civil unrest, civil disobedience, acts of war, sabotage, terrorism, military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events, in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities);

(vii) pandemics (including any Effect with respect to COVID-19 or any COVID-19 Measures), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures) in the United States or any other country or region in the world;

(viii) the execution, delivery, announcement or performance of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees (including any employee attrition as a result thereof), suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person (except that this clause (viii) shall not apply with respect to representations and warranties (in whole or in relevant part) made by the Company in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into, announcement, performance, pendency or consummation of this Agreement or the Merger);

(ix) the identity of, or any facts or circumstances relating to, any Guarantor, Parent or Merger Sub or their respective Affiliates or the respective direct or indirect equity or debt financing sources of, or investors in, any of the foregoing, or the respective plans or intentions of the foregoing with respect to the Company or its business;

(x) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement, in and of itself;

(xi) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested, in each case, in writing (including by email) following the date of this Agreement, and any failure to take any action resulting from Parent’s failure to grant any approval or consent requested by the Company to take any action restricted or prohibited by this Agreement, in each case, in and of itself;

(xii) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof, changes in the regulatory accounting requirements applicable to any industry in which the Acquired Companies operate (including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof), or any action taken for the purpose of complying with GAAP or any Law (including any action taken or not taken as required by any Law);

(xiii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise excluded under this definition);

(xiv) any failure, in and of itself, by the Acquired Companies to meet (a) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or (b) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise excluded under this definition);

(xv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its stockholders, executive officers or other employees or any member of the Company Board (or any Affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the Merger, including any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock; or

(xvi) any breach by Parent or Merger Sub of this Agreement;

except, with respect to subsections (i) through (vii) and (xii) above, to the extent that such Effect has had a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

(ii) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(jj) “Company Product” means any version, release or model of any product or service (including Software) that has been since the Lookback Date, or is currently being, distributed, provided, licensed or sold by or on behalf of the Company.

(kk) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.

(ll) “Company Related Parties” means, collectively, (i) the Acquired Companies; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.

(mm) “Company Senior Notes” means the 8.75% Senior Notes due 2028 issued under the Company’s 2028 Senior Notes Indenture.

(nn) “Company Senior Notes Indenture” means the Indenture, dated as of March 6, 2023, between the Company, Alteryx UK Ltd and U.S. Bank Trust Company, National Association, as trustee.

(oo) “Company Software” means Software, the Intellectual Property Rights related to which is Company Intellectual Property.

(pp) “Company Stockholders” means the holders of shares of Company Capital Stock.

(qq) “Company Termination Fee” means an amount in cash equal to $135,000,000.

(rr) “Confidentiality Agreements” means (i) the confidentiality letter agreement, dated May 9, 2023, between the Company and Clearlake Capital Group, L.P., as amended by the First Amendment to the Confidentiality Agreement, dated as of July 6, 2023 and (ii) the confidentiality letter agreement, dated August 28, 2023, between the Company and Insight Venture Partners, LLC.

(ss) “Consent” means any consent, approval, clearance, waiver, Governmental Authorization or order.

(tt) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(uu) “Contract” means any legally binding contract, lease, license, indenture, note, bond, commitment, mortgage, deed of trust, agreement or other binding instrument.

(vv) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(ww) “COVID-19 Measures” means any mandated or recommended quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.

(xx) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(yy) “Debt Financing” means any debt financing to be incurred by Parent or its subsidiaries, the proceeds of which are used to pay any portion of the consideration under this Agreement on the Closing Date.

(zz) “Debt Financing Sources” means the Persons that have committed to provide, arrange or otherwise enter into agreements in connection with the Debt Financing or other debt financings in connection with the Merger, and the parties to any commitment letters, joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates, and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns; provided that it is understood and agreed that Parent, Merger Sub and the Guarantors will not be Debt Financing Sources for any purposes of this Agreement.

(aaa) “DGCL” means the General Corporation Law of the State of Delaware.

(bbb) “DOJ” means the United States Department of Justice.

(ccc) “DPA” means the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(ddd) “DTC” means the Depository Trust Company.

(eee) “Encumbrances” means any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, collateral assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, security arrangement or security agreement, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way, and the like), conditional sale, interference, option to purchase, right of first refusal, preemptive right, community property interest or similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset and any restriction on the receipt of any income derived from any asset).

(fff) “Environmental Law” means any Law, including any Governmental Authorization required thereunder, relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, distribution, sale, labeling, production, release or disposal of hazardous or toxic substances, materials or wastes; or (iii) the protection of human health and safety with respect to exposure to Hazardous Substance.

(ggg) “ERISA” means the Employee Retirement Income Security Act of 1974.

(hhh) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(iii) “ESPP” means the Company’s 2017 Employee Stock Purchase Plan, as amended.

(jjj) “Exchange Act” means the Securities Exchange Act of 1934.

(kkk) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 6.6(a)(iv)(A) and Section 6.6(a)(iv)(B); (ii) description of all or any component of any financing in connection with the Merger, including the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (v) other information that is not available to the Company without undue effort or expense.

(lll) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(mmm) “Foreign Direct Investment Law” means any foreign direct investment Law, or similar applicable Law, that provides for national security reviews in connection with the cross-border acquisition of any interest in or assets of a business under the jurisdiction of any Governmental Authority outside the United States.

(nnn) “Fraud” means a claim for Delaware common law fraud with scienter brought against a party based on a representation or warranty of such party contained in a Transaction Document. For the avoidance of doubt, “Fraud” does not include any claim based on negligence or recklessness.

(ooo) “FTC” means the United States Federal Trade Commission.

(ppp) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(qqq) “Government Contract” means any prime Contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter Contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time since January 1, 2021 with: (i) any Governmental Authority; (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (iii) any subcontractor at any tier with respect to any contract of a type described in clause “(i)” or clause “(ii)” above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

(rrr) “Government Official” means, collectively, any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority or public international organization, any political party or official thereof and any candidate for political office.

(sss) “Governmental Authority” means (i) any multinational or supranational body exercising legislative, judicial or regulatory powers; (ii) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (iii) any federal, state, provincial, local, municipal, foreign or other government; (iv) any instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (v) any quasi-governmental, professional association or organization or private body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization.

(ttt) “Governmental Authorization” means any Permit, and shall also include the expiration of the applicable waiting period under the HSR Act and any required approval or clearance of any Governmental Authority pursuant to any applicable foreign Antitrust Law or Foreign Direct Investment Law.

(uuu) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(vvv) “Hazardous Substance” means any substance, material, chemical, element, compound, mixture, solution, and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or other words of similar import, or otherwise regulated, or to which exposure is regulated or which can form the basis for liability, under any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

(www) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(xxx) “Information Privacy and Security Laws” means (i) all Laws regarding privacy or cybersecurity issued by any Governmental Authority that are applicable to the Processing of Protected Information by an Acquired Company and (ii) the Payment Card Industry Data Security Standards (“PCI DSS”).

(yyy) “Intellectual Property Rights” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor (“Patents”); (ii) copyrights (whether registered or not), copyright registrations and applications therefor and all other corresponding rights in work of authorship, including moral rights and economic rights of authors (“Copyrights”); (iii) (A) trademarks, trade names, logos, service marks, business names, trade dress, all other indicia or origin, including all goodwill therein and internet domain names, and (B) registrations and applications therefor and corresponding rights therein ((A) and (B), “Marks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); (v) rights in data and databases; and (vi) any similar or equivalent rights to any of the foregoing (as applicable).

(zzz) “International Employee Plan” means each Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States.

(aaaa) “International Trade Laws” means any applicable (i) Sanctions; (ii) U.S. export control Laws (including, without limitation, the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws); (iii) Laws pertaining to imports and customs, including those administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security (and any successor thereof) and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws; (iv) the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (v) export, import and customs Laws of other countries in which the Company has conducted and/or currently conducts business.

(bbbb) “Intervening Event” means any Effect, or any consequence of such Effect, that is material to the Acquired Companies, taken as a whole, and that (i) as of the date of this Agreement was not known or reasonably foreseeable by the Company Board, in each case based on facts known to the Company Board as of the date of this Agreement; and (ii) does not relate to: (A) an Acquisition Proposal; or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).

(cccc) “IRS” means the United States Internal Revenue Service.

(dddd) “Knowledge” of a Person, with respect to any matter in question, means, with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(dddd) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question.

(eeee) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, guidance, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(ffff) “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority of competent jurisdiction or any arbitrator or arbitration panel with binding authority over the relevant parties.

(gggg) “Lookback Date” means the thirty-six (36) month period immediately prior to the date of this Agreement.

(hhhh) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan) to or by which the Company or any of its Subsidiaries is a party or is bound in effect as of the date of this Agreement:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) the IP Contracts;

(iii) any Contract relating to the acquisition or joint ownership of any material Company Intellectual Property, except for assignments of Intellectual Property Rights to the Acquired Companies from their employees, advisors, independent contractors, consultants and service providers;

(iv) any Contract containing any restriction limiting the right of the Company or any of its Subsidiaries (A) to engage in or compete with any Person in any line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person; except in the case of each of the foregoing clauses (A)–(C), for any Contracts, restrictions, requirements and provisions that are not material to the Company and its Subsidiaries, taken as a whole;

(v) any Contract that (A) provides for any “exclusivity” requirement in favor of any third party (other than the Contracts described in clause (iv)); (B) provides preferential rights or rights of first or last offer, refusal, negotiation or any similar right to any third party; or (C) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of an Acquired Company’s requirements from any third party; except in the case of each of the foregoing clauses (A)–(C), for any Contracts, restrictions, requirements and provisions that are not material to the Company and its Subsidiaries, taken as a whole;

(vi) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries (other than dispositions of inventory in the ordinary course of business consistent with past practice) or any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $5,000,000; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;

(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $5,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business and consistent with past practice; and (C) extensions of credit to customers in the ordinary course of business;

(viii) any Contract: (A) that creates any obligation under any interest rate, currency or commodity derivative or hedging transaction; or (B) pursuant to which any Acquired Company creates or grants a material Encumbrance (other than Permitted Encumbrances) on any of its properties or other assets;

(ix) the Leases;

(x) any Contract (excluding Leases) that (A) involves a joint venture, legal partnership or sharing of profits or revenue; or (B) for any capital expenditure in excess of $2,000,000;

(xi) any Contract (A) pursuant to which any of the Company or any of its Subsidiaries is or may become obligated to make or provide any severance, termination, change in control or similar payment or benefit in excess of $250,000 to any Service Provider; or (B) pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any bonus (paid in cash or stock) or similar payment (other than payments constituting base salary and commissions and payments made in the ordinary course of business) in excess of $500,000 to any Service Provider;

(xii) any Labor Agreement;

(xiii) any Contract that is with (A) each of the 25 largest customers of the Company and its Subsidiaries, taken as a whole by annual recurring revenue for the 12-month period ended November 30, 2023, pursuant to which such the customer purchases or licenses from the Company or its Subsidiaries any Company Product (collectively, the “Material Customers”); and (B) each of the 25 largest vendors, supplier or service providers of the Company and its Subsidiaries, taken as a whole, by total spend for the 12-month period ended November 30, 2023, pursuant to which the Company or any of its Subsidiaries purchases or licenses from such vendor, supplier or service provider any product or service (the “Material Vendors”);

(xiv) any Contract (excluding Leases, intercompany agreements and any Contracts with customers and vendors, suppliers and service providers of the Company and its Subsidiaries entered into in the ordinary course of business) that contemplates or involves the payment or delivery of cash or other consideration by or to any Acquired Company in an amount or having a value in excess of $2,500,000 in the aggregate in the 12-month period ended November 30, 2023, or contemplates or involves the performance of services by or for any Acquired Company having a value in excess of $2,500,000 in the aggregate in the 12-month period ended November 30, 2023;

(xv) any settlement, conciliation or similar Contract that imposes material obligations on the Company or any of its Subsidiaries or materially disrupts the business of any of the Acquired Companies as currently conducted or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $1,500,000 after the date of this Agreement;

(xvi) any Contract (other than a Contract evidencing any Company Equity-Based Award on the form or forms used by the Company in the ordinary course of business and made available to Parent): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any security; (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any security; or (C) providing any of the Acquired Companies with any right of first refusal or similar right with respect to, or right to repurchase or redeem, any security;

(xvii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;

(xviii) any Government Contract that is material to the Acquired Companies, taken as a whole;

(xix) any Contract that provides for (A) indemnification of any current or former officer, director or employee of any of the Acquired Companies, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder); and

(xx) each Contract pursuant to which any Acquired Company provides to another Person the right to purchase, license or otherwise acquire an unlimited quantity of or unlimited usage of Company Products (based on any Acquired Company’s ordinary pricing metrics for such Company Products) for a fixed aggregate price or at no additional charge (including through “enterprise wide,” “unlimited use” or “all you can eat” provisions), except as are not material to the Acquired Companies, taken as a whole.

(iiii) “NYSE” means The New York Stock Exchange.

(jjjj) “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(kkkk) “Open Source Software” means Software that is distributed or made available under “open source” or “free software” terms, including any Software distributed or made available: (i) under any license that is approved by the Open Source Initiative and listed at https://www.opensource.org/licenses, including the GPL, AGPL, LGPL, Mozilla License, Apache License, Common Public License, BSD License or similar terms; or (ii) with any license terms or condition that imposes a requirement or condition that any of the licensee’s Software or part thereof be (A) disclosed, distributed, or made available in source code form, (B) licensed for the purpose of making modifications or derivative works, or (C) redistributable at no or nominal charge.

(llll) “Order” means any order, judgment, injunction, ruling, award, decree or writ of any Governmental Authority.

(mmmm) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has prevented, materially impaired or delayed beyond the Termination Date, or would reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger.

(nnnn) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or Guarantors; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, direct or indirect financing sources, Affiliates (other than Parent, Merger Sub or Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and Guarantors.

(oooo) “Permit” means any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

(pppp) “Permitted Encumbrances” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Acquired Company is subject to civil or criminal liability due to its existence: (i) liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings for which adequate reserves have been maintained in accordance with GAAP; (ii) Encumbrances imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business; (iii) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (iv) minor liens or encumbrances that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes; (v) any pledge, deposit or other lien securing the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature; (vi) non-exclusive licenses of Intellectual Property or Intellectual Property Rights or to use the Company Products granted by an Acquired Company, in each case, in the ordinary course of business; (vii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (viii) statutory, common law or contractual landlord liens; and (ix) liens or encumbrances imposed on the underlying fee interest in real property subject to a Lease.

(qqqq) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(rrrr) “Personal Data” means any data or information Processed by or on behalf of an Acquired Company that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with a natural Person or device (e.g., name, street address, telephone number, e-mail address, Social Security numbers, driver’s license number, passport number, credit card number, user or account number, IP addresses, credentials, device IDs, geographic location, platform, biometric information or transaction history, etc.), including any such data or information that constitutes “personal information,” “personally identifiable information”, “individually identifiable health information,” “protected health information, sensitive personal data”, “individual identifiable data”, “personal financial information,” “personal information,” or other similar term or terminology under applicable Information Privacy and Security Laws.

(ssss) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.

(tttt) “Privacy Notices” means an Acquired Company’s published, public-facing notices, policies, and representations regarding its privacy or cybersecurity practices with respect to Protected Information.

(uuuu) “Process,” “Processed,” “Processes,” or “Processing” means any operation or set of operations performed on Protected Information, whether or not by automatic means, such as receipt, collection, access, monitoring, maintenance, creation, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, processing, analysis, transfer, transmission, disclosure, dissemination or otherwise making available, alignment or combination, blocking, erasure, or destruction of such Protected Information.

(vvvv) “Protected Information” means any information Processed by or on behalf of an Acquired Company that is: (i) Personal Data; (ii) subject to the PCI DSS; (iii) received by an Acquired Company from or on behalf of any customer of any Acquired Company and Processed by an Acquired Company to provide services to the customer; or (iv) subject to any confidentiality obligation that is legally binding on the Company or any of its Subsidiaries.

(wwww) “Registered Intellectual Property” means all (i) Patents and applied-for Patents; (ii) registered and applied-for Marks; and (iii) registered and applied-for Copyrights.

(xxxx) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.

(yyyy) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, financing sources, representatives and advisors (including attorneys and financial advisors) of a Party. For purposes of this Agreement, Parent’s Representatives will be deemed to include each Guarantor, each Equity Financing Source and each of their respective Affiliates.

(zzzz) “Sanctioned Country” means any country or region or Governmental Authority thereof that is, or has been in the last 5 years, the subject or target of a comprehensive embargo under applicable Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea and so-called “Donetsk People’s Republic” and “Luhansk People’s Republic” regions of Ukraine.).

(aaaaa) “Sanctioned Person” means any Person: (i) that is the subject or target of any applicable Sanctions; (ii) named in any applicable Sanctions-related list maintained by OFAC; the U.S. Department of State; the U.S. Department of Commerce, including the Bureau of Industry and Security’s Entity List and Denied Persons List; or the U.S. Department of the Treasury, including the OFAC Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List; or any similar list maintained by the United Nations Security Council, the European Union, HM’s Treasury of the United Kingdom, or any other relevant Governmental Authority; (iii) located, organized or resident in a Sanctioned Country; or (iv) 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (i)–(iii).

(bbbbb) “Sanctions” means any applicable economic or financial sanctions requirements or trade embargoes imposed, administered or enforced from time to time by (i) U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), (ii) the United Nations Security Council, (iii) the European Union, (iv) HM’s Treasury of the United Kingdom, or (v) any other relevant Governmental Authority.

(ccccc) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(ddddd) “SEC” means the United States Securities and Exchange Commission.

(eeeee) “Securities Act” means the Securities Act of 1933.

(fffff) “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.

(ggggg) “Software” means, collectively, computer software (including APIs, drivers, scripts, and other code), firmware and other code incorporated or embodied in hardware devices, source code, object code, and executable code, tools, user interfaces, manuals and other specifications and documentation therefor.

(hhhhh) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(iiiii) “Superior Proposal” means any written Acquisition Proposal made after the date of this Agreement that did not result from a material breach of Section 5.4, on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(jjjjj) “Systems” means the software, hardware, servers, hosting facilities, systems and other information technology infrastructure and assets used or relied on or necessary for the conduct of the business by or for the benefit of the Company or any of its Subsidiaries.

(kkkkk) “Tax” means all U.S. federal, state, local, and non-U.S. taxes (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.

(lllll) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(mmmmm) “Technology” means any or all of the following: (i) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, know-how, materials, technical data, and all documentation relating to any of the foregoing; (ii) business, technical and know-how information, technical databases and technical data collections; (iii) works of authorship; (iv) Software, whether in source code, object code, firmware or other form, interfaces, integrated circuits, architectures, designs, diagrams, documentation, files, layouts, records, schematics, specifications, and documentation; (v) deep learning, machine learning and other artificial intelligence solutions, systems and technologies, including proprietary models, algorithms, technologies, Software or systems that make use of or employ neural networks, natural language processing, statistical learning algorithms, or reinforcement learning, and underlying training, validation, and test data-sets (“AI”); (vi) URLs and websites; (vii) logos and marks (including brand names, product names, and slogans); and (viii) any other form of technology, whether or not embodied in any tangible medium.

(nnnnn) “Transaction Documents” means, collectively, the Confidentiality Agreements, the Voting Agreement, the Guarantee, the Equity Commitment Letters and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.

(ooooo) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates, directors, employees or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates, directors or employees, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement or the Transaction Documents, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing or any other communications to the Company Stockholders; provided that Transaction Litigation will not include any Legal Proceedings among the Parties or their respective Affiliates, or with the parties to the Equity Commitment Letters or the Guarantees, related to this Agreement, the Transaction Documents or the Merger.

(ppppp) “Unaudited Company Balance Sheet” means the unaudited consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of September 30, 2023, included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, as filed with the SEC on November 7, 2023.

(qqqqq) “UPE” means the “ultimate parent entity” of any party as such term is defined in the HSR Act and its implementing regulations.

(rrrrr) “WARN” means, collectively, the Worker Adjustment and Retraining Notification Act of 1988, as amended and all similar foreign, state, or local Laws.

(sssss) “Willful Breach” means, with respect to any covenant or agreement, a breach that is a consequence of an act deliberately undertaken or omitted to be taken by the breaching party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
AI	1.1(mmmmm)
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
Certificates	2.9(c)(i)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(c)(i)
Company Disclosure Letter	1.4
Company Liability Limitation	8.3(e)(ii)
Company Option	2.8(b)(i)
Company Plans	6.11(b)
Company Relevant Persons	3.22(b)
Company RSU	2.8(a)(i)
Company SEC Reports	3.9
Company Securities	3.7(b)
Company Stockholder Meeting	6.4(a)
Converted Cash Award	2.8(a)(ii)
Copyrights	1.1(yyy)
Covenant Exceptions	5.1(a)
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.9(d)
Effect	1.1(hh)
Effective Time	2.2

Term	Section Reference
Electronic Delivery	9.14
Enforceability Limitations	3.2
Enforcement Expenses	8.3(d)
Equity Commitment Letters	4.10(a)
Equity Financing	4.10(a)
Equity Financing Sources	4.10(a)
Event Notice Period	5.4(d)(i)(2)
Exchange Fund	2.9(b)
First Extended Termination Date	8.1(c)
Guarantees	Recitals
Guarantors	Recitals
Indemnified Persons	6.10(a)
IP Contracts	3.16(e)
Labor Agreements	3.20(a)
Labor Entities	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(yyy)
Material Customers	1.1(hhhh)(xiii)
Material Vendors	1.1(hhhh)(xiii)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Misconduct Claim	3.20(d)
Non-US Continuing Employees	6.11(b)
Notice Period	5.4(d)(ii)(3)
Notified Party	6.2(c)
Other Required Company Filing	6.3(e)
Other Required Parent Filing	6.3(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Parent Liability Limitation	8.3(e)(i)
Party	Preamble
Patents	1.1(yyy)
Payment Agent	2.9(a)
PCI DSS	1.1(xxx)
Per Share Price	2.7(a)(iii)
Privacy and Data Security Requirements	3.17(a)
Proxy Statement	6.3(a)
Reimbursement Obligations	6.6(f)
Required Governmental Authorizations	3.21
Requisite Stockholder Approval	3.4
Restraint	7.1(c)
Surviving Corporation	2.1
Tail Policy	6.10(c)
Takeover Statute	3.3(c)
Termination Date	8.1(c)
Trade Secrets	1.1(yyy)
Uncertificated Shares	2.9(c)(ii)
Unearned Company RSU	2.8(a)(iii)
Unfair Labor Practice	3.20(a)

Term	Section Reference
Unvested Company RSU	2.8(a)(ii)
Vested Company Option	2.8(b)(i)
Vested Company Option Consideration	2.8(b)(i)
Vested Company RSU	2.8(a)(i)
Vested Company RSU Consideration	2.8(a)(i)
Voting Agreement	Recitals

1.3 Certain Interpretations.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Threats. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”

(d) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.

(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(h) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent.

(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.

(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.28 and Section 4.13 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(t) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.

(u) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.

(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.

(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been electronically delivered to the relevant Party prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger to which Parent or its Representatives has access or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database to the extent not redacted or omitted.

(x) Ordinary Course. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Acquired Companies that is consistent with past practice.

1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations or warranties of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations or warranties of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations or warranties is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the 3rd Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth on Exhibit C to this Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of the Surviving Corporation will be amended and restated to be the bylaws of Merger Sub as in effect immediately prior to the Effective Time (with the name of the Surviving Corporation being “Alteryx, Inc.”), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be automatically converted into the right to receive cash in an amount equal to $48.25, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11) and subject to Section 2.12.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time; provided that nothing in this Section 2.7(b) shall be construed to permit the Company to take any action that is expressly prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder, or owned by a Person, who has (A) neither voted in favor of the Merger nor consented to the Merger in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead, such holders or other applicable Persons holding or owning the Dissenting Company Shares will be entitled only to such rights as are granted by Section 262 of the DGCL. Such holder or other applicable Person will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. However, if, after the Effective Time, such holder or other applicable Person fails to perfect, effectively withdraws or waives, or otherwise loses such Person’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of any Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of any Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of the proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company RSUs.

(i) Vested Company RSUs. At the Effective Time, each outstanding restricted stock unit (including, without limitation, each performance stock unit) (a “Company RSU”) under the applicable Company Equity Plan that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration”).

(ii) Unvested Company RSUs. At the Effective Time, each outstanding Company RSU under the applicable Company Equity Plan that is not a Vested Company RSU and is not an Unearned Company RSU (an “Unvested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted solely into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount in cash (without interest) (each, a “Converted Cash Award”) equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Company RSU immediately prior to the Effective Time.

(iii) Unearned Performance-Based Company RSUs. At the Effective Time, each Company RSU that, as of the Effective Time, is not a Vested Company RSU and is subject to performance-based vesting that has not become eligible for vesting as of the Effective Time under the terms of the applicable award agreement under which it was granted based on the actual or deemed achievement of the applicable performance-based metrics designated therein (including, for avoidance of doubt, any such achievement in connection with the consummation of transactions contemplated by this Agreement) (an “Unearned Company RSU”) will be cancelled for no consideration or payment. For the avoidance of doubt, any Company RSU that was subject to performance-based vesting that has become eligible for vesting as of the Effective Time under the terms of the applicable award agreement under which it was granted based on the actual or deemed achievement of the applicable performance-based metrics designated therein, but remains subject to time-based vesting under the terms of the applicable award agreement, will be treated in accordance with Section 2.8(a)(i) or Section 2.8(a)(ii), as applicable.

(b) Company Options.

(i) Vested Company Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a “Company Option”) under the applicable Company Equity Plan that is vested at the Effective Time (a “Vested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to the Vested Company Option multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Vested Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company Option Consideration”).

(ii) Unvested Company Options. At the Effective Time, each outstanding Company Option under the applicable Company Equity Plan that is not a Vested Company Option with a per share exercise price that is less than the Per Share Price (an “Unvested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation a Converted Cash Award equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested Company Option, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Company Option immediately prior to the Effective Time.

(iii) For the avoidance of doubt, any Company Option (whether vested or unvested) that has a per share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

(c) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Vested Company Options and Vested Company RSUs with respect to such Vested Company Options and Vested Company RSUs (as applicable). As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date following the Closing Date (or, if such date is within three Business Days of the Closing Date, the second regularly scheduled payroll date following the

Closing Date), the applicable former holders of Vested Company Options and Vested Company RSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of the Vested Company Option Consideration and Vested Company RSU Consideration required to be paid to such former holders pursuant to this Section 2.8. To the extent required by Section 409A of the Code, any distributions to holders of a Converted Cash Award must be made prior to the date that is 5 years following the Effective Time and otherwise in accordance with Treasury Regulation Section 1.409A-3(i)(5)(iv)(A). The Surviving Corporation will pay any portion of a Converted Cash Award that vests to the applicable holder thereof no later than the first regularly scheduled payroll date following the date on which such portion vests (or, if such date is within three Business Days of the vesting date, the second regularly scheduled payroll date following the vesting date).

(d) Necessary Further Actions. Prior to the Effective Time, the Company will take all action within its power and authority reasonably necessary (including adopting any required resolutions) to effect the cancellation of Company Equity-Based Awards as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Equity-Based Awards and all Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger).

(e) Treatment of Employee Stock Purchase Plan. As soon as reasonably practicable following the date hereof, the Company will adopt resolutions and take other actions as may be required to provide that (i) each individual participating in an Offering Period (as defined in the ESPP) in progress on the date hereof will not be permitted to (x) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect as of the date hereof or (y) make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable Law, (ii) no individual who is not participating in the ESPP with respect to the current Offering Period as of the date of this Agreement will be allowed to commence participation in the ESPP following the date hereof, (iii) no new Offering Period or purchase period will commence pursuant to the ESPP after the date hereof, and (iv) the ESPP will terminate immediately after the purchases contemplated in the following sentence. Prior to the Effective Time, the Company will take all action that may be reasonably necessary to, effective upon the consummation of the Merger, (A) cause any Offering Period or purchase period under the ESPP that otherwise would be outstanding at the Effective Time to be terminated no later than two Business Days prior to the Closing Date; (B) make any pro-rata adjustments that may be necessary or advisable to reflect the shortened Offering Period or purchase period, but otherwise treat such shortened Offering Period or purchase period as a fully effective and completed Offering Period or purchase period for all purposes pursuant to the ESPP; and (C) cause the exercise (as of no later than one Business Day prior to the Closing Date) of each outstanding purchase right pursuant to the ESPP. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit of loss in lieu of a Certificate as provided in Section 2.11)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by

(B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look solely to Parent for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Any payments under this Article II to Service Providers that are treated as compensation or wages for Tax purposes shall be made through the applicable payroll system.

2.13 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports (including, for the avoidance of doubt, any document filed as an exhibit to such SEC Reports) filed prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) to the extent the relevance of such disclosure as an exception to (or disclosure for the purpose of) a representation or warranty is reasonably apparent on the face of such disclosure or document (it being acknowledged and agreed that nothing disclosed in the Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Sections 3.7 and 3.12(a)); or (b) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, use, lease or operate its properties and assets in the manner in which its properties and assets are presently being owned, used, leased or operated; and (iii) has the requisite corporate power and authority to perform its obligations under all Contracts by which it is bound except as would not reasonably be expected to have a Company Material Adverse Effect or would not reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect or would not reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger. The Company is not in violation of the Charter or the Bylaws.

(b) The Company has made available to Parent true, correct and complete copies of the Charter and Bylaws. The Company has made available to Parent true, correct and complete copies, as of the date of this Agreement, of (i) the charters of all committees of the Company Board and (ii) each code of conduct or similar policy adopted by the Company, the Company Board, or any committee of the Company Board.

(c) Neither the Company or any Subsidiary of the Company owns any capital stock of, or any equity interest of any nature in, any other entity, other than (i) another Subsidiary of the Company or (ii) equity securities of publicly traded entities acquired for cash management or passive investment purposes in the ordinary course of business. None of the Acquired Companies is obligated to make, any future investment in or capital contribution to any other entity.

3.2 Corporate Power; Enforceability. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, (a) the Company has the requisite corporate power and authority to (i) execute and deliver this Agreement; (ii) perform its covenants and obligations under this Agreement; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger and the other transactions contemplated by this Agreement; and (b) the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger and the other transactions contemplated by this Agreement have each been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board (at a meeting duly called and held) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; (v) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (v), the “Company Board Recommendation”); and (vi) to the extent necessary and assuming the accuracy of Parent’s representations and warranties set forth in Section 4.6, adopted a resolution having the effect of causing the Merger and the other transactions contemplated by this Agreement not to be subject to any state takeover law or similar Law that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. As of the date of this Agreement, none of such board actions or board resolutions, including the Company Board Recommendation, have been rescinded, modified or withdrawn in any way, and, assuming the accuracy of Parent’s representations and warranties set forth in Section 4.6, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement by the Company, in each case other than, with respect to the consummation of the Merger, the receipt of the Requisite Stockholder Approval and the filing of the certificate of merger as required by the DGCL.

(b) Fairness Opinion. The Company Board received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Parent or any Affiliate of Parent, if applicable) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). The Company will furnish, after receipt thereof, an accurate and complete copy of such opinion to Parent solely for informational purposes.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law are not, and will not, be applicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. None of such actions by the Company Board has been amended, rescinded or modified. Except, for the avoidance of doubt, pursuant to Section 262 of the DGCL and any applicable Antitrust Laws and Foreign Direct Investment Laws, there are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) applicable to, or purporting to be applicable to, this Agreement, any Acquired Company, the Merger or any of the other transactions contemplated by this Agreement, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising its ownership of shares of Company Common Stock acquired in the Merger.

3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the execution, delivery or performance of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger or any of the other transactions contemplated by this Agreement will not (with or without notice or lapse of time) (a) contravene, conflict with or result in a violation of (i) any provision of the Charter or the Bylaws or (ii) the equivalent organizational or governing documents of any Subsidiary of the Company; (b) violate, contravene, conflict with, result in the breach of, constitute a default pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to or loss of any benefit under any Material Contract; (c) result in the transfer of any asset of any of the Acquired Companies to any Person; (d) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, (i) violate, conflict with or give any Governmental Authority the right to exercise any remedy or obtain any relief under, any Law or any Order applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound or (ii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies; or (e) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (a)(ii), (b), (c), (d) and (e), for such violations, conflicts, breaches, defaults, terminations, accelerations, loss of benefit, cancellations, modifications or Encumbrances that would not have a Company Material Adverse Effect or would not reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger.

3.6 Requisite Governmental Approvals. No Consent from, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of any Acquired Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger or any of the other transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect or would not reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger.

3.7 Company Capitalization.

(a) Capital Stock and Related Matters.

(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 500,000,000 shares of Company Class A Common Stock; (B) 500,000,000 shares of Company Class B Common Stock; and (C) 10,000,000 shares of Company Preferred Stock. As of the Capitalization Date, the Company has reserved (i) 17,643,263 shares of Company Class A Common Stock for issuance pursuant to the Company Equity Plans that are unallocated and remain available for issuance, and (ii) 4,010,253 shares of Company Class A Common Stock for purchase under the ESPP.

(ii) Current Capitalization. As of the Capitalization Date, (A) 64,377,427 shares of Company Class A Common Stock were issued and outstanding; (B) 7,886,450 shares of Company Class B Common Stock were issued and outstanding; (C) no shares of Company Preferred Stock were issued and outstanding; (D) Company Equity-Based Awards representing the right to receive up to 7,951,584 shares of Company Class A Common Stock were outstanding, excluding any such awards covered by the following clause (E); (E) Company Options to acquire 633,343 shares of Company Class A Common Stock and 381,735 shares of Company Class B Common Stock were outstanding; and (F) (i) $400,000,000 aggregate principal amount of the Company 2024 Convertible Notes (with a conversion rate as of the date of this Agreement equal to 5.2809 shares of Company Common Stock per $1,000 principal amount, subject to adjustment) and (ii) $400,000,000 aggregate principal amount of the Company 2026 Convertible Notes due 2026 (with a conversion rate as of the date of this Agreement equal to 5.2809 shares of Company Common Stock per $1,000 principal amount, subject to adjustment) were outstanding.

(iii) Validity; No Other Issuances. All outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, nonassessable and free of any preemptive rights and were issued in accordance with applicable Law and the organizational documents of the Company. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards granted prior to Capitalization Date and in accordance with their terms, the conversion of the Company Convertible Notes in accordance with their terms, or the conversion of shares of Company Class B Common Stock into shares of Company Class A Common Stock pursuant to the terms of the Charter.

(iv) Other than the Company Capped Call Confirmations and subject to the terms of the Charter, none of the Acquired Companies is under any obligation or a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

(v) There are no shares of Company Common Stock held by (A) any of the Subsidiaries of the Company or (B) the Company as treasury shares.

(b) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) other than the Company Convertible Notes, no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) other than the Company Convertible Notes, no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) other than the Company Convertible Notes, no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) other than the Company Convertible Notes, no other obligations by the Company to make any payments based on the price or value of any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan (or similar plan commonly referred to as a “poison pill”) in effect.

(c) Section 3.7(c) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity-Based Award outstanding as of 5:00 p.m. (California time) on the Capitalization Date: (i) the Company Equity Plan (if any) pursuant to which such Company Equity-Based Award was granted; (ii) the name of the holder of such Company Equity-Based Award; (iii) the number of shares of Company Class A Common Stock or Company Class B Common Stock subject to such Company Equity-Based Award (including, for Company Equity-Based Awards subject to performance-based vesting requirements, if any, both the target and the maximum number of shares of Company Class A Common Stock or Company Class B Common Stock); (iv) the exercise price (if any) of such Company Equity-Based Award; (v) the date on which such Company Equity-Based Award was granted; (vi) the date on which such Company Equity-Based Award expires; (vii) if such Company Equity-Based Award is a Company Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (viii) if such Company Equity-Based Award is a Company RSU, the dates on which shares of Company Class A Common Stock are scheduled to be delivered, if different from the applicable vesting schedule; and (ix) whether the vesting of such Company Equity-Based Award differs materially from the Company’s standard vesting schedule. The exercise price of each Company Option is no less than the fair market value of a share of Company Class A Common Stock or Company Class B Common Stock, as applicable, as determined on the date of grant of such Company Option. All grants of Company Equity-Based Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not have a Company Material Adverse Effect; (ii) has the requisite corporate or entity power and authority to conduct its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets in the manner in which its properties and assets are presently being owned, used leased or operated and (iii) has the requisite power and authority to perform its obligations under all Contracts by which it is bound, except as would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid, nonassessable and free of any preemptive rights; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Encumbrances) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest).

(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

3.9 Company SEC Reports. The Company has timely filed with or furnished to the SEC all registration statements, proxy statements, Certifications and other statements, schedules, forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such statements, schedules, forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all Certifications, and the statements contained in each Certification are accurate and complete as of its date. For purposes of this Agreement, (a) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act, and (b) the term “file” and variations thereof shall be broadly construed to include any manner in which any document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and auditor reports) of the Company and its Subsidiaries contained or incorporated by reference in the Company SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. No financial statements of any Person that is not an Acquired Company are required by GAAP to be included in the financial statements of the Company and its Subsidiaries. There are no unconsolidated Subsidiaries of the Company or, since the Lookback Date, any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC. Since the Lookback Date, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to the financial statement (including, any related notes thereto) of the Company and its Subsidiaries contained in the Company SEC Reports, except as described in the Company SEC Reports or except as may have been required or permitted by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2022. Since December 31, 2022, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice or, to the Knowledge of the Company, other communication from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations and are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has not had, nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that is reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; or (B) any fraud that involves the Company’s management or any other employee who has (or has had) a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Acquired Company has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e) Section 3.10(e) of the Company Disclosure Letter sets forth the cash balances amounts of the Acquired Companies as of November  30, 2023 in each jurisdiction in which the Acquired Companies hold cash and cash equivalents.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) that have been incurred by the Acquired Companies since the date of the Unaudited Company Balance Sheet in the ordinary course of business; or (d) that would not, individually or in the aggregate, have a Company Material Adverse Effect. No Acquired Company is a party to, or has any commitment to become a party to, any “off-balance sheet arrangement” that would be required to be disclosed pursuant to Item 303 of Regulation S-K promulgated under the Securities Act.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since January 1, 2023, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business, in all material respects; and

(ii) neither the Company nor any Subsidiary has taken any action, that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(j), Section 5.2(m), Section 5.2(n), Section 5.2(o)(i) or Section  5.2(u) (with respect to any of the foregoing).

3.13 Material Contracts.

(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts as of the date of this Agreement (other than (i) any Material Contracts contemplated by clause (i) of the definition of “Material Contract”, (ii) any Material Contracts which have otherwise been made publicly available pursuant to the Company SEC Reports, and (iii) Material Contracts contemplated by clause (xiii) of the definition of “Material Contract” that are order forms, purchase orders and other similar documents entered into in the ordinary course of business), and, a true, correct and complete copy of each Material Contract has been made available to Parent.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto, is in full force and effect and is enforceable in accordance with its terms, subject to the Enforceability Limitations. Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) none of the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and (ii) to the Knowledge of the Company, no event has occurred and no circumstance or condition exists, that (with or without notice or lapse of time) that could reasonably be expected to (w) result in a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or any other party thereto; (x) give any Person the right to declare a default or exercise any remedy under any Material Contract; (y) give any Person the right to accelerate the maturity or performance of any Material Contract; or (z) give any Person the right to cancel, terminate or modify any Material Contract. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice or, to the Knowledge of the Company, other communication from any other party to a Material Contract that such other party intends to terminate, renegotiate or reduce its relationship with any Acquired Company, except for such notices and communicates to terminate, renegotiate or reduce its relationship that would not have a Company Material Adverse Effect. Since the Lookback Date and the date of this Agreement, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible material violation or breach of, or material default under, any Material Contract that remain unresolved as of the date of this Agreement.

3.14 Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 35,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as set forth in Section 3.14(b) of the Company Disclosure Letter, there are no subleases, licenses, occupancy agreements or other contractual obligations by the Company or its Subsidiaries that grant the right of use or occupancy of any Leased Real Property in excess of 35,000 square feet to any Person other than the Acquired Companies, and there is no Person in possession of any Leased Real Property other than the Acquired Companies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Subsidiaries of the Company taken as a whole, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances); (ii) neither the Company nor any of its Subsidiaries is in breach of or default pursuant to any Lease, nor, to the Knowledge of the Company, does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease; (iii) each Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforceability may be limited by the Enforceability Limitations; and (iv) the Company has not collaterally assigned or granted any other security interest in any such Lease or any interest therein.

(c) All material items of equipment and other tangible assets owned by or leased to the Acquired Companies (including the Leased Real Property) are adequate for the uses to which they are being put.

3.15 Environmental Matters. Except as would not reasonably be expected to have or result in a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law or is or has been subject to any material liability under, applicable Environmental Laws, including timely applying for, possessing, maintaining, and materially complying with the terms and conditions of all material Governmental Authorizations or any authorizations from any Governmental Authority required under applicable Environmental Laws; (b) has received any written notice or, to the Knowledge of the Company, other communication from any Person alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law. The Company has made available to Parent copies of all material environmental assessments, Governmental Authorizations, reports, audits and other material documents in the Acquired Companies’ possession or under their control that relate to the Acquired Companies’ compliance with or any liability under any Environmental Law or the environmental condition of any real property that any of the Acquired Companies currently or formerly has owned, operated or leased.

3.16 Intellectual Property.

(a) Registered Intellectual Property. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) all Company Registered Intellectual Property and identifying for Company Registered Intellectual Property: (A) the jurisdiction in which such item of Company Registered Intellectual Property has been registered or filed and the applicable application, registration or serial number and date; and (B) the record owner and, if different, the legal owner and beneficial owner (and if any other Person has an ownership interest in such item of Company Registered Intellectual Property, the identity of such other owner and nature of such ownership interest) and (ii) all internet domain names registered by the Acquired Companies, including the domain name registrar. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and has used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable. Without limiting the generality of the foregoing, except as would not reasonably be expected to have a Company Material Adverse Effect: (i) with respect to each item of Company Registered Intellectual Property, all necessary: (A) fees, payments and filings have been timely submitted to the relevant Governmental Authority or domain name registrar; and (B) other actions have been timely taken, in the case of each of clauses “(A)” and “(B),” to maintain each such item of Company Registered Intellectual Property in full force and effect; and (ii) no Legal Proceeding is pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any Company Intellectual Property is being, has been, or would reasonably be expected to be contested or challenged. Except as would not reasonably be expected to have a Company Material Adverse Effect, (x) all assignments, documents and instruments necessary to perfect the rights of the Company or any of its Subsidiaries in any Company Registered Intellectual Property have been duly executed and validly delivered, filed and otherwise recorded in a timely manner with the appropriate Governmental Authority, and (y) each such recording is in compliance with all applicable Laws.

(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all Encumbrances other than Permitted Encumbrances, in and to the Company Intellectual Property. No funding of any Governmental Authority or research or educational institution were used to develop any part of the Company Intellectual Property in a manner that resulted in, or will result in, such Governmental Authority or research or educational institution being granted an ownership interest in the Company Intellectual Property. There are no restrictions on the Company or its Subsidiaries’ right to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.

(c) Sufficiency. The Company and its Subsidiaries own or otherwise have sufficient rights in, and immediately after the Closing will continue to own and otherwise have sufficient rights in, all Technology and Intellectual Property Rights necessary to conduct the business of the Company and its Subsidiaries as currently conducted, except as would not reasonably be expected to have a Company Material Adverse Effect.

(d) No Order. No Company Intellectual Property (including any included in the Company’s current products) is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or materially restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not be material to the Acquired Companies, taken as a whole.

(e) IP Contracts. Section 3.16(e) of the Company Disclosure Letter sets forth a complete and accurate list of Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has assigned or granted a license, or other right to a third Person under any material Company Intellectual Property, other than (1) non-disclosure agreements, (2) Contracts with end users, customers, resellers, channel partners, and distributors to the extent granting non-exclusive licenses granted in connection with the provision, support, maintenance, or sale of any product or service of the Company or any of its Subsidiaries in the ordinary course of business; (3) OEM, strategic alliance and similar Contracts entered into in the ordinary course of business to the extent granting non-exclusive licenses; (4) Contracts with Service Providers and vendors to the extent granting non-exclusive licenses in connection with the counterparty’s provision of products or services to or for the Company or any of its Subsidiaries in the ordinary course of business; and (5) non-exclusive licenses authorizing use of brand materials, feedback, or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; (ii) a third Person has granted a license or other right to any Intellectual Property Rights or Technology to the Company or any of its Subsidiaries that are material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, other than (A) non-disclosure agreements; (B) non-exclusive licenses or related services Contracts for commercially available, Technology or Intellectual Property Rights; (C) any licenses to Open Source Software or other data and materials licensed as open-source, public-source or freeware; (D) Contracts with Service Providers for the assignment of, or license to, any Intellectual Property Rights to the Company or any of its Subsidiaries; and (E) non-exclusive licenses authorizing use of brand materials, feedback or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; (iii) any third party other than a Service Provider or other vendor has (either solely or jointly with the Company or any of its Subsidiaries) developed any Technology or Intellectual Property Rights for the Company or any of its Subsidiaries that are material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole; or (iv) any settlement, co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that, in each case, materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such

Contracts that are, or are required to be, listed under clauses (i), (ii) or (iii) of this Section 3.16(e), the “IP Contracts”).

(f) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a Consent is required to avoid any of the following): (i) a loss of, or Encumbrance on, any Company Intellectual Property; (ii) the grant, assignment or transfer to any other Person of any license or other right, immunity, or interest under, in or to any Company Intellectual Property; (iii) a reduction of any royalties or other payments that Company or any of its Subsidiaries would otherwise be entitled to with respect to any Company Intellectual Property; or (iv) the Company or any of its Subsidiaries being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Company or any of its Subsidiaries prior to the Closing, except, in each case, as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(g) No Infringement. As of the date of this Agreement, none of the Company’s or its Subsidiaries’ products and services or the operation of any of their businesses infringes or misappropriates, or has since the Lookback Date infringed or misappropriated, the Intellectual Property Rights of any third Person, except where such infringement or misappropriation would not have a Company Material Adverse Effect. Without limiting the generality of the foregoing, no such infringement or misappropriation claim or Legal Proceeding is pending or threatened in writing against the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not received any written notice of any such pending claim or Legal Proceeding against any other Person who is entitled pursuant to a contractual commitment by the Company or any of its Subsidiaries to be indemnified, defended, held harmless or reimbursed by the Company or any of its Subsidiaries, except in each case for such claims or Legal Proceedings as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, this Section 3.16(g) and Section 3.16(h) contain the only representations or warranties made by the Company with respect to infringement or misappropriation of Intellectual Property Rights of any third Person.

(h) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the Intellectual Property Rights of any third Person or suggesting or offering that the Company or any of its Subsidiaries obtain a license to any Intellectual Property Rights of another Person and implying or suggesting that the Company or any of its Subsidiaries has been or is infringing or misappropriating such Intellectual Property Rights, in each case, in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect to the Company, or challenging the ownership, validity or enforceability of any material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property Rights.

(i) Employee Agreements. All of the current and former Service Providers of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have validly, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property Rights to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property Rights, except where the failure of such Persons to have entered into such agreements would not be material to the Acquired Companies, taken as a whole.

(j) Standards Group and Universities. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property. To the Knowledge of the Company, no Governmental Authority, university, college, or other educational institution or research center has or purports to have any ownership in, any Company Intellectual Property.

(k) Protection of Trade Secrets. Except as would not be material to the Acquired Companies, taken as a whole, the Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of material confidential and proprietary information of or third-party data in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any material confidential and proprietary information to any other Person unless such disclosure was under a written non-disclosure agreement containing limitations on the use and disclosure of such information.

(l) Source Code Escrow. Neither the Company nor any of its Subsidiaries has disclosed, licensed, made available or delivered to any escrow agent or other Person any of the source code for any Company Software (except such a Person that is a Service Provider or vendor obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, or making available or delivery to a third party of any source code included in the Company Software (including any release from escrow of any such source code).

(m) Open Source Software. The Company and its Subsidiaries have not used Open Source Software in any manner that, with respect to any Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof, in each case in a manner that would cause a Company Material Adverse Effect. With respect to any Open Source Software that is used by the Company and its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.

(n) Company Software; Information Technology. The Systems (i) are adequate in all material respects for the operation of the businesses of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries, and (ii) to the Knowledge of the Company, are free from any material defect, bug, viruses, worms, Trojan horses, or such code or programs or malicious code, other than those that are capable of remediation in the ordinary course of business without material and adverse financial impact on the Company and its Subsidiaries, taken as a whole, and (iii) are functional and operate and run in a reasonable and efficient business manner. Except as would not have a Company Material Adverse Effect, since the Lookback Date, there has been no material failures, outages or substandard performances or other adverse effects with respect to the Systems.

(o) AI. Section 3.16(o) of the Company Disclosure Letter contains (i) details of all Company Software developed by the Company or any of its Subsidiaries using any AI, including the identity of the AI development tool used and (ii) details of all AI developed by or on behalf of the Company or any of its Subsidiaries.

3.17 Privacy and Security.

(a) Except as would reasonably be expected to have a Company Material Adverse Effect, since the Lookback Date, (i) the Company and each of its Subsidiaries Processing of Protected Information has complied, and complies, with: (A) their obligations with respect to the Processing of Protected Information, privacy, and security under each Contract that such company is party to; (B) applicable Information Privacy and Security Laws; and (C) Privacy Notices ((A)-(C) collectively, “Privacy and Data Security Requirements”) and (ii) the Company and each of its Subsidiaries has obtained all necessary authorizations, rights, and consents, and/or has other sufficient lawful bases, to Process of Protected Information in such Company or any of its Subsidiary’s possession or under its control as Processed by or for the Company or any of its Subsidiaries to the extent required by applicable Information Privacy and Security Laws.

(b) Since the Lookback Date, employees of the Company and each of its Subsidiaries who have access to Protected Information have received training with respect to compliance with applicable Privacy Notices, Information Privacy and Security Laws and privacy and cybersecurity generally.

(c) Except as would not be material to the Acquired Companies, taken as a whole, the Company and each of its Subsidiaries have, since the Lookback Date: (i) maintained a commercially reasonable information security program that includes measures designed to protect the confidentiality, integrity and security of Protected Information and the IT Systems against any unauthorized use, access, interruption, modification or corruption and that: (A) complies with applicable Information Privacy and Security Laws; (B) identifies internal and external risks to the confidentiality, integrity and security of Protected Information; (C) monitors and protects Protected Information and all IT Systems (each to the extent within its possession or control) against, as applicable, any unauthorized Processing, interruption, modification or corruption; (D) implements, monitors and maintains commercially reasonable administrative, organizational, technical and physical safeguards to control the risks described in clauses “(B)” and “(C)” above; (E) is described in written data security policies, procedures, or other written documentation; (F) assesses the data security practices, programs and risks of the Company and each of its Subsidiaries; and (G) maintains incident response and notification measures in compliance with applicable Information Privacy and Security Laws, including in the case of any breach of security compromising Protected Information, and (ii) taken commercially reasonable steps to ensure that any third party authorized to Process Protected Information on behalf of the Company or any of its Subsidiaries provides commercially reasonable safeguards designed to protect Protected Information Processed by such third parties with respect to the sensitivity and access to such Protected Information.

(d) All of the Company Software and Company Products currently distributed or otherwise supported by the Acquired Companies are operational and conform in all material respects with their documentation. To the Knowledge of the Company, none of the Company Software or such Company Products currently distributed or otherwise supported by the Acquired Companies: (i) contains any bug, defect or error that adversely affects, in any material respect, the use, functionality or performance of such Company Software or such Company Product; or (ii) fails to comply in any material respect with any applicable express contractual warranty or other express contractual commitment provided by the Acquired Companies relating to the use, functionality, or performance of such Company Software or any such Company Product, in each case, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(e) Except as would not reasonably be material to the Acquired Companies, taken as a whole, since the Lookback Date, there has been no data security breach of any IT System, or unauthorized Processing of any Protected Information, owned, Processed, or controlled by or on behalf of any of the Acquired Companies.

(f) Neither the Company nor any of its Subsidiaries (i) is, to the Knowledge of the Company, under investigation by any Governmental Authority for their violation of any Information Privacy and Security Law or (ii) has received any written notice or audit request from a Governmental Authority relating to any such violation.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the (i) Processing of Protected Information by the Acquired Companies in connection with the transactions contemplated by this Agreement, and (ii) execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, will not violate each of the Acquired Companies’ applicable Privacy Notices or applicable Information Privacy and Security Laws.

(h) Since the Lookback Date, each Acquired Company has: (i) taken commercially reasonable steps to secure all Company Software prior to selling, distributing, deploying or otherwise making it available and

(ii) made patches and updates to the Company Software (where deemed appropriate in an Acquired Company’s reasonable business judgment, in accordance with industry standards), in each case with respect to (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Without limiting the generality of the foregoing, since the Lookback Date, each Acquired Company has performed penetration tests and vulnerability scans of all Company Software, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, remediates vulnerabilities identified by any such tests or scans in accordance with industry standards. To the Knowledge of the Company and except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, no Company Product currently distributed or otherwise supported by any of the Acquired Companies contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), software routine, disabling codes or instructions or any other code designed or intended to perform any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Company Product (except, for the avoidance of doubt, license keys and other code intended to limit access to or use of such Software to an authorized user), or a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without an authorized party’s consent.

(i) The Systems are configured in accordance with, and perform, and have at all times since the Lookback Date performed, in compliance with commercially reasonable security standards applicable to the Acquired Companies’ business, except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole. Since the Lookback Date, except as would not be material to the Acquired Companies, taken as a whole, the Systems have been maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the industry. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the Systems are in good repair and operating condition to effectively perform all information technology operations necessary to conduct each Acquired Company’s business as currently conducted by the applicable Acquired Company. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, since the Lookback Date, (A) there has been no failure, breakdown or continued substandard performance of any System that has caused a material disruption or interruption in or to the operation of any Acquired Company’s business, and (B) each Acquired Company has implemented reasonable backup, security and disaster recovery technology, plans, procedures and facilities.

3.18 Tax Matters.

(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) timely paid all material Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements, and since the date of such financial statements, neither the Company nor any of its Subsidiaries has taken any actions outside the ordinary course of the operation of the business of the Acquired Companies that have resulted in liabilities for material Taxes, except in connection with the transactions contemplated by this Agreement.

(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, except in connection with any ongoing Tax examination disclosed on Section 3.18(b) of the Company Disclosure Letter, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired, nor is any written request for any such waiver or extension from any Governmental Authority outstanding.

(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees, directors, officers and other Persons all material amounts of U.S. federal and state income Taxes,

Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld, and has complied in all material respects with related reporting and recordkeeping requirements (including properly filing all IRS Forms W-2 and 1099); and (ii) has timely paid over any amounts so withheld to the appropriate Tax authority.

(d) No Audits. No audits, suits, disputes, claims, assessments or other examinations or other proceedings with respect to material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Within the past five years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.

(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or foreign Tax Law).

(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company).

(h) No Tax Liens. There are no Encumbrances for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Encumbrances.

(i) Proper Collection of Sales and Similar Taxes. Each Acquired Company has timely and properly collected all material sales, use, value-added and similar Taxes required to be collected, and has remitted to, or will remit on a timely basis, such amounts to the appropriate taxing authority. Each Acquired Company has materially complied with any applicable documentation requirements that may have been necessary in order to qualify for any claimed exemption from the collection of sales Taxes and the payment of use Taxes imposed on or due from the Acquired Companies.

(j) No Post-Closing Date Income Inclusions. Neither any Acquired Company nor Parent will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any: (i) change in method of accounting, or the use of an improper method of accounting, for a taxable period or year prior to the Closing Date with respect to the Company and any of its Subsidiaries (including, for the avoidance of doubt, any adjustment under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law)); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign Tax Law) or excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid or deposit amount received on or prior to the Closing Date (other than in the ordinary course of business); and (vi) any settlement or elimination of any intercompany accounts, arrangements, understandings or contracts in place at the Closing;

(k) No Deferral of Taxes. No Acquired Company has inappropriately deferred the inclusion of any material amounts in taxable income pursuant to Internal Revenue Service Revenue Procedure 2004-34.

(l) Tax Treatment. Company is, and at all times since its formation has been, properly treated as a corporation for U.S. federal income tax purposes. The U.S. tax classification of each of the Subsidiaries pursuant to Treasury Regulations Section 301.7701-3 is disclosed in Section 3.18(l) of the Company Disclosure Letter.

3.19 Employee Plans.

(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter lists each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the most recent determination letter, if any, from the IRS and all discrimination tests required under the Code for each Company Benefit Plan intended to be qualified under Section 401(a) of the Code for the most recent plan year for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions, including any amendments or summaries of material modifications thereto; (iv) any related trust agreements; and (v) any material notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan since the Lookback Date. None of the Acquired Companies has committed to establish or enter into any new arrangement that would constitute a material Company Benefit Plan, or to materially modify any material Company Benefit Plan (except to conform any such Company Benefit Plan to the requirements of any applicable Laws).

(b) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Company Benefit Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Except as would not have a Company Material Adverse Effect, each International Employee Plan intended to qualify for special tax treatment satisfies the requirements for such treatment. Except as would not result in material liability to the Company, each of the Acquired Companies and ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Benefit Plan, and, to the extent not yet due, such contributions and other payments have been adequately accrued in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports.

(d) Company Benefit Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f) No Post-Termination Welfare Benefit Plan. No Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(g) Effect of Transaction; Section 280G. Except as set forth in Section 3.19(g) of the Company Disclosure Letter, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Service Provider; or (ii) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Benefit Plan. Without limiting the generality of the foregoing, no amount payable to any Service Provider as a result of the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement (either alone or in combination with any other event) would be characterized as a parachute payment within the meaning of Section 280G of the Code. None of the Acquired Companies has any obligation to compensate or reimburse any Service Provider for any Taxes incurred by such Service Provider under Sections 409A or 4999 of the Code.

(h) Section 409A. Each Company Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code and the regulations and guidance thereunder has been documented and operated in all material respects in compliance with Section 409A of the Code.

(i) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has, since the Lookback Date, been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded liabilities that as of the Effective Time (according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such International Employee Plan) will not be fully accrued for in its financial statements or fully offset by insurance.

3.20 Labor Matters.

(a) Union Activities; Labor Practices. Neither the Company nor any of its Subsidiaries is, or has been since the Lookback Date, a party to any collective bargaining agreement, labor union contract, trade union agreement, or other similar contract with any labor organization, works council or other such representative organizations of any employees of the Acquired Companies (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor, trade unions or other similar labor organizations, works council or other such representative organizations of any employees of the Acquired Companies (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. To the Company’s Knowledge,

there is no Labor Entity, which, pursuant to any applicable Law, collective bargaining agreement, works council, labor, voluntary recognition or similar agreement, must provide consent or otherwise be notified or consulted, or with which negotiations need to be conducted, in connection with any of the transactions contemplated by this Agreement. Since the Lookback Date, except as would not be material, none of the Acquired Companies has engaged in any unfair labor practice as defined in the National Labor Relations Act (an “Unfair Labor Practice”). Since the Lookback Date, there has not been any material Unfair Labor Practice complaint, charge or suit pending or, to the Knowledge of the Company, threatened in writing against any Acquired Company before the U.S. National Labor Relations Board or any similar body or Entity in the United States; No Labor Agreement is being negotiated (or, to the Knowledge of the Company required to be negotiated) by the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no strike, lockout, slowdown, picket, boycott, group work stoppage or any similar activity against the Company or any of its Subsidiaries pending or threatened directly against the Company or any of its Subsidiaries.

(b) Termination. The employment of each employee of an Acquired Company who performs services for such Acquired Company exclusively or primarily in the United States is terminable by such Acquired Company “at will” and the employment of each employee of an Acquired Company who performs services for such Acquired Company exclusively or primarily outside the United States is terminable at the expiration of not more than four months’ notice (unless a longer period of notice is required by applicable local Law) and without giving rise to a payment of severance in excess of that required by applicable local Laws, except in each case as set forth in a written contract made available to Parent. The Company has made available to Parent accurate and complete copies of all material employee manuals and handbooks of the Acquired Companies in effect as of the date of this Agreement.

(c) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Acquired Companies have been, since the Lookback Date, in compliance with applicable Laws and orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, classification (either as exempt or non-exempt, or as a contractor versus employee), immigration status, discrimination, harassment and/or retaliation in employment, employee health and safety, and collective bargaining). Neither the Company nor any of its Subsidiaries has effectuated, since the Lookback Date, a plant closing, termination, relocation, mass layoff, furlough, separation from position, reduction, or other termination of any current or former employee of the Company or any of its Subsidiaries that has triggered WARN. Except as would not be material to the Acquired Companies, taken as a whole, since the Lookback Date, the Acquired Companies have properly accrued in the ordinary course of business, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation for any services performed, for the Company or any of its Subsidiaries as of the date of this Agreement. Each employees of the Company or its Subsidiaries is, in all material respects, legally authorized to work in all locations where he or she performs services for the Acquired Companies.

(d) Misconduct Claims. To the Knowledge of the Company, since the Lookback Date, no claim of sexual harassment, sexual assault, or sexual misconduct, has been made, in any material respects, against any person who is or was an officer or director, of the Company or any of its Subsidiaries in such person’s capacity as such (a “Misconduct Claim”). Since the Lookback Date, neither the Company nor any of its Subsidiaries has entered into any material settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, relating to any Misconduct Claim.

3.21 Governmental Authorizations. Except for such non-compliance as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies taken as a whole, (a) the Company and its Subsidiaries hold, and since the Lookback Date have held, all Governmental Authorizations, and have made all filings required under applicable Laws, that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Governmental Authorizations, the “Required Governmental Authorizations”), (b) all such Required Governmental Authorizations are valid and in full force and effect, (c) each Acquired Company is and has always been in compliance with the terms and requirements of such

Required Governmental Authorizations and (d) no suspension or cancellation of any of the Required Governmental Authorizations is pending or, to the Knowledge of the Company, threatened. Between the Lookback Date and the date of this Agreement, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding (i) any actual or possible material violation of or material failure to comply with any term or requirement of any material Required Governmental Authorizations or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Required Governmental Authorizations. None of the Acquired Companies has received any material grant, incentive or subsidy from any Governmental Authority.

3.22 Compliance with Laws.

(a) General Compliance. Except as would not have a Company Material Adverse Effect or would not reasonably be expected to prevent, materially impair or delay beyond the Termination Date the consummation of the Merger, the Company and each of its Subsidiaries is in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries. Since the Lookback Date, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other written communication from any Governmental Authority or other Person regarding any actual or possible violation of, or failure to comply with, any Laws, except for such non-compliance as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.

(b) International Trade Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf and at the direction of the Company or any of its Subsidiaries (“Company Relevant Persons”), (i) is currently, or has been in the last 5 years a Sanctioned Person, or (ii) while acting for or on behalf of the Company, has in the past five years (A) violated International Trade Laws, or (B) engaged in any dealings or transactions, directly or indirectly, with or for the benefit of any Sanctioned Person or in any Sanctioned Country in violation of International Trade Laws.

(c) Anti-Bribery Laws. Since the past 5 years, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, the Company Relevant Persons have not, while acting on behalf of and at the direction of the Company or its Subsidiaries, directly or indirectly, (i) committed a violation of the FCPA or any other applicable U.S. or non-U.S. Laws relating to the prevention of corruption or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any Government Official or any other Person to unlawfully obtain business, or direct business to any Person, or secure an advantage, in each case in violation of Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1302a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.) or any related or similar Law, and there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of the Company or any of its Subsidiaries relating to the same.

(d) Anti-Bribery and Trade Controls Compliance. Neither the Company nor any of its Subsidiaries has been involved in any internal investigation, received from any Governmental Authority or other Person any written or, to the Knowledge of the Company, oral, notice, inquiry, or allegation, or made any disclosure to a Governmental Authority, in each case, related to International Trade Laws or Anti-Bribery Laws. The Company maintains, and has maintained, compliance policies, procedures, and internal controls reasonably calculated to ensure compliance with applicable Anti-Bribery Laws.

3.23 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such. As of the date of this Agreement, there is no pending Legal Proceeding against any Acquired Company that would reasonably be expected to prevent, materially impair or delay beyond the Termination Date, the consummation of the Merger.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order of any kind or nature that would reasonably be expected to prevent or delay beyond the Termination Date the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.24 Insurance.

(a) Policies and Programs. Except as would not reasonably be expected to have or result in a Company Material Adverse Effect, (i) each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect and all premiums due thereon have been paid in full, (ii) as of the date of this Agreement, no written notice of default or termination has been received by any Acquired Company in respect thereof.

(b) No Cancellation. As of the date of this Agreement, except as would not reasonably be expected to have or result in a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible (i) cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) adjustment in the amount of the premiums payable with respect to any insurance policy.

3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements entered into in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been so disclosed.

3.26 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable in connection with the Merger or any of the other transactions contemplated by this Agreement.

3.27 Government Contracts. None of the Acquired Companies has (i) breached or violated in any respect any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract, except as would not have a Company Material Adverse Effect; (ii) been suspended or debarred from bidding on government contracts by a Governmental Authority; (iii) to the Knowledge of the Company, been audited or investigated by any Governmental Authority with respect to any Government Contract (other than routine audits and similar inquiries); (iv) conducted or initiated any internal investigation with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract;

(v) since the Lookback Date, received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract that remains unresolved as of the date of this Agreement; or (vi) since the Lookback Date, had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Acquired Companies’ Government Contracts.

3.28 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and the certificate delivered pursuant to Section 7.3(c):

(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger; and

(ii) the representations and warranties made by Parent or Merger Sub in Article IV and in the certificate delivered pursuant to Section 7.3(c) are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in the certificate delivered pursuant to Section 7.3(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on or otherwise been induced by:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company, any other Acquired Company or any of their respective Affiliates or Representatives, including (A) in connection with presentations by or discussions with Parent (whether prior to or after the date of this Agreement); or (B) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational or governing documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational or governing document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations under this Agreement; and (c) consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations under this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement have each been duly authorized by all necessary action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement, and the consummation of the Merger do not (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, bylaws or other similar organizational or governing documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or any Order applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound; or (d) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Encumbrances that would not have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Consent from, authorization of, filing or registration with, or notification to, any Governmental Authority is required on the part of Parent, Merger Sub, Guarantors, any of their direct or indirect financing sources providing financing in connection with the Merger or any of their respective Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger or any of the other transactions contemplated by this Agreement, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Acquired Companies are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

4.6 Ownership of Company Capital Stock. During the 3 years prior to the date of this Agreement, (a) neither Parent or Merger Sub has “owned” any shares of Company Capital Stock; and (b) none of Parent, Merger Sub, Guarantors or any of their respective Affiliates has been an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.

4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.9 Guarantee. Concurrently with the execution of this Agreement, Guarantors have delivered to the Company the duly executed Guarantees. The Guarantees are in full force and effect and constitutes a legal, valid and binding obligation of Guarantors, enforceable against it in accordance with their terms, except as enforcement may be limited by the Enforceability Limitations. No event has occurred that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, constitute a default on the part of any Guarantor pursuant to the Guarantees.

4.10 Financing.

(a) Equity Commitment Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of executed commitment letters, dated as of the date of this Agreement, between Parent and Guarantors (including all exhibits, schedules, annexes and amendments to each such letter in effect as of the date of this Agreement, the “Equity Commitment Letters”) pursuant to which Guarantors (together with each of their permitted assignees pursuant to the terms of the applicable Equity Commitment Letter, the “Equity Financing Sources”) have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the aggregate value of the Merger (the “Equity Financing”). Each Equity Commitment Letter provides that the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b); and Parent and the Equity Financing Sources will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise by Company of such third party beneficiary rights on the basis that the Company has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) No Amendments. As of the date of this Agreement, (i) the Equity Commitment Letters and the terms of the Equity Financing have not been amended or modified; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained in the Equity Commitment Letters have not been withdrawn, terminated, repudiated or rescinded in any respect, and no such withdrawal, termination, repudiation or rescission by Parent, Merger Sub, or any other party to the Equity Commitment Letters, is contemplated. There are no Contracts or other agreements, side letters or arrangements to which Parent, Merger Sub or any of the Equity Financing Sources or any of their Affiliates is a party relating to the funding, investing or use of the Equity Financing, other than as expressly set forth in the Equity Commitment Letters. Except as expressly set forth in the Equity Commitment Letter, there are no Contracts, agreements, side letters or arrangements that would permit the parties to the Equity Commitment Letters to reduce the amount of the Equity Financing, impose additional conditions precedent or that would otherwise materially affect the availability of the Equity Financing on the Closing Date.

(c) Sufficiency of Financing. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.7(a) and compliance in all material respects by the Company with each of its covenants set forth in Section 5.2(c) and Section 5.2(h), the aggregate amounts committed pursuant to the Equity Commitment Letters are sufficient to (i) make all payments contemplated by this Agreement to be paid in connection with the Closing (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); and (ii) pay all fees, expenses and other amounts required to be paid at the Closing by the Company, Parent, Merger Sub, Guarantors or any of their respective Affiliates in connection with the Merger and the Equity Financing.

(d) Solvency. Parent is Solvent as of the date of this Agreement and, assuming the accuracy in all material respects of each of the Company’s representations herein at and after the Closing, Parent and the Company and its Subsidiaries (on a consolidated basis) will, after giving effect to the Merger, including the funding of the Equity Financing and payment of all other amounts required to be paid in connection with the consummation of the Merger, including the payment of all related fees and expenses, be Solvent at and immediately after the Closing. The term “Solvent” shall mean, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed their debts, (ii) Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) Parent has and, after the Closing, the Surviving Corporation and its Subsidiaries (on a consolidated basis) will have, sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.10(d), “debt” means any liability on a claim, and “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (B) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(e) Validity; No Contrary Expectation. The Equity Commitment Letters (each in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent, Merger Sub and the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with their terms, except, in each case, as enforcement may be limited by the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letters, there are no conditions precedent related to the funding, investing or use of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Parent, Merger Sub, Guarantors or any of their respective Affiliates is a party. As of the date of this Agreement, none of Parent, Merger Sub or any other party to the Equity Commitment Letters, as applicable, has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any of the Equity Commitment Letters. As of the date of this Agreement, to the knowledge of Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any Person under any of the Equity Commitment Letters; (ii) constitute or result in a failure to satisfy any of the conditions precedent to receipt of the Equity Financing set forth in any of the Equity Commitment Letters; (iii) make any of the statements set forth in the Equity Commitment Letters inaccurate in any material respect; or (iv) otherwise result in any portion of the Equity Financing not being available at the Closing. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it that is within its control; or (B) assuming the satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger in Article VII, the full amounts committed pursuant to the Equity Commitment Letters will not be available as of the Closing. As of the date of this Agreement, Parent, Merger Sub, Guarantors and each of their respective Affiliates have fully paid, or caused to be fully paid, all commitment or other fees, expenses, premiums and charges that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Equity Commitment Letters or in connection with the Equity Financing.

(f) No Exclusive Arrangements. As of the date of this Agreement, none of Parent, Merger Sub, Guarantors or any of their respective Affiliates has entered into any Contract, arrangement or understanding prohibiting or seeking to prohibit any bank, investment bank, private equity fund, private credit provider or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.11 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement and the Confidentiality Agreements, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manger, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than the Guarantors has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 No Foreign Person. Each of Parent and Merger Sub is not, and is not controlled by, a “foreign person” (as defined in the DPA).

4.13 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in the certificate delivered pursuant to Section 7.2(c):

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) the representations and warranties made by the Company in Article III and in the certificate delivered pursuant to Section 7.2(c) are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in the certificate delivered pursuant to Section 7.2(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Covenants.

(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business. The covenants of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) for any action (or failure to take action) expressly required by this Agreement; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) as required by applicable Law; or (iv) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions, the “Covenant Exceptions”).

(b) Additional Affirmative Covenants. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, subject to the Covenant Exceptions, use its commercially reasonable efforts to (i) preserve intact its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case solely to the extent that the Company or one of its Subsidiaries has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.

(c) Clarification on Provision Interaction. It is agreed that no action or failure to act by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of Section 5.2 will be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants. During the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries to (in each case subject to the Covenant Exceptions):

(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

(c) (A) issue, sell, grant, transfer or deliver, or agree or commit to issue, sell, grant, transfer or deliver, any of its capital stock, equity or voting interest or other securities (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Equity-Based Awards outstanding as of the date of this Agreement or pursuant to the ESPP, in each case in accordance with their terms in effect as of the date of this Agreement (as modified by this Agreement); provided, however, that the Company shall not (x) accelerate of vesting, payment or funding under any Company Option or Company RSU other than as may be expressly required by the terms of any applicable Company Benefit Plan, award, agreement or applicable resolutions of the Company Board (or any committee thereof) adopted prior to the date of this Agreement, in each case as in effect on the date of this Agreement or (y) if the Company has the right to settle any material Company Benefit Plan or employee benefit agreement, trust, plan, fund or other agreement (including with respect to any Company Option or Company RSU) in cash pursuant to the express terms thereof, use reasonable best efforts to consult in good faith with Parent with respect to the settlement such Company Benefit Plan or employee benefit agreement, trust, plan, fund or other agreement in Company equity securities or in cash; (ii) upon the conversion of the Company Convertible Notes, the issuance of Company Class A Common Stock, cash or any combination of Company Class A Common Stock and cash pursuant to the terms of the Company Convertible Note Indentures in effect as of the date of this Agreement; (iii) in connection with a conversion of shares of Company Class B Common Stock into Company Class A Common Stock pursuant to the terms of the Charter; (iv) pursuant to agreements in effect as of the date of this Agreement, including the Company Convertible Notes Indentures and any employee offer letters or similar agreements entered into or extended as of the date of this Agreement, in each case in accordance with their terms in effect as of the date of this Agreement; (v) to satisfy any obligations under the Company Convertible Notes; or (vi) for the issuance, delivery or sale of (or agreement to issue, sell or deliver) equity securities by any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company; or (vii) as contemplated by Section 5.2(i);

(d) acquire, repurchase or redeem any of its capital stock, equity securities or voting interest or other securities or any rights, warrants or options to acquire any shares of its capital stock, equity or voting interest or other securities, except, in each case, (i) (A) as required pursuant to the terms and conditions of Company Equity-Based Awards outstanding as of the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement or (B) to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or to pay the exercise price of Company Options, in each case in accordance with the terms of the applicable Company Equity Plan as in effect as of the date of this Agreement; (ii) in connection with a conversion of shares of Company Class B Common Stock into Company Class A Common Stock pursuant to the terms of the Charter; (iii) with respect to securities of wholly owned Subsidiaries of the Company, for transactions between the Company and any of its wholly owned Subsidiaries or among any wholly owned Subsidiaries of the Company or (iv) in connection with Company Capped Call Confirmations;

(e) (i) adjust, split, subdivide, combine, recapitalize or reclassify any of its capital stock or other equity or voting interests; (ii) declare, accrue, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests or other securities, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions made by any wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests (other than Permitted Encumbrances) of the capital stock or other equity or voting interest of the Company or, except for Permitted Encumbrances, of its Subsidiaries; (iv) modify the terms of any of its capital stock or other equity or voting interests; or (v) other than the Voting Agreements, enter into any agreement with respect to the voting of, or requiring the registration of, any shares of its capital stock or other equity or voting interests or other securities;

(f) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any third Person or any material equity interest in such Person, or enter into any material joint venture, legal partnership or similar arrangement with any third Person;

(g) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(h) (i) incur or assume any indebtedness for borrowed money (including receivable financing arrangements) or issue any debt securities, except, in each case, (A) short-term debt incurred to fund operations of the business in the ordinary course of business not in excess of $2,000,000 in the aggregate; (B) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries; or (C) obligations incurred pursuant to business credit cards in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of the Company or its Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (A) extensions of credit to customers in the ordinary course of business; (B) advances to directors, officers and other employees, in each case in the ordinary course of business; and (C) for loans or advances between wholly-owned Subsidiaries of the Company or between the Company and its Subsidiaries and capital contributions in or to Subsidiaries of the Company; (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any Encumbrance thereon (other than Permitted Encumbrances) or (v) or amend, issue or sell any debt securities, instruments or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries (including the Company Convertible Notes), guarantee any debt securities or instruments of another Person (other than pursuant to agreements or instruments in effect prior to the execution of this Agreement, including the Company Senior Notes Indenture), enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement or (iii) as provided in Section 5.2(i) of the Company Disclosure Letter, (A) establish, adopt, enter into, terminate or amend in any material respect any Company Benefit Plan (or any plan, policy, agreement, Contract or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any Company Benefit Plan (or any plan, policy, agreement, Contract or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement); (B) grant to any Service Provider whose annual base cash compensation would (x) exceed $225,000 after such increase and (y) increase by more than 7% after such increase, any increase in cash compensation, bonus, incentive or material fringe or other material benefits; (C) grant to any Service Provider any increase in change in control, retention, severance, stay bonus, tax gross-up, special remuneration, equity or equity-based award, bonus or termination pay, other than payments made pursuant to agreements in effect on the date of this Agreement; (D) enter into any employment, consulting, change in control, retention, severance, stay bonus, tax gross-up, special remuneration, equity or equity-based award, bonus or termination agreement with any Service Provider, other than in the ordinary course of business in connection with the hiring or engagement of new Service Providers whose annual base cash compensation does not exceed $225,000; (E) make or forgive any loans to any Service Provider (other than salary, commission or other advances in the ordinary course of business consistent with past practice), or (F) terminate any Service Provider whose annual base cash compensation exceeds $225,000, other than terminations for cause;

(j) enter into, terminate or amend any Labor Agreement;

(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceeding (i) involving payment by the Company (net of any reasonably anticipated insurance proceeds) of $750,000 individually, or $3,000,000 in the aggregate, and for no material non-monetary relief or (ii) settled in compliance with Section 6.15;

(l) commence any litigation or material Legal Proceeding other than (i) as a result of a Legal Proceeding commenced against an Acquired Company or (ii) any Legal Proceedings among the Parties or their respective Affiliates, or with the parties to the Equity Commitment Letters or the Guarantees, related to this Agreement, the Transaction Documents or the Merger;

(m) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of its accounting principles or practices;

(n) (i) make, change or revoke any material Tax election (other than periodic elections made in the ordinary course of business); (ii) adopt or change any material method of Tax accounting; (iii) settle or compromise any material Tax claim or assessment or surrender any claim for a refund of Taxes; (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Laws) with respect to any material Taxes; (v) enter into or initiate any voluntary disclosure agreements which could result in any material Tax liability; (vi) amend, refile, modify or otherwise change any previously filed material Tax Return; (vii) fail to pay any material Tax that becomes due and payable except to the extent such Tax is contested in good faith; or (viii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than extensions obtained in the ordinary course of business);

(o) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(o) of the Company Disclosure Letter; (B) pursuant to obligations imposed by Material Contracts or Leases; or (C) pursuant to agreements in effect prior to the date of this Agreement; (ii) modify, amend or terminate any Material Contract, or enter into any Contract that would be a Material Contract had it been in effect as of the date of the Agreement, in each case if such modification, amendment, termination or entry would, individually or in the aggregate, be materially adverse to the Acquired Companies, taken as a whole; (iii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; or (v) effectuate a “plant closing” or “mass layoff” (each as defined in the United States Worker Adjustment and Retraining Notification Act) affecting in whole or in part any site of employment, facility, operating unit or employee;

(p) except to the extent necessary to preserve enforceability of a Contract, in the ordinary course of business or as otherwise required by applicable Law, knowingly and affirmatively waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement covenant of any Service Provider that is material to the Company;

(q) knowingly abandon, let lapse or cancel any material Company Registered Intellectual Property, except contemplated by Section 3.16(a) of the Company Disclosure Letter;

(r) disclose or abandon any material Trade Secrets, except in the ordinary course of business, or to the extent not economically desirable to maintain for the conduct of the business of the Company and its Subsidiaries, or disclose any source code for any Company Software to any Person except to a Service Provider or vendor obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code; and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries;

(s) make any material change to the Company’s or any of its Subsidiaries’ policies or procedures with respect to their Processing of Personal Data, except to remediate any privacy or security issue to comply with applicable Privacy and Data Security Requirements (provided that in the case of Privacy and Data Security Requirements that consist of contractual obligations, any such contractual obligations entered into after the date of this Agreement must be entered into in accordance with the terms of this Agreement and in the ordinary course of business), or as otherwise directed or required by a Governmental Authority;

(t) adopt or implement any stockholder rights plan or similar arrangement; or

(u) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Process Related to Affirmative Covenants and Forbearance Covenants. If the Company desires to take an action that would be prohibited pursuant to Section 5.1 or Section 5.2 without the prior approval of Parent, then, prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.2) may request consent by sending an email to each of the individuals listed in Section 5.3 of the Company Disclosure Letter specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals listed in Section 5.3 of the Company Disclosure Letter may grant consent on behalf of Parent. Parent shall use reasonable best efforts to respond affirmatively or negatively to such request within five Business Days.

5.4 No Solicitation of Acquisition Proposals.

(a) No Solicitation. Subject to Section 5.4(b), following the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and the executive officers and directors of the Company to, will use reasonable best efforts to cause its legal and financial advisors to cease, and will not authorize or direct any of its or its Subsidiaries’ other Representatives to engage in or continue, any discussions or negotiations with, and the Company will terminate any data room access (or other access to diligence) of, any third Person and its Representatives relating to, or that would reasonably be expected to lead to, an Acquisition Transaction. Unless the Company has already so requested, promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction (which such confidentiality agreement is still in effect) promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to Section 5.4(b), during the Pre-Closing Period, the Company, its Subsidiaries and the directors and executive officers of the Company will not, and the Company will not authorize or direct any of its or its Subsidiaries’ other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any third Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to solicit or induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate in, engage in or knowingly facilitate discussions or negotiations with any third Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons or Groups relating to the making of an Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Following the date of this Agreement, the Company will not be required to enforce, and will be permitted to waive, any “standstill” provision in any confidentiality or other agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company or the Company Board, if the Company Board (or any committee thereof) has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their respective Representatives (including the Company Financial Advisor), discuss, negotiate and enter into an Acceptable Confidentiality Agreement and, subject to an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; (ii) furnish any non-public information relating to the Company or any of its Subsidiaries to; (iii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to; or (iv) otherwise facilitate the making of a Superior Proposal by, in each case, any Person or Group or their respective Representatives and financing sources that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.4(a). The Company and the Company Board (or a committee thereof) may only take the actions contemplated by the preceding sentence (including the initial negotiation of an Acceptable Confidentiality Agreement) if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (2) the failure to take the actions contemplated by this Section 5.4(b) could reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law. During the Pre-Closing Period, the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives pursuant to this Section 5.4(b) that was not previously made available to Parent.

(c) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within such 10 Business Day period, then no later than one Business Day prior to the date of the Company Stockholder Meeting) (it being understood that the Company will not be obligated to affirm the Company Board Recommendation on more than two occasions (other than in connection with the first public announcement of an Acquisition Proposal that is not or will not be a tender or exchange offer)); (D) make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m. (Eastern Time) on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.4); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal or that the taking of any action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law as contemplated by Section 5.4(d) or (2) the delivery, in itself, by the Company to Parent or its Representatives of any notice contemplated by Section 5.4(d) will, in either case, constitute a Company Board Recommendation Change or violate this Section 5.4; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Permissible Company Board Recommendation Change; Entry into Alternative Acquisition Agreement.

(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than in connection with an Acquisition

Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has provided prior written notice to Parent at least four Business Days (the “Event Notice Period”) in advance to the effect that the Company Board (or a committee thereof) has (A) so determined and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.4(d)(i), which notice will specify in reasonable detail the basis for such Company Board Recommendation Change and will describe the Intervening Event in reasonable detail; and

(3) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 5:00 p.m. on the last day of the Event Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the Company Board (or a committee thereof) no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood (a) in the event of any material modifications or developments with respect to the Intervening Event (as reasonably determined by the Company Board (or a committee thereof) in good faith), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(3) with respect to such new written notice (with the “Event Notice Period” in respect of such new written notice being two Business Days) and (b) at the end of the Event Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents) has reaffirmed its determination that the failure of the Company Board (or a committee thereof) to make a Company Board Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has complied in all material respects with its covenants pursuant to this Section 5.4 with respect to such Acquisition Proposal;

(3) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and

(C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(h), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal and the material terms of such Acquisition Proposal and will include copies of final, execution-ready versions of all applicable documents relating to such Acquisition Proposal; and

(4) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. on the last day of the Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (b) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents) reaffirmed its determination that such Acquisition Proposal is a Superior Proposal.

(e) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if, to the Knowledge of the Company, an Acquisition Proposal is received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are requested to be initiated or continued with, the Company or any of its Representatives, which requests, discussions or negotiations would reasonably be expected to lead to an Acquisition Proposal. Such notice must include (i) the identity of the Person or Group making such proposal or request; (ii) a summary of the material terms and conditions the Acquisition Proposal (if any) and, if in writing, a copy thereof; and (iii) copies of any material agreements, documents or other written materials submitted in connection with such Acquisition Proposal. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours of any material development with respect to, or material amendment of such, proposal or request), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing copies of any new or amended material agreements, documents or other written materials submitted in connection with such Acquisition Proposal.

(f) Permitted Disclosures by the Company and the Company Board. So long as the Company Board (or a committee thereof) expressly reaffirms, or the Company expressly restates (and makes clear that no withdrawal thereof has occurred), the Company Board Recommendation in such public disclosure (other than, in each case, in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act), and without limiting or otherwise adversely affecting the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.4 or otherwise permitting the Company or the Company Board (or any committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(d):

(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (C) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Acquired Companies) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law; and

(ii) for all purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.

(g) Breach of No-Solicitation Covenants by Representatives of the Company. Notwithstanding any provision to the contrary herein, the Company agrees that if (i) any Subsidiary, director or executive officer of the Company takes any action or (ii) it authorizes, directs any of its or its Subsidiaries’ other Representatives to take an action, or is made aware of an action by one of its or its Subsidiaries’ other Representatives and does not subsequently use its reasonable best efforts to prohibit or terminate such action, and, in each case, such action would constitute a material breach of this Section 5.4 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.4.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Action and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications, in each case pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to have or has (or would reasonably be expected to have) the effect of preventing or materially impairing the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its covenants and obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company, Parent or Merger Sub taken (or failed to be taken) as required by this Agreement will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract; provided, however, that Parent may compel the Company or any of its Subsidiaries to make (or agree to make) any such payment that is commercially reasonable so long as the effectiveness of such action is contingent upon the Closing.

(d) Controlling Provision. In the event of any conflict between the provisions of this Section 6.1 and Section 6.2 with respect to the obligations of the Parties concerning Antitrust Laws or Foreign Direct Investment Laws, the provisions of Section 6.2 will control.

6.2 Antitrust Filings and Foreign Direct Investment Laws.

(a) Filings Under the HSR Act, Other Applicable Antitrust Laws and Foreign Direct Investment Laws. Each of Parent and Merger Sub (and their respective Affiliates, including their UPE, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will use (and will cause its respective Affiliates, including their UPE, if applicable, to use) their respective reasonable best efforts to (i) file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ within 10 Business Days following the date of this Agreement (unless Parent and the Company agree to file such form at a later date); and (ii) as promptly as reasonably practicable file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger. Any filing fees which relate to any governmental filing or notification under this Section 6.2(a) shall be borne 50% by Parent and 50% by the Company. Each of Parent and the Company will (A) use its respective reasonable best efforts to cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents, approval or clearance, or the expiration of any applicable waiting periods, under any other applicable Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or Foreign Direct Investment Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request, and cooperate and coordinate with the other Parties in connection with responding to any such request. Parent, Merger Sub and the Company will not, and will cause their respective Affiliates not to, (a) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law, as the case may be, unless the other Parties have consented in writing to such withdrawal and refiling (such consent not to be unreasonably withheld, conditioned or delayed); or (b) extend any waiting period under any Antitrust Law or Foreign Direct Investment Laws applicable to the Merger or enter into any agreement with any Governmental Authority not to consummate the Merger, unless the Company has consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Efforts to Cause the Closing. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing in Section 6.1 or this Section 6.2 shall require Parent, Merger Sub and their respective Affiliates to, and the Acquired Companies shall not, without the prior written consent of Parent, offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub, on the one hand, and the Acquired Companies, on the other hand; (B) the termination, modification assignment of existing relationships, joint ventures, Contracts or obligations of Parent and Merger Sub, on the one hand, and the Acquired Companies, on the other hand; or (C) the modification of any course of conduct regarding future operations of, or any other restrictions on the activities of, Parent and Merger Sub, on the one hand, and the Acquired Companies, on the other hand. Parent shall contest, defend and appeal any Legal Proceeding challenging this Agreement or the consummation of the Merger.

(c) Cooperation. In furtherance and not in limitation of Section 6.2(a) and Section 6.2(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective Affiliates to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) where such Party itself has notice, not independently participate in any material meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless (1) prohibited by such Governmental Authority or (2) the meeting, hearing, proceeding or discussion is with a foreign Governmental Authority related to Foreign Direct Investment Laws, the opportunity to attend or participate; provided, however, unless not practicable given the timing of the request for a meeting from a foreign Governmental Authority received by a Party (the “Notified Party”), such Notified Party shall notify the other Party of such request, and shall consider in its sole and reasonable discretion in good faith, any request of the other Party to attend or participate in such meeting. Each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any personal, ownership, or valuation-related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. All requests for access or information pursuant to this Section 6.2 must be directed to the Company’s Chief Legal Officer or another person designated in writing by the Company.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Preparation. Following the execution of this Agreement, the Company will prepare (with Parent’s reasonable cooperation) and, as promptly as reasonably practicable after the execution of this Agreement (but in no event later than 40 days after the date of this Agreement, to the extent practicable) file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”).

The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use appropriate efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either Party received from the SEC.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.

(g) Accuracy; Supplied Information.

(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the

Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Parent. On the date of filing with the SEC, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will convene and hold the Company Stockholder Meeting on or prior to the 25th Business Day following the mailing of the Proxy Statement to the Company Stockholders. The Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) without limiting Section 5.4(d), use appropriate efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Company Stockholder Meeting (including, if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law) in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time; or (B) with respect to Section 6.4(b)(i), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled or most recently convened. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.5 Equity Financing.

(a) No Amendments to Equity Commitment Letters. Each of Parent and Merger Sub will not, without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letters. Subject to the foregoing sentence, Parent will promptly provide the Company with executed copies of any amendments or modifications to the Equity Commitment Letters. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letters as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letters,” will include such documents as amended or modified in compliance with this Section 6.5.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper and advisable to obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letters, including by (A) maintaining in effect the Equity Commitment Letters, each in accordance with the terms and subject to the conditions thereof; (B) complying with its obligations pursuant to and under the Equity Commitment Letters; (C) satisfying on a timely basis all conditions to funding in the Equity Commitment Letters that are within its control; (D) consummating the Equity Financing at or prior to the Closing, including causing the Equity Financing Sources to fund the Equity Financing at the Closing; and (E) enforcing its rights, including by bringing a Legal Proceeding for specific performance, pursuant to the Equity Commitment Letters to cause the Equity Financing to be funded in accordance with the terms and conditions of this Agreement and the Equity Commitment Letters. It is expressly agreed that, on terms and subject to the conditions of this Agreement and the Equity Commitment Letters, the Company will be entitled to (1) specific performance or other equitable relief to cause each of Parent and Merger Sub to perform any obligations required of it and to enforce its rights under the Equity Commitment Letters to cause the Equity Financing to be funded; and (2) directly enforce the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letters.

(c) Information. Parent and Merger Sub will give the Company prompt notice (A) of any breach, default, repudiation, cancellation or termination, or threat to do any of the foregoing, by any party to the Equity Commitment Letters; (B) of any termination of any of the Equity Commitment Letters by any party to the Equity Commitment Letters; (C) of the receipt by Parent or Merger Sub or any of their Affiliates of any written notice or communication from any financing source with respect to (1) any actual or potential breach (or threatened breach), default, termination, cancellation or repudiation by any party to the Equity Commitment Letters or any definitive agreements related to the Equity Financing of any provisions of the Equity Commitment Letter or such definitive agreements or (2) any dispute between or among any parties to the Equity Commitment Letter or any definitive agreements related to the Equity Financing; and (D) if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Equity Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letters or any definitive agreements related to the Equity Financing. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two Business Days) after the date that the Company delivers a written request therefor to Parent. Notwithstanding anything in this Section 6.5(c) to the contrary, in no event will Parent be under any obligation to disclose any information that Parent determines, in good faith and after consultation with its outside legal counsel, would result in any violation or breach of any applicable legal privileges (including attorney-client privilege) if so disclosed, it being understood that, in each case, Parent shall give notice to the Company of the fact that it is withholding such information and use reasonable best efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without violating or breaching such privilege.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries and each of its and their Representatives to use its reasonable best efforts, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in obtaining any Debt Financing including by:

(i) participating (and causing senior management and Representatives of the Company to participate) in a reasonable number of meetings, presentations, and due diligence sessions with the Debt Financing Sources in respect of the Debt Financing;

(ii) solely with respect to financial information and data derived from the Company’s historical books and records, assisting Parent with providing information reasonably required in connection with the preparation of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources;

(iii) assisting Parent in connection with the preparation and registration of the definitive documentation with respect to the Debt Financing, including any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents, as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise reasonably facilitating the consummation of the Debt Financing and pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not be recorded or take effect until the Effective Time;

(iv) furnishing Parent, Merger Sub and the Debt Financing Sources, as promptly as practicable, with (A) audited financial statements of the Company and its Subsidiaries on a consolidated basis for the three most recently completed fiscal years ended at least 90 days before the Closing Date; (B) unaudited consolidated balance sheets and related unaudited statements of income and cash flows related to the Company and its Subsidiaries on a consolidated basis for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Closing Date; and (C) such other financial and other pertinent information regarding the Company and its Subsidiaries (including information regarding the business, operations and financial projections thereof) as may be reasonably requested by Parent to assist in the preparation of a customary confidential information memorandum or other customary information documents used in financings in the nature of the contemplated Debt Financing (which, for the avoidance of doubt, will not include any Excluded Information);

(v) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of any Debt Financing (including, to the fullest extent permitted by applicable Law, distributing the proceeds of the Debt Financing, if any, obtained by any of the Subsidiaries of the Company to the Surviving Corporation);

(vi) furnishing Parent and the Debt Financing Sources, at least five Business Days prior to Closing, with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least nine Business Days prior to Closing, in accordance with the requirements of the Debt Financing Sources, relating to applicable “know your customer” and anti-money laundering rules and regulations;

(vii) executing and delivering reasonable and customary certificates and other documentation required by the Debt Financing Sources and the definitive documentation related to the Debt Financing, solely to the extent such certificates and documentation are not effective until the Effective Time;

(viii) take such reasonable actions, effective as of and conditioned on the occurrence of the Closing, to make available for use by Parent the cash on hand of the Company at the Closing solely for the payment of the amounts described in Section 4.10(c) (it being acknowledged that the Company will not be required to sell or liquidate any securities or investments, or incur any expenses, losses, liabilities or Taxes, in arranging to make any such cash available); and

(ix) otherwise assisting with satisfying the conditions precedent set forth in any definitive documentation relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.

(b) Limitation on Obligations of the Company. Nothing in this Section 6.6 or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash, in each case, that are effective prior to the Effective Time; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, would (a) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries; (b) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (c) cause any representation or warranty or covenant contained in this Agreement to be breached; or (d) cause the Company or any of its Subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any Contract, applicable Law or certificate of incorporation, bylaws or similar organizational document. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time; (B) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (C) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents or any applicable Laws, or result in a violation of breach of, or default under, any Contract to which the Company or any of it is Subsidiaries is a party; and (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any contract, agreement or other understanding binding on the Company or its Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate its rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound. Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company or its Subsidiaries under Section 6.6(a) may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (x) any conditions set forth in Article VII not being satisfied; or (y) the termination of this Agreement pursuant to Section 8.1(e).

(c) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) solely in connection with a description of the Company, its business and products or the Merger; and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. All non-public or other confidential information provided by the Company, any of its Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreements, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreements as if parties thereto; or (ii) are subject to other customary confidentiality undertakings.

(e) Reimbursement. If the Closing does not occur, promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees of one outside legal counsel) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6 (it being understood and agreed that the reimbursement set forth in this Section 6.6(e) shall not apply to any fees, costs, and expenses incurred by, or on behalf of, the Company, its Subsidiaries or any of its or their Representatives in connection with its ordinary course financial reporting requirements or in the provision of data that, in each case, was already prepared or was being prepared by the Company, its Subsidiaries or its or their Representatives in the ordinary course of business notwithstanding this Section 6.6).

(f) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, reasonable and documented out-of-pocket costs, and expenses (including attorneys’ fees of one outside legal counsel), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of (i) the bad faith, gross negligence or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives; or (ii) material breach by the Company, its Subsidiaries or any of their respective Representatives of this Section 6.6. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations.”

(g) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated to perform their respective obligations under this Agreement (including by taking the actions required to be taken by Parent and Merger Sub pursuant to Section 6.5) and, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.7 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement or the Merger. Each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.

6.8 Information Access During the Pre-Closing Period. As necessary during the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, Contracts, books and records, and personnel of the Company and its Subsidiaries solely to the extent reasonably necessary for the purpose of planning for the potential consummation of the Merger and the operation of the Company following the Closing. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, such Contract; (d) such access would result in the disclosure of any Trade Secrets of any third Person; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, any Parent Related Party, on the other hand, it being understood that, in each case, the Company shall give notice to Parent of the fact that it is withholding such information or documents, and use commercially reasonable efforts to make appropriate substitute disclosure arrangements to permit the disclosure of such information without implicating the foregoing restrictions. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its covenants set forth in this Section 6.8 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures. All requests for access or information pursuant to this Section 6.8 must be directed to the Company’s Chief Legal Officer or another person designated in writing by the Company.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), for a period of six years after the Effective Time, honor and fulfill, in all respects, the obligations of the Acquired Companies pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”), which indemnifications are set forth on Section 6.10 of the Company Disclosure Letter, filed with the Company SEC Reports or that use the same form, in all material respects, as the form of indemnification agreement filed with the Company SEC Reports. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement and honor and fulfill, in all respects, such indemnification, exculpation and advancement of expenses provisions. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.10, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Person except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving

Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, each current or former director or officers of the Company or its Subsidiaries (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Person’s capacity as a director, officer or agent of the Company or any of its Subsidiaries or other Affiliates that occurred prior to or on the Closing Date; and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent). Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In connection with a Legal Proceeding of the type contemplated by this Section 6.10(b), (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification under this Section 6.10 with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel (the fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.10(c), the Company may, and at Parent’s request will, purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for the Tail Policy does not exceed the Maximum Annual Premium, and if the cost does exceed the Maximum Annual Premium, obtain a tail policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.

(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.10, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 are joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section  6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans (excluding the Company Equity Plans and any bonus plans other than the Company’s annual cash bonus plan, commission plan and any plans described on Section 5.2 of the Company Disclosure Letter) and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 6.11(c), nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(b) Employment; Benefits. During the twelve (12) months following the Effective Time during which a Continuing Employee remains employed by the Surviving Corporation or one of its Subsidiaries, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee the Company Benefit Plans (other than the opportunity to participate in equity-based benefits, defined benefits pursuant to qualified and nonqualified retirement plans, retiree medical benefits, and other retiree health and welfare arrangements and any bonus, retention or change in control plans, other than the Company’s annual cash bonus plan and commission plan) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) on terms and conditions that are no less favorable in the aggregate than those in effect at the Company or its Subsidiaries on the date of this Agreement save that, with respect to Continuing Employees located outside of the United States (“Non-US Continuing Employees”), the Surviving Corporation (or one or its Subsidiaries) may make changes to the terms of employment and benefits of such Non-US Continuing employees to the extent required by applicable Law. In each case, base compensation and target annual cash incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period.

(c) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.11 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iii) create any third-party beneficiary rights in any Person; or (iv) be treated as an amendment of, or undertaking to amend, any Company Benefit Plan.

6.12 Covenants of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective covenants pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. During the Pre-Closing Period, the Company will give reasonably prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the covenants of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the covenants of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b) Notification by Parent. During the Pre-Closing Period, Parent will give reasonably prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Delivery of Notice. Notwithstanding anything to the contrary in Section 9.2, any notice contemplated by this Section 6.13 may be delivered by email and will be deemed to have been duly delivered and received for purposes of this Agreement when such email is sent.

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company and its Representatives (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, (i) neither the Company nor Parent or Merger Sub will be obligated to engage in such consultation with respect to communications that are required by applicable Law; (ii) the Company will not be obligated to engage in such consultation with respect to communications that are (A) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications of the Company or any communications plan previously agreed to by Parent and the Company (in which case such communications may be made consistent with such plan); or (B) principally related to a Superior Proposal or Company Board Recommendation Change; (iii) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions no less restrictive than the applicable Confidentiality Agreement; and (iv) neither the Company nor Parent or Merger Sub will be obligated to engage in such consultation with respect to communications that are reasonably related to any dispute or Legal Proceeding between the Company or its Affiliates, on the one hand, and Parent, its Affiliates or the parties to the Equity Commitment Letters or the Guarantees on the other hand, related to this Agreement, the Transaction Documents, the Equity Financing or the Debt Financing.

6.15 Transaction Litigation.

(a) Notice. During the Pre-Closing Period, the Company will provide Parent with reasonably prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and, upon Parent’s reasonable request, provide Parent updates with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent, may be delivered by email and, if so delivered by email will be deemed to have been duly delivered and received for purposes of this Agreement when such email is sent.

(b) Cooperation. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company (i) will (A) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (B) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (C) consider in good faith Parent’s advice with respect to any Transaction Litigation; and (ii) may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Convertible Notes; Capped Call Confirmations. The Company will (a) ensure compliance with the terms of the Company Convertible Notes and Company Capped Call Confirmations and give all notices and take all other actions that may be required under the Company Convertible Notes Indentures or the Company Capped Call Confirmations or under applicable Law (including with respect to holders’ rights to require repurchase or conversion of the Company Convertible Notes, and including as a result of the transactions contemplated by this Agreement to the extent constituting a “Fundamental Change” or “Make-Whole Fundamental Change,” as such terms are defined in the Company Convertible Notes Indentures) (it being agreed that the Company will provide copies of any such notice to Parent at least three Business Days prior to delivering any such notice, and all such notices and actions not required by the terms of the Company Convertible Notes, the Company Convertible Notes Indentures, or the Company Capped Call Confirmations will be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed)); (b) use reasonable efforts to provide all assistance reasonably requested by Parent (which will not require any payment by the Company or its Subsidiaries) that are customary or necessary in connection therewith, including the execution and delivery (including to one or more trustees) by the Company, its Subsidiaries or their Representatives (as applicable) of customary officers’ certificates, supplemental indentures (including as and to the extent required by the Convertible Notes Indentures, to provide that on and after the Effective Time, each holder of Convertible Notes shall have the right to convert such Convertible Notes into the Per Share Price in accordance with, and subject to, the provisions of the Company Convertible Notes Indenture governing the conversion of the Convertible Notes (including any applicable increase in the “Conversion Rate” thereunder for conversions made in connection with the Merger)) and any other documents required to be delivered in connection therewith and the delivery of Parent’s counsel of opinions of counsel to each trustee under such Company Convertible Notes Indenture required by such Company Convertible Notes; (c) use reasonable efforts, if requested by Parent, to take all actions required to facilitate the settlement of the Company Capped Call Confirmations in connection with the Closing (it being understood that (i) any such settlement will be subject to the terms of the Company Capped Call Confirmations, as such terms may be amended or modified from time to time with the prior written consent of Parent and (ii) no such settlement will be effective prior to the Effective Time); (d) not amend, modify or terminate the Company Capped Call Confirmations without the prior written consent of Parent (other than any modification, adjustment or termination made by counterparties to the Company Capped Call Confirmations without the need for consent of or agreement by the Company pursuant to the terms of the Company Capped Call Confirmations) (should Parent so request, Company shall engage, at Parent’s expense, the services of a hedging advisor in connection with the foregoing); and (e) use commercially reasonable efforts to remove the restrictive legends on the Company Convertible Notes as promptly as practicable hereafter.

6.19 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.

6.20 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), Parent, Merger Sub,

Guarantors and each of their respective Subsidiaries will not acquire or agree to acquire, by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any Person or any business of any Person or other business organization or division thereof if such Person or business competes in any line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (i) prevent obtaining any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) cause any Governmental Authority to enter an order prohibiting the consummation of the Merger; (iii) result in any additional clearance, authorization, consent, order, declaration or approval being required from any Governmental Authority in order to consummate the Merger or (iv) otherwise delay beyond the Termination Date or prevent the consummation of the Merger.

6.21 Senior Notes. Prior to the Effective Time, with respect to the Company Senior Notes, the Company shall, upon request of Parent, (i) use its reasonable best efforts to issue a notice of redemption (contingent upon the occurrence of the Closing) at least 10 days but not more than 60 days before the redemption date agreed with Parent (such redemption date not to be a date prior to the Effective Time) for all of the outstanding aggregate principal amount of such Company Senior Notes pursuant to the applicable provisions of the Company Senior Notes Indenture and (ii) take any actions reasonably requested by Parent in accordance with terms of the Company Senior Notes Indenture that are customary or necessary to facilitate the redemption of such Company Senior Notes pursuant to the Company Senior Notes Indenture on or after the Effective Time (including delivering to the trustee under the Company Senior Notes any officer’s certificate required pursuant to the Company Senior Notes Indenture in connection with the redemption of the Company Senior Notes), and Parent will provide (or cause to be provided) (including by means of the Company at or after the Closing) on or after the Closing Date funds in an amount equal to the amount necessary for the Company to redeem, defease, satisfy and/or discharge the Company Senior Notes, if requested by Parent. Any such redemption or satisfaction and discharge must be conditioned on the occurrence of the Closing. All documentation regarding the foregoing shall be subject to the review and approval (not to be unreasonably withheld, conditioned or delayed) of Parent.

6.22 Prohibition on Certain Discussions. Except as approved by the Company Board (or a committee thereof), at all times during the Pre-Closing Period, Parent, Merger Sub, the Guarantors and each of their respective Affiliates will not make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer, employee or equityholder of the Company (a) regarding any continuing employment or consulting relationship with the Parent, the Surviving Corporation or any of their respective Subsidiaries following the Effective Time (other than any integration discussions not related to any continuing employment or consulting relationship of any executive officer of the Company); (b) pursuant to which any such Person would be entitled to receive consideration for their shares of Company Common Stock of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (c) pursuant to which such Person or any of its Affiliates would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company in connection with the Merger.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 7.1(b) of the Company

Disclosure Letter will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Injunctions or Restraints. No (i) temporary restraining order or Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition of a Governmental Authority of competent jurisdiction will be in effect, (ii) action will have been taken by any Governmental Authority of competent jurisdiction, or (iii) Law will have been enforced or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, that, in the case of each of the foregoing clauses (i), (ii) or (iii), prevents, materially restrains or materially impairs the consummation of the Merger (any of the foregoing clauses (i), (ii) or (iii), a “Restraint”). It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except, in each case, to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Company Material Adverse Effect.

(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1(a), Section 3.2, Section 3.3, Section 3.4, Section 3.5(a)(i), Section 3.7(a)(iv) and Section 3.8(b) that (A) are not qualified by materiality or Company Material Adverse Effect will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except in each case to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by materiality or Company Material Adverse Effect will be true and correct in all respects (without disregarding any such materiality or Company Material Adverse Effect qualifications) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except in each case to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date). The representations and warranties set forth in Section 3.12(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date.

(iii) Capitalization. The representations and warranties set forth in Section 3.7(a)(i), Section 3.7(a)(ii) and Section 3.7(b) will be true and correct in all respects as of the Capitalization Date, except where the failure to be so true and correct in all respects would not reasonably be expected to result in the requirement of Parent to pay additional merger consideration in the aggregate in excess of $10,000,000 relative to the merger consideration that would have been payable had the representations and warranties set forth in Section 3.7(a)(i), Section 3.7(a)(ii) and Section 3.7(b) been true and correct as of the Capitalization Date.

(b) Performance of Covenants of the Company. The Company will have performed in all material respects all covenants in this Agreement required to be performed by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures (considered collectively) to be true and correct that would not have a Parent Material Adverse Effect.

(b) Performance of Covenants of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to comply in all material respects with the terms of Section 6.2 or Section 6.20, as applicable;

(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on June 18, 2024 (such time and date, the “Termination Date”); except, that if as of the Termination Date, (i) the condition set forth in Section 7.1(b) has not been satisfied or (ii) the condition set forth in Section 7.1(c) has not been satisfied as a result of a Restraint related to Antitrust Laws or Foreign Direct Investment Laws, then, in each case, the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on September 18, 2024 (such time and date, the “First Extended Termination Date”); except, that if as of the First Extended Termination Date, (i) the condition set forth in Section 7.1(b) has not been satisfied or (ii) the condition set forth in Section 7.1(c) has not been satisfied as a result of a Restraint related to Antitrust Laws or Foreign Direct Investment Laws, then, in each case, the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on December 18, 2024; it being understood and agreed that (i) the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (A) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i); (B) the Company if Parent has the right to terminate this Agreement pursuant to Section 8.1(e); (C) either Party if the other Party is seeking specific performance pursuant to Section 9.10(b); or (D) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (1) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (2) the failure of the Effective Time to have occurred prior to the Termination Date and (ii) if a Party does not have the right to terminate this Agreement pursuant to this Section 8.1(c), the occurrence of the Termination Date will not impair the ability of the other Party to obtain specific performance of the first Party’s obligations pursuant to Section 9.10(b);

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement and approval of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach or failure to perform, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if such breach or failure to perform has been cured prior to termination; and (ii) Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement such that a condition in Section 7.3 is not satisfied;

(f) by Parent if (i) at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, or (ii) there has been a Willful Breach of the obligations under Section 5.4(a) in a manner that is material;

(g) by the Company if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach or failure to perform, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination; and (ii) the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement such that a condition in Section 7.2 is not satisfied;

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in connection with the termination of this Agreement; (iii) the Company has complied in all material respects with Section 5.4(d)(ii) with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii) prior to or concurrently with such termination; or

(i) by the Company if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived; (ii) Parent and Merger Sub fail to consummate the Closing on the date required pursuant to Section 2.3; (iii) the Company has notified Parent in writing that if Parent performs its obligations under this Agreement and the Equity Financing contemplated by the Equity Commitment Letters is funded, then the Company stands ready, willing and able to consummate, and irrevocably commits (unless this Agreement is validly terminated pursuant to this Section 8.1) to consummate, the Closing; (iv) the Company gives Parent written notice at least three Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (v) the Closing has not been consummated by the end of such three Business Day period (it being understood that, notwithstanding anything to the contrary in this Agreement, Parent will not be permitted to terminate this Agreement during such three Business Day period).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the valid termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.6(e), Section 6.6(f), Section 6.14, Section 8.3, Article IX (other than Section 9.10(b)) and this Section 8.2 will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any Fraud or Willful Breach of this Agreement prior to the termination of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreements, the Guarantees or the Equity Commitment Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger; and (iii) 50% of any filing fees which relate to any governmental filing or notification under Section 6.2(a).

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) in the case of a termination pursuant to Section 8.1(c), at the time of such termination, the conditions set forth in Section 7.1(b) and Section 7.1(c) have been satisfied or are capable of being satisfied; (C) Parent or Merger Sub have not breached any of their respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, or any such breach or failure to perform was cured prior to, or is otherwise not continuing as of, the termination of this Agreement; (D) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal has been publicly announced or publicly disclosed, or, in the case of termination pursuant to Section 8.1(c) or Section 8.1(e), otherwise provided to the Company Board, and not withdrawn or otherwise abandoned; and (E) within one year of the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent within five (5) Business Days of the date of this Agreement (which account may be updated by written notice to the Company from time to time). For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” (including as such term is used in the definition of “Acquisition Proposal”) will be deemed to be references to “50%.”

(ii) Company Board Recommendation Change or Willful Breach of “No Shop”. If this Agreement is validly terminated pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(c) or Section 8.1(d) at a time when Parent had a right to terminate this Agreement pursuant to Section 8.1(f)(i), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated by Parent within five (5) Business Days of the date of this Agreement (which account may be updated by written notice to the Company from time to time).

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, prior to or concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in by Parent within five (5) Business Days of the date of this Agreement (which account may be updated by written notice to the Company from time to time).

(c) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee if, as and when required to be paid pursuant to this Section 8.3, will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(d) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, then the Company will pay or cause to be paid to Parent the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) plus 5% through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”); provided, however, that in no event shall the Enforcement Expenses exceed $20,000,000.

(e) Sole and Exclusive Remedy.

(i) For the Company Related Parties. Notwithstanding anything to the contrary in this Agreement, under no circumstances will the collective monetary damages payable by the Parent Related Parties (including for any Willful Breach or Fraud) under this Agreement, the Guarantees or the Equity Commitment Letters exceed an amount, in the aggregate, equal to $230,000,000 plus the Reimbursement Obligations (such aggregate amount, the “Parent Liability Limitation”) (except pursuant to the Confidentiality Agreements or pursuant to Section 8.3(a), as applicable). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation (except pursuant to the Confidentiality Agreements or pursuant to Section 8.3(a), as applicable) against the Parent Related Parties, and, other than pursuant to the Confidentiality Agreements or pursuant to Section 8.3(a), as applicable, in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Merger, the Equity Commitment Letters, the Guarantees or the transactions contemplated by this Agreement or the Guarantee, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. Nothing in this Section 8.3(e)(i) will (A) limit the Company’s right to specific performance (including pursuant to, and subject to, Section 9.10(b)), or (B) preclude any liability of the parties to Equity Commitment Letters or any definitive agreements relating to the Debt Financing or limit the Company, Parent or Merger Sub from seeking to recover any damages or obtain equitable relief with respect to or pursuant to the Equity Commitment Letters or any definitive agreements relating to the Equity Financing; provided, however, that in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.10(b) that results in the Closing occurring and (y) payment of monetary damages in accordance with this Section 8.3(e)(i). Any damages recovered by the Acquired Companies pursuant to this Agreement will be retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

(ii) For the Parent Related Parties. If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b), Parent’s receipt of the Company Termination Fee, any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Upon payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(b)) and any Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties and respective Affiliates, as applicable, will remain obligated with respect to, and Parent may be entitled to remedies with respect to, the Confidentiality Agreements, Section 8.2 and Section 8.3(a), as applicable. Notwithstanding the foregoing, this Section 8.3(e)(ii) will not relieve the Company from any liability (1) for any Fraud or Willful Breach of this Agreement, except that under no circumstances will the collective monetary damages payable by the Company for breaches (including for any Willful Breach or Fraud) under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed an amount, in the aggregate, equal to the amount of the Company Termination Fee plus any Enforcement Expenses (such aggregate amount, the “Company Liability Limitation”); (2) for any breaches of the applicable Confidentiality Agreement; or (3) pursuant to Section 8.3(a), as applicable. In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation (except pursuant to the applicable Confidentiality Agreement or pursuant to Section 8.3(a), as applicable) against the Company Related Parties, and, other than pursuant to the applicable Confidentiality Agreement or pursuant to Section 8.3(a), as applicable, in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. For the avoidance of doubt, other than the obligations of the Company provided in this Agreement, no Company Related Party or any Person other than the Company will have any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that (a) the representations and warranties contained in Section 3.28 and Section 4.13 will not terminate, and (b) any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices.

(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email, provided that (A) the subject line of such email states that it is a notice delivered pursuant to Section 9.2 of this Agreement and (B) the sender of such email does not receive a written notification of delivery failure. In each case, the intended recipient is set forth below.

if to Parent, Merger Sub or the Surviving Corporation to:

Azurite Intermediate Holdings, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Blvd., Suite 800

Santa Monica, CA 90401

Attn:   Behdad Eghbali

  Fred Ebrahemi

Email:  [redacted]

  [redacted]

with a copy (which will not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attn:   Mehdi Khodadad

     Mark Castiglia

     Daniel Belke

Email: mkhodadad@sidley.com

 mcastiglia@sidley.com

 dbelke@sidley.com

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:  Matthew J. Guercio

    Erin Kinney

Email: mguercio@willkie.com

     ekinney@willkie.com

if to the Company (prior to the Effective Time) to:

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

Attn: Christopher M. Lal

Email: [redacted]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:  Raj S. Judge

  Martin W. Korman

  Douglas K. Schnell

  Remi P. Korenblit

  Jackie Hamilton

Email: rjudge@wsgr.com

    mkorman@wsgr.com

    dschnell@wsgr.com

    rkorenblit@wsgr.com

    jhamilton@wsgr.com

(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 9:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval. Notwithstanding anything to the contrary in this Agreement, the provisions specifically relating to the Debt Financing Sources set forth in Section 8.3, Section 9.5, Section 9.8, Section 9.12(b), Section 9.13, Section 9.16(b) and this Section 9.3 (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Debt Financing Sources.

9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the covenants, obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including the Equity Financing Sources or the Debt Financing Sources) to the Equity Commitment Letters or Guarantors pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity-Based Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Clearlake Capital Group, L.P., Insight Venture Partners, LLC, and the Company have previously executed the applicable Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Acquired Companies furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.6 or Section 6.8) in accordance with the Confidentiality Agreements. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreements as if they were the counterparty thereto.

9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreements, the Voting Agreement, the Company Disclosure Letter, the Guarantees and the Equity Commitment Letters, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, each Confidentiality Agreement (as modified pursuant to Section 9.6) will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the

(i) Effective Time and (ii) date on which such Confidentiality Agreement expires in accordance with its terms or is validly terminated.

9.8 Third-Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.10 and this Section 9.8; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then, subject to the limitations in Section 8.3(e)(i), the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock and the holders of Company Equity-Based Awards (which Parent and Merger Sub (on behalf of themselves and the Parent Related Parties) acknowledge and agree may include, at the discretion of the applicable court, damages based on a decrease in share value or lost premium); (c) if Parent or Merger Sub wrongfully terminates or Willfully Breaches this Agreement, or if the Guarantors wrongfully terminate or Willfully Breach the Guarantees, then, subject to the limitations in Section 8.3(e)(i), following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock and the holders of Company Equity-Based Awards (which Parent and Merger Sub (on behalf of themselves and the Parent Related Parties) acknowledge and agree may include, at the discretion of the applicable court, damages based on a decrease in share value or lost premium); and (d) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and Company Equity-Based Awards to receive the merger consideration set forth in Article II. The rights granted pursuant to clause (b) and clause (c) of the second sentence of this Section 9.8 will only be enforceable on behalf of the holders of shares of Company Common Stock and the holders of Company Equity-Based Awards by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock or Company Equity-Based Awards and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith and subject to the limitations set forth in Section 8.3(e)(i)) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. The provisions of Section 9.3, Section 9.12(b), Section 9.13, Section 9.16(b) and this Section 9.8 will inure to the benefit of the Debt Financing Sources and their successors and assigns, each of whom is intended to be a third-party beneficiary thereof (it being understood and agreed that Section 9.3, Section 9.5, Section 9.12(b), Section 9.13, Section 9.16(b) and this Section 9.8 will be enforceable by the Debt Financing Sources and their respective successors and assigns). The provisions of Section 8.3(e) will inure to the benefit of the Company Related Parties and Parent Related Parties, each of whom is intended to be a third-party beneficiary thereof with full rights of enforcement.

9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction

Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, Section 9.16 and this Section 9.10 (and, in each case, to the limitations set forth herein or therein), pursue both (i) a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letters) and the occurrence of the Closing, and (ii) payment of monetary damages pursuant to Section 8.2(b) (subject to the Parent Liability Limitation) under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance or other equitable relief to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letters) and the occurrence of the Closing, on the one hand, and payment of any monetary damages (including any monetary damages in lieu of specific performance) pursuant to Section 8.2(b) and payment of the Reimbursement Obligations, subject to the Parent Liability Limitation, on the other hand. Unless this Agreement is terminated by the Company in accordance with its terms, Parent may, at Parent’s election, settle, discharge, preclude, obviate and resolve any Legal Proceeding resulting from, relating to or arising out of the termination of the failure of Parent to consummate the Merger when required to do so pursuant to the terms of this Agreement (including any claim or Legal Proceeding with respect to the payment of money damages) by consummating the Merger in accordance with the terms of this Agreement.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement (including specific performance or other equitable relief to cause Parent to perform any obligations required of it and to enforce its rights under the Equity Commitment Letters (or to directly enforce the obligation to fund the Equity Financing in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letters)) and to cause Parent and Merger Sub to consummate the Merger in accordance with, and pursuant to the terms and conditions of, this Agreement (including Section 9.10(b)(ii)); (B) the provisions of Section 8.2(b) and Section 8.3, including the availability of monetary damages are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to such injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.

(ii) Specific Performance in Respect of the Financing. Parent acknowledges and agrees that it has an obligation under this Agreement to cause the Equity Financing to be funded, including by exercising its rights under the Equity Commitment Letters, and the Company shall have the right to obtain an injunction, specific performance or other equitable relief to enforce such obligation of Parent (whether under this Agreement or the Equity Commitment Letters), the obligation of the Equity Financing Sources to fund the Equity Financing directly under the Equity Commitment Letters and the obligation of Parent to consummate the Merger, on the terms and subject to the conditions set forth in this Agreement and the Equity Commitment Letters.

(iii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.

9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.12 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Guarantees or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantees or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantees or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties acknowledges and irrevocably agrees (i) that any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, brought against the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing, or the performance of services thereunder, will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in the definitive financing agreement will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any representations and warranties of the Company set forth in this Agreement and the performance by the Company of its covenants in this Agreement, and the satisfaction of any conditions to the obligation of any Party to consummate the Merger as a result thereof; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the Laws of the State of Delaware.

9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTERS OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING OR AGAINST THE EQUITY FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.

9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

9.16 Non-recourse.

(a) In Respect of Parties. Each Party agrees, on behalf of itself and its Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (i) this Agreement, any of the Transaction Documents or the Merger (including the Equity Financing); (ii) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (iii) any breach or violation of this Agreement or any of the Transaction Documents; or (iv) any failure of the Merger to be consummated, in each case, may be made only (A) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents, and any of their respective successors and assigns in accordance with the terms hereof or thereof; and (B) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (i) through (iv), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (i) through (iv), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(e), Section 9.10(b) and this Section 9.16): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreements; (ii) against Guarantors in accordance with, and pursuant to the terms and conditions of, the Guarantee; (iii) against the parties to the Equity Commitment Letters in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letters; (iv) against any Person that is a party to, and solely pursuant to the terms and conditions of, the Voting Agreement; or (v) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement.

(b) In Respect of Debt Financing Sources. The Company (on behalf of itself and its Affiliates) (in each case except as provided pursuant to any the definitive documentation with respect to the Debt Financing) (i) to the extent permitted by applicable Law, waives any claims or rights against the Debt Financing Sources (A) in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, (B) in respect of any representations (written or oral) made or alleged to have been made in connection herewith or therewith or (C) otherwise relating to any dispute arising out of or relating in any way to the Debt Financing, whether at law, in equity, in contract, in tort or otherwise; and (ii) agrees not to bring any Legal Proceeding against any Debt Financing Source in connection with this Agreement, the Debt Financing and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise. In furtherance and not in limitation of the foregoing waivers and agreements, except as provided pursuant to any the definitive documentation with respect to the Debt Financing, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages to the Company in connection with this Agreement, the Debt Financing and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, nothing in this Section 9.16 shall in any way limit or modify the rights and obligations of Parent under this Agreement or the Equity Commitment Letters or any Debt Financing Source’s obligations to Parent and the Company in respect of the Debt Financing.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

AZURITE INTERMEDIATE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

AZURITE MERGER SUB, INC.

By:	/s/ Behdad Eghbali
Name: Behdad Eghbali
Title: President

ALTERYX, INC.

By:	/s/ Mark Anderson
Name: Mark Anderson
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Guarantors

1.	Clearlake Capital Partners VII, L.P.

2.	Clearlake Capital Partners VII (USTE), L.P.

3.	Clearlake Capital Partners VII (Offshore), L.P.

4.	Insight Partners XII, L.P.

5.	Insight Partners XII (Co-Investors), L.P.

6.	Insight Partners XII (Co-Investors) (B), L.P.

7.	Insight Partners (Cayman) XII, L.P.

8.	Insight Partners (Delaware) XII, L.P.

9.	Insight Partners (EU) XII, S.C.Sp.

ANNEX B

OPINION OF QATALYST PARTNERS LP

December 18, 2023

Board of Directors

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

Members of the Board:

We understand that Alteryx, Inc., a Delaware corporation (the “Company”), Azurite Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and Azurite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 18, 2023, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each share of (i) Class A common stock, par value $0.0001 per share, of the Company that is issued and outstanding as of immediately prior to the effective time of the Merger (such shares, “Company Class A Common Stock”) and (ii) Class B common stock, par value $0.0001 per share, of the Company that is issued and outstanding as of immediately prior to the effective time of the Merger (“Company Class B Common Stock,” together with Company Class A Common Stock, “Company Common Stock” or “Shares” and each, a “Share”), other than (a) each Share to be cancelled or converted in accordance with Section 2.7(a)(ii) of the Merger Agreement and (b) Dissenting Company Shares (as such term is defined in the Merger Agreement), shall be converted automatically into and shall thereafter represent the right to receive $48.25 in cash, without interest thereon (the “Per Share Price”), subject to any required Tax (as such term is defined in the Merger Agreement) withholding as provided in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft of the Merger Agreement dated December 18, 2023 (the “Draft Merger Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Class A Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Class A Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected

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acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and the Special Committee of the Board of Directors of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to the Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Merger Agreement will not differ materially from the final executed Merger Agreement, and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon delivery of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company, Parent, Clearlake Capital Group, L.P. (“Clearlake”) or Insight Venture Management, LLC (“Insight Partners”), pursuant to which compensation was received by Qatalyst Partners or its affiliates, except that Qatalyst Partners has provided financial advisory services to a majority-owned portfolio company of Insight Partners and received a financial advisory fee of $100,000 in connection with such services. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company, Parent, Clearlake, Insight Partners and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent, Clearlake, Insight Partners or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote

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Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we have neither been asked nor do we assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Price to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of (i) the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration, (ii) the allocation of the aggregate consideration to be paid to Holders between the holders of Class A Common Stock and the holders of Class B Common Stock or the relative fairness of the Per Share Price to the Holders or (iii) the voting rights associated with the Company Class B Common Stock or any governance or other rights of the holders thereof (and we have not taken any such rights into account in our analysis).

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Price to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

Qatalyst Partners LP

One Maritime Plaza | 24th Floor | San Francisco, CA 94111

Tel: 415.844.7700 | www.qatalyst.com | Fax: 415.391.3914

ANNEX C

FORM OF VOTING AGREEMENT

This voting agreement (this “Agreement”) is dated December 18, 2023, and is among Azurite Intermediate Holdings, Inc., a Delaware corporation (“Parent”), Alteryx, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

A. The Stockholders Own certain shares of Company Common Stock.

B. Parent, Azurite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C. In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be converted into the right to receive the Per Share Price, as provided in the Merger Agreement.

D. The Stockholders are entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

1.1 Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

1.2 “Expiration Time” means the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Company’s stockholders; and (d) with respect to any Stockholder, the termination of this Agreement by written agreement of each of Parent, the Company and such Stockholder.

1.3 A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4 “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and all Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) Owned by such Stockholder as of the date of this Agreement; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and all additional Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.

1.5 “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time.

1.6 A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; or (b) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates.

1.7 “Voting Period” means the period commencing on (and including) the date of this Agreement and ending at the Expiration Time.

Section 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger); provided, however, that a Stockholder may Transfer shares of Company Common Stock (a) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date of this Agreement or (b) in connection with the payment of the exercise price (including on a “net settlement” basis) or the payment or satisfaction of Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any Company Equity-Based Awards or other equity awards granted pursuant to the Company Equity Plans.

2.2 Permitted Transfers. Subject to Section 2.3, Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to any Affiliate of Stockholder; or (b) if such Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any Affiliate of such Stockholder or (iii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of Parent) in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

2.3 Restrictions on Conversion of Subject Securities. During the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit (or agree or commit to) the conversion of any Subject Share that is a share of Company Class B Common Stock into Company Class A Common Stock.

2.4 Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) or conversion of any Subject Shares, except as permitted by, and in accordance with, this Agreement.

Section 3. VOTING OF SHARES

3.1 Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):

(a) in favor of: (i) the adoption of the Merger Agreement; and (ii) any action in furtherance of the adoption of the Merger Agreement;

(b) against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against any proposal involving any Acquired Company that would reasonably be expected to have a Company Material Adverse Effect or materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

Each Stockholder shall not revoke or modify the proxy or other instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1, including, if the Company Board makes a Company Board Recommendation Change prior to such meeting, as may be necessary to cause the Subject Shares to be voted in accordance with the immediately following sentence. Notwithstanding anything to the contrary in this Agreement, if the Company Board makes a Company Board Recommendation Change in compliance with Section 5.4(d) of the Merger Agreement during the Voting Period, then, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, that occurs after such Company Board Recommendation Change and at which any of the matters described in this Section 3.1 are submitted to a vote of the Company’s stockholders, each Stockholder shall cause such Stockholder’s Subject Shares to be voted in the same proportion (for, against or abstain) as the votes that are collectively cast by all of the other holders of Company Common Stock who are present and voting at such meeting with respect to each such matter.

3.2 Other Voting Agreements. During the Voting Period, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.

3.3 Voting Trusts; Proxy; Non-Interference. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action that would in any way prevent, restrict, materially interfere with or materially impair the performance of such Stockholder’s obligations hereunder.

3.4 Other Proposals. For the avoidance of doubt, nothing in this Agreement shall require the Stockholders to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Company’s stockholders, (ii) imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders or (iii) extends the Termination Date. Except as expressly set forth in this Section 3, the Stockholders shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

3.5 Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants as follows:

4.1 Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its Affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Consent of any Person, except where the failure to obtain such Consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.

4.3 Title to Securities. As of the date of this Agreement: (a) such Stockholder Owns (free and clear of any Encumbrances, except where such Encumbrance would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Owned” on such Stockholder’s signature page of this Agreement; and (b) such Stockholder holds (free and clear of any Encumbrances, except where such Encumbrance would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the Company Equity-Based Awards set forth under the heading “Equity Awards Owned” on such Stockholder’s signature page of this Agreement.

Section 5. MISCELLANEOUS

5.1 Stockholder Information. Each Stockholder hereby agrees to permit Parent, Merger Sub and the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall cooperate with Parent, Merger Sub and the Company in collecting such information needed for them to publish and disclose such information. Nothing in this Agreement shall preclude the Stockholders from making such filings as are required by applicable Law in connection with the execution or performance of this

Agreement; provided, however, that any such filing shall be provided to Parent at least one Business Day prior to the filing and Parent shall be given the opportunity to review and comment on such filing (which comments shall be considered in good faith by the Stockholder making the filing).

5.2 Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Securities, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of any Acquired Company, or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of any Acquired Company. Parent shall not assert any claim that any action taken in any Person’s capacity as a director or officer of any Acquired Company violates any provision of this Agreement.

5.3 Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time; provided, however, that: (a) Section 5 shall survive the Expiration Time and shall remain in full force and effect; and (b) if the Effective Time does not occur, the occurrence of the Expiration Time shall not relieve a Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to the Expiration Time.

5.4 Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as Parent or the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

5.5 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, except that if any action at law or suit in equity relating to this Agreement or the enforcement of any provision of this Agreement is brought against a Stockholder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.6 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email, provided that the subject line of such email states that it is a notice delivered pursuant to this Agreement and the sender of such email does not receive a written notification of delivery failure. In each case, the intended recipient is set forth below:

if to a Stockholder:

at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to Parent or the Surviving Corporation to:

Azurite Intermediate Holdings, Inc.

c/o Clearlake Capital Group, L.P.

233 Wilshire Blvd., Suite 800

Santa Monica, CA 90401

Attn:  Behdad Eghbali

 Fred Ebrahemi

Email: [redacted]

 [redacted]

with a copy (which will not constitute notice) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attn:  Mehdi Khodadad

 Mark Castiglia

 Daniel Belke

Email:  mkhodadad@sidley.com

 mcastiglia@sidley.com

 dbelke@sidley.com

and

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:  Matthew J. Guercio

 Erin Kinney

Email:  mguercio@willkie.com

 ekinney@willkie.com

if to the Company (prior to the Effective Time) to:

Alteryx, Inc.

17200 Laguna Canyon Road

Irvine, CA 92618

Attn:  Christopher M. Lal

Email:  [redacted]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:  Raj S. Judge

 Martin W. Korman

 Douglas K. Schnell

 Remi P. Korenblit

 Jackie Hamilton

Email:  rjudge@wsgr.com

 mkorman@wsgr.com

 dschnell@wsgr.com

 rkorenblit@wsgr.com

 jhamilton@wsgr.com

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 5.6 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.6 through a notice given in accordance with this Section 5.6.

5.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

5.9 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.

5.10 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.11 Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy.

5.12 Non-Exclusivity. The rights and remedies of Parent, the Company and the Stockholder under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.13 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 5.13 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER, THE GUARANTEE, THE MERGER AGREEMENT, OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

5.14 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

5.15 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5.16 Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.

5.17 Termination. This Agreement shall terminate upon the earlier of the Expiration Time and, with respect to any Stockholder, the mutual written agreement of Parent, the Company and such Stockholder, without any further obligation or liability of the applicable parties under this Agreement; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.

5.18 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

5.19 No Recourse. The Stockholders and their respective Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Signature page follows.]

The parties have caused this Agreement to be duly executed as of the date first written above.

AZURITE INTERMEDIATE HOLDINGS, INC.

By:
Name:
Title:

ALTERYX, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:

Address:

Email:

Shares Owned:

Equity Awards Owned:

[Signature Page to Voting Agreement]

ALTERYX, INC.

17200 LAGUNA CANYON ROAD

IRVINE, CA 92618

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AYX2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29131-S83092	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALTERYX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated December 18, 2023, by and among Azurite Intermediate Holdings, Inc., Azurite Merger Sub, Inc. and Alteryx (the “merger agreement”).

	☐	☐	☐

2.

To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Alteryx to its named executive officers in connection with the merger contemplated by the merger agreement.

	☐	☐	☐

3.

To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.

	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy card, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The merger proxy is available at www.proxyvote.com.

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V29132-S83092

ALTERYX, INC.

Special Meeting of Stockholders

March 13, 2024, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Kevin Rubin and Christopher M. Lal, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock and Class B common stock of Alteryx, Inc. (“Alteryx”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on March 13, 2024, at 10:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/AYX2024SM (together with any adjournment, postponement or other delay thereof, of the “Special Meeting”).

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side